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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AmerisourceBergen Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AmerisourceBergen Corporation

Notice of 2018 Annual Meeting and Proxy Statement

AmerisourceBergen®

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	2:00 p.m., Eastern Time, on Thursday, March 1, 2018
PLACE:	Ritz-Carlton Golf Resort 2600 Tiburon Drive Naples, Florida 34109
ITEMS OF BUSINESS:	1.
To elect the ten director nominees named in the accompanying proxy statement (or, if necessary, any substitute nominees selected by the Board of Directors), each to serve until the 2019 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;
	2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018;
	3.	To conduct an advisory vote to approve the compensation of our named executive officers;
	4.	To approve an amendment and restatement of the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan;
	5.	To vote on the stockholder proposals set forth in the proxy statement, if properly presented at the 2018 Annual Meeting; and
	6.	To transact any other business properly coming before the meeting.
WHO MAY VOTE:	Stockholders of record on January 2, 2018.
DATE OF AVAILABILITY:	This notice and proxy statement, together with our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, are being made available to stockholders on or about January 19, 2018.

By order of the Board of Directors,

HYUNG J. BAK Senior Vice President, Group General Counsel and Secretary

Important Notice Regarding Availability of Proxy Materials for AmerisourceBergen's
Annual Meeting of Stockholders to be Held on March 1, 2018.

The proxy statement and Annual Report on Form 10-K are available at investor.amerisourcebergen.com.

January 19, 2018

Dear Stockholder:

We are pleased to invite you to attend our 2018 Annual Meeting of Stockholders on Thursday, March 1, 2018 at 2:00 p.m. Eastern Time. The meeting will be held at the Ritz-Carlton Golf Resort, 2600 Tiburon Drive, Naples, Florida. The Notice of the 2018 Annual Meeting of Stockholders and the proxy statement describe the items of business for the meeting. At the meeting we will also report on AmerisourceBergen's performance and operations during fiscal year 2017 and respond to stockholder questions.

Your vote is very important. Whether or not you plan to attend the 2018 Annual Meeting of Stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

At AmerisourceBergen, we believe that effective governance is critical to a successful long-term strategy. We remain committed to a strong and independent Board and constructive stockholder engagement. On behalf of the entire Board, we encourage you to read more about our robust governance structure in the enclosed proxy statement.

Thank you for your support.

Sincerely,

STEVEN H. COLLIS Chairman, President & Chief Executive Officer	JANE E. HENNEY, M.D. Lead Independent Director

JANUARY 19, 2018

AMERISOURCEBERGEN CORPORATION
1300 MORRIS DRIVE
CHESTERBROOK, PA 19087

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

HIGHLIGHTS OF OUR CORPORATE GOVERNANCE PRACTICES AND POLICIES

Our Board consistently seeks to implement leading practices and policies in corporate governance, with emphasis on maintaining the Board's independence to provide effective oversight of management and ensure accountability to our stockholders. Below, we highlight our key corporate governance practices and policies:

Board of Directors
Independence	The majority of our directors are independent (eight out of ten). Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board (see page 8).

Independence of Key Oversight Committees	All members of our Audit Committee, Compensation and Succession Planning Committee and Governance and Nominating Committee are independent and meet applicable SEC and NYSE standards (see page 22).

Lead Independent Director	Our corporate governance principles require the election of a Lead Independent Director whenever our Chief Executive Officer also serves as Chairman of the Board and clearly define the Lead Independent Director's authority and significant responsibilities in the governance of our Board (see page 20).

Diversity	Our directors have diverse business experiences, backgrounds and expertise in a wide range of fields, all of which are critical to understanding our businesses, competitive position and risks. Our Board has a long-standing receptiveness to gender and ethnic diversity and is especially proud of the representation on our Board of three leading women in the fields of business, medicine, and pharmaceuticals and a leading African-American businessman with extensive experience in corporate governance.

Overboarding Policy	Pursuant to our overboarding policy, if our Chief Executive Officer serves as a director, he or she may only serve on the board of one other public company. Non-employee directors should not serve on more than three other public company boards (see page 9).

Tenure Policy	Our policy for directors' tenure provides that a director will resign at the annual meeting of stockholders following his or her 75th birthday and a director will tender his or her resignation for consideration by the Governance and Nominating Committee when his or her employment or principal business association changes materially. A director who is an employee will resign when he or she retires or is no longer employed by us.

Succession Planning	We undertake succession planning and maintain an emergency succession plan for our Chief Executive Officer (see page 21).

Refreshment	Four of our nine non-employee directors have served on the Board for five years or less. Additionally, we encourage our Board to rotate its committee Chairs on a regular basis and each current committee Chair has served in such position for five years or less.

Annual Evaluation Process	Our Board has a comprehensive annual evaluation process for directors and each committee, which is led by the Chair of our Governance and Nominating Committee and the Board's Lead Independent Director. The Governance and Nominating Committee and the full Board also conduct an annual review and update of our corporate governance principles and committee charters (see page 24).

Risk Oversight	Our full Board and each of our Board committees actively engage in risk assessment and management for all aspects of our business, including our compensation policies and practices, with certain specific responsibilities for risk oversight also designated in the committee charters and our corporate governance principles. Our corporate officers and senior managers report on risk exposure at regular intervals to the appropriate committee or full Board.

Stockholder Communication and Engagement	Our corporate governance principles outline the procedures for stockholders to communicate and seek engagement with our Board (see page 25).
Executive Compensation
Alignment with Stockholders' Interests	We align executive compensation with AmerisourceBergen Corporation's performance through performance metrics. We also require executives to adhere to stock ownership guidelines and holding requirements that align their interests with those of our stockholders and encourage long-term growth (see page 32).

Clawback	We have the right to claw back the value of cash and equity awards held by current and former executives as a result of misconduct, including misconduct that leads to the restatement of our financial statements (see page 40).

Independent Compensation Consultant	The consultant to our Compensation and Succession Planning Committee provides no other services to AmerisourceBergen Corporation (see page 30).
Rights of Stockholders
Annual Election of Directors	All directors of our Board are elected annually.

Majority Vote Standard	Our bylaws and corporate governance principles establish majority voting standards for the election of directors and require each director nominee to tender an irrevocable resignation prior to each annual meeting in the event an incumbent director does not receive the required votes for re-election (see page 25).

Removal of Directors With or Without Cause	Our bylaws and our certificate of incorporation permit stockholders to remove directors with or without cause.

Right to Call Special Meetings	Stockholders with at least 25% of the outstanding shares of our common stock have the right to call special meetings.

Proxy Access	A stockholder, or a group of up to 20 stockholders, who have continuously owned at least 3% of our outstanding common stock for three years or more may nominate directors to fill up to the greater of two or 20% of the available board seats (see page 26).

Annual Say-on-Pay Vote	We have an annual say-on-pay vote (see page 58).

No Supermajority Requirement	Majority vote is required for stockholder action.

No Poison Pill	We do not have a "poison pill" stockholder rights agreement in place.

Corporate Citizenship
Philosophy	We are proud of our stated purpose of being united in our responsibility to create healthier futures. We are committed to fulfilling our purpose in part through a commitment to sustainability and social responsibility.

Environment	We started responding to the CDP's Climate Change Survey in 2016 with information on our largest business unit and expanded to enterprise-wide information in our 2017 response.

Sustainability	We have implemented practices that reduce energy use and waste, such as our deployment of a data management system to more efficiently allocate and track usage of resources.

Social Responsibility	We are committed to the communities in which we operate as evidenced by various efforts, including our philanthropic activities. In 2017, we announced a partnership with Walgreens and other leading health care organizations to provide safe medication disposal kiosks at approximately 1,500 Walgreens stores nationwide, with an emphasis on locations near military bases and other areas where the opioid epidemic has challenged communities.

Workplace Culture	AmerisourceBergen is committed to fostering an accepting and collaborative work environment. We received a perfect score on the 2018 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality.

For further details, please see the full discussion relating to our corporate governance policies and practices and our leadership structure in this proxy statement under the section titled "Corporate Governance."

ABOUT THE 2018 ANNUAL MEETING OF STOCKHOLDERS AND VOTING AT THE MEETING

Why am I being furnished this proxy statement?

The Board of Directors of AmerisourceBergen Corporation (the "Company," "AmerisourceBergen," "we" or "us") is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2018 Annual Meeting of Stockholders to be held on March 1, 2018, and at any adjournments thereof. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 accompanies this notice and proxy statement, but is not incorporated as a part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received a Notice of Internet Availability of Proxy Materials?

We are providing access to our proxy materials over the Internet. Accordingly, on or about January 19, 2018, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the 2018 Meeting of Stockholders, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of our common stock ("Common Stock") as of the close of business on January 2, 2018, which is the record date. You are entitled to one vote for each share of Common Stock that you own. As of January 2, 2018, we had 218,506,730 shares of Common Stock outstanding.

What shares can I vote?

You may vote all shares owned by you as of the close of business on January 2, 2018, the record date. These shares include:

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  Shares held directly in your name as the stockholder of record.

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  Shares of which you are the beneficial owner but not the stockholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank, including shares purchased through any 401(k) plan or our employee stock purchase plan.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

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  By Internet—We encourage you to vote and submit your proxy over the Internet at www.envisionreports.com/ABC.

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  By telephone—You may vote and submit your proxy by calling 1-800-652-VOTE (8683).

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  By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank, broker or other nominee, you may view materials at www.edocumentview.com/ABC and may vote by completing and signing the voting instruction form that the bank, broker or other nominee will provide to you, or by using telephone or Internet voting arrangements described on the voting instruction form or other materials that the bank, broker or other nominee will provide to you.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:

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  Changing your vote in the manner described below.

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  Notifying Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 in writing that you are revoking your proxy before it is voted at the meeting.

If you hold your shares through an account with a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

May I change my vote?

You may change your vote at any time before the polls close at the meeting. You may change your vote by:

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  Signing another proxy card with a later date and returning it to us prior to the meeting.

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  Voting again over the Internet or by telephone prior to 2:00 p.m., Eastern Time, on March 1, 2018.

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  Voting at the meeting if you are the stockholder of record.

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  Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

If you hold your shares through an account with a bank or broker, your ability to change your vote depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

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  For the election of the ten nominees for director named on page 8 of this proxy statement;

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  For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018;

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  For the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement;

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  For the approval of an amendment and restatement of the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan;

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  Against each of the stockholder proposals that is set forth in this proxy statement and properly presented at the 2018 Annual Meeting; and

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  In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares. We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, Computershare, at 1-800-522-6645.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of our independent registered public accounting firm (Item 2 on the Proxy Card) is considered a routine matter for which banks and brokers may vote without specific instructions from their customers.

May stockholders ask questions at the meeting?

Yes. Representatives of AmerisourceBergen will answer stockholders' questions of general interest at the end of the meeting. In order to be eligible to ask questions at the meeting, you must be able to establish that you are a stockholder either as of January 2, 2018 or as of the date of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of the shares of our Common Stock outstanding as of January 2, 2018 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed to elect a director and how are votes counted?

The affirmative vote of a majority of the votes cast will be required for the election of each director (Item 1 on the Proxy Card).

A majority of the votes cast means that the votes cast "for" a director exceed the number of votes cast "against" that director. Abstentions and broker non-votes are disregarded when determining if a majority of the votes have been cast in favor of a director.

How many votes are needed for each proposal to pass and how are the votes counted?

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will be required for:

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  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Item 2 on the Proxy Card);

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  The approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement (Item 3 on the Proxy Card);

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  The approval of an amendment and restatement of the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan (Item 4 on the Proxy Card);

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  The approval of each of the stockholder proposals set forth in this proxy statement, if properly presented at the 2018 Annual Meeting (Items 5, 6, 7, and 8 on the Proxy Card); and

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  Any other proposal that might properly come before the meeting.

Abstentions will be counted toward the tabulation of votes on Items 2 through 8, and will have the effect of negative votes. Under NYSE rules, Item 2 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 3, 4, 5, 6, 7, and 8 are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Items 3, 4, 5, 6, 7, and 8 unless the beneficial owners provide voting instructions. Broker non-votes will not be counted toward the tabulation of votes on Items 3, 4, 5, 6, 7, and 8.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is AmerisourceBergen aware of any other item of business that will be presented at the meeting?

We are not aware of any other business to be presented at the 2018 Annual Meeting of Stockholders. However, if any other matter should properly come before the 2018 Annual Meeting of Stockholders, the enclosed proxy confers discretionary authority with respect to such matter.

Will there be any further solicitation of proxies for the meeting?

Our directors, officers and employees may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We will pay Morrow a fee of $41,500, plus expenses, for providing such services. All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by AmerisourceBergen.

Will AmerisourceBergen reimburse any expenses of banks, brokers, nominees and fiduciaries?

Yes, we will reimburse the expenses of banks, brokers, nominees and fiduciaries that send notices, proxies and proxy materials to our stockholders for such service.

Will the directors be in attendance at the meeting?

We currently expect all of our directors to be in attendance at the 2018 Annual Meeting of Stockholders. It has been customary for our directors to attend our annual meetings. All of our directors attended the 2017 Annual Meeting of Stockholders.

ITEM 1—ELECTION OF DIRECTORS

How often are directors elected?

Directors are elected annually. Any nominee who is elected to serve as a director at our 2018 Annual Meeting of Stockholders will be elected to serve a term of one year. Similarly, any director who is appointed to fill a vacancy on the Board will serve until the next annual meeting of stockholders after his or her appointment and until his or her successor is elected and qualified.

What is the size of the Board of Directors?

The size of the Board of Directors is ten.

Who are this year's nominees?

Ornella Barra, Steven H. Collis, Douglas R. Conant, D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long and Henry W. McGee.

Which of this year's nominees are independent?

Mr. Conant, Mr. Durcan, Mr. Gochnauer, Mr. Greenberg, Dr. Henney, Ms. Hyle, Mr. Long and Mr. McGee are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and in our corporate governance principles).

Are there any family relationships among AmerisourceBergen's directors and executive officers?

No.

What is the term of office for which this year's nominees are to be elected?

The nominees are to be elected for a term of one year and are expected to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified.

What if a nominee is unwilling or unable to serve?

Each nominee for director has consented to his or her nomination and, so far as the Board of Directors and management are aware, intends to serve a full term as a director if elected. However, if any of the nominees should become unavailable or unable to stand for election prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.

Why does Walgreens Boots Alliance designate a nominee?

Pursuant to the Shareholders Agreement between AmerisourceBergen and Walgreens Boots Alliance, Inc. (as successor in interest to Walgreen Co. and Alliance Boots GmbH), Walgreens Boots Alliance has the right to designate a director to our Board once Walgreens Boots Alliance and certain of its subsidiaries collectively own five percent or more of our Common Stock. On May 1, 2014, Walgreens Boots Alliance notified us that they had acquired at least five percent of our Common Stock. Ms. Barra, Co-Chief Operating Officer of Walgreens Boots Alliance, has been designated by Walgreens Boots Alliance to serve on our Board. She was appointed to the Board on January 16, 2015 and is a current nominee for election as director. In addition, upon the acquisition in full by Walgreens Boots Alliance and its subsidiaries of 19,859,795 shares of AmerisourceBergen in the open market, Walgreens Boots Alliance will be entitled to designate a second director to the Board of Directors. For so long as Walgreens Boots Alliance has a right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, Walgreens Boots Alliance and its subsidiaries will be obligated to vote their shares in accordance with our Board on all matters submitted to a vote of our stockholders. Please refer to "Certain Transactions" on page 56 of this proxy statement and our Current Report on Form 8-K filed on March 20, 2013 for more detailed information regarding the Shareholders Agreement and related agreements and arrangements.

How does our Governance and Nominating Committee identify and evaluate director nominees?

Our Governance and Nominating Committee seeks director nominees who possess qualifications, experience, attributes and skills that will enable them to contribute meaningfully to the leadership of our Board and to effectively guide and supervise management in driving AmerisourceBergen's growth and financial and operational performance. Each director nominee should:

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  possess the highest personal and professional ethics, integrity and values;

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  be committed to representing the long-term interests of our stockholders; and

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  have an inquisitive and objective perspective, practical wisdom and mature judgment.

Each nominee should also have sufficient time to effectively carry out his or her duties as a director. Except for the Chief Executive Officer of AmerisourceBergen, who may serve on no more than one other public company board, director nominees may serve on no more than three other public company boards.

In addition, our Governance and Nominating Committee has identified the following expertise, experience, attributes and skills that are particularly relevant to AmerisourceBergen:

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  Corporate governance

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  Distribution and logistics

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  Executive leadership

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  Financial literacy

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  Global markets

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  Healthcare

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  Information Technology

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  Regulatory

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  Risk oversight

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  Sustainability and corporate citizenship

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  Talent management and executive compensation

We do not have a specific diversity policy, but we seek individuals with diverse backgrounds, skills and expertise to serve on our Board, including women and minorities. We believe that diversity is essential to encourage fresh perspectives, enrich the Board's deliberations and avoid the dominance of a particular individual or group over the Board's decisions. The Governance and Nominating Committee may consider and evaluate director nominees identified by our stockholders as described below in the Section titled "Stockholder Recommendations for Director Nominees."

Below are each nominee's biography and an assessment of the above-mentioned expertise, experience, attributes and skills that the nominee possesses.

Biographical information about our nominees

ORNELLA BARRA Age: 64 Director since January 2015 Member of our Finance Committee

Principal Occupation, Business Experience and Directorships

Ms. Barra has served on our Board since January 2015 and currently serves as Co-Chief Operating Officer of Walgreens Boots Alliance, Inc. Previously, she served as Executive Vice President of Walgreens Boots Alliance,  Inc. and President and Chief Executive of Global Wholesale and International Retail from February 2015 until June 2016. Ms. Barra served as Chief Executive, Wholesale and Brands of Alliance Boots GmbH from September 2013 until January 2015 and as Chief Executive of the Pharmaceutical Wholesale Division of Alliance Boots GmbH from January 2009 until September 2013. Prior to her role as Chief Executive of the Pharmaceutical Wholesale Division, Ms. Barra was the Wholesale and Commercial Affairs Director and a Board member of Alliance Boots plc. Prior to the merger of Alliance UniChem Plc and Boots Group plc, Ms. Barra was Executive Director of Alliance UniChem Plc, having been appointed to its Board in 1997 when Alliance Sante merged with UniChem Plc. Ms. Barra has been a member of Board of Directors of Assicurazioni Generali, one of the largest Italian insurance companies, since April 2013 and is an honorary Professor of the University of Nottingham's School of Pharmacy. Ms. Barra was a member of the Board of Directors of Alliance Boots GmbH between June 2007 and February 2015 and was Chairman of its Corporate Social Responsibility Committee from 2009 to 2014. She served as a member of the Board of International Federation of Pharmaceutical Wholesalers, Inc., and has been Chairman, since October 2014. Ms. Barra is a member of the Board of Efficient Consumer Response Europe.

Key Attributes, Expertise, Experience and Skills:

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Global Markets: Demonstrated expertise and understanding of global markets by leading and expanding international operations of multinational company.

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Healthcare and Distribution Expertise: Heads global wholesale and international retail operations for Walgreens Boots Alliance, Inc. Acquired extensive experience in pharmaceutical wholesale distribution and pharmaceutical retail industries through long career at Alliance Boots GmbH and predecessor companies, and trained as a pharmacist.

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Risk Oversight: Serves as Co-Chief Operating Officer of Walgreens Boots Alliance, Inc. and as a director of one of the largest insurance companies in Italy.

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Sustainability & Corporate Citizenship: Serves as Chair of the Walgreens Boots Alliance, Inc. Corporate Social Responsibility Committee and served as Chairman of the Corporate Social Responsibility Committee for Alliance Boots GmbH.

STEVEN H. COLLIS Age: 56 Chairman of the Board since March 2016 Director since May 2011 Chair of our Executive Committee

Principal Occupation, Business Experience and Directorships

Mr. Collis is the President and Chief Executive Officer of AmerisourceBergen Corporation and has served in this position since July 2011. He has been a member of our Board since 2011 and has served as our Board's Chairman since March 2016. From November 2010 to July 2011, Mr. Collis served as President and Chief Operating Officer of AmerisourceBergen Corporation. He served as Executive Vice President and President of AmerisourceBergen Drug Corporation from September 2009 to November 2010, as Executive Vice President and President of AmerisourceBergen Specialty Group from September 2007 to September 2009 and as Senior Vice President of AmerisourceBergen Corporation and President of AmerisourceBergen Specialty Group from August 2001 to September 2007. Mr. Collis has held a variety of other positions with AmerisourceBergen Corporation and its predecessors since 1994. Mr. Collis is a member of the Board of the International Federation of Pharmaceutical Wholesalers, Inc. and CEOs Against Cancer (PA Chapter), and is a member of the American Red Cross Board of Governors. He previously served as a Member of the Board of Thoratec Corporation from 2008 to 2015.

Key Attributes, Expertise, Experience and Skills:

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Healthcare and Distribution Expertise: Has held various senior executive leadership positions with AmerisourceBergen Corporation and has extensive business and operating experience in wholesale pharmaceutical distribution and in-depth knowledge of the healthcare distribution and services market.

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Global Markets: Leads multinational company that has significantly expanded international operations.

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Governance and Risk Oversight: Serves as Chairman, President and Chief Executive Officer and director of AmerisourceBergen and previously served as director of Thoratec Corporation.

DOUGLAS R. CONANT Age: 66 Director since January 2013 Member of our Compensation and Succession Planning Committee and our Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

Mr. Conant has served on our Board since January 2013. He is the Founder and Chief Executive Officer of Conant Leadership, a firm dedicated to improving the quality of leadership in the 21st century. Mr. Conant served as President and Chief Executive Officer and a member of the Board of Directors of Campbell Soup Company from January 2001 to July 2011. He served as Chairman of the Board of Directors of Avon Products, Inc. from April 2014 to March 2016. Mr. Conant served from 1992 to 2000 at Nabisco Foods Company in a series of senior leadership positions, including President of Nabisco Foods Company from 1995 to 2000. He is also Chairman of CECP, National Organization on Disability, a member of the Board of the Center for Higher Ambition Leadership and Partnership for Public Service. He also serves as trustee for Kellogg Executive Leadership and Hope College.

Key Attributes, Expertise, Experience and Skills:

■

Executive Leadership: Former Chief Executive Officer and director of Campbell Soup Company and held various senior leadership positions with Nabisco Foods Company.

■

Global Markets: Has in-depth knowledge of international markets and global distribution operations.

■

Governance and Risk Oversight: Former Chairman of the Board of Avon Products, Inc.

■

Talent Management: Brings in-depth knowledge of the development and advancement of leadership skills.

D. MARK DURCAN Age: 56 Director since September 2015 Member of our Audit Committee and our Finance Committee

Principal Occupation, Business Experience and Directorships

Mr. Durcan has served on our Board since September 2015. He served as Chief Executive Officer and Director of Micron Technology, Inc. from February 2012 until his retirement in May 2017. Mr. Durcan has served in a variety of roles at Micron Technology, Inc., including as President and Chief Operating Officer from June 2007 to February 2012, as Chief Operating Officer from February 2006 to June 2007, and as Chief Technology Officer from June 1997 to February 2006. Between 1984 and February 2006, Mr. Durcan held various other positions with Micron Technology, Inc. and its subsidiaries and served as an officer from 1996 through his retirement. Mr. Durcan served as a director of MWI Veterinary Supply, Inc. from March 2014 until its acquisition by AmerisourceBergen in February 2015. He served as a director at Freescale Semiconductor, Inc. from 2014 through 2015 and has served as a Director of St. Luke's Health System of Idaho since February 2017. Mr. Durcan has also served on the Semiconductor Industry Association Board and the Technology CEO Council.

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Brings substantial experience in the area of finance, executive leadership and strategic planning in his former roles as Chief Executive Officer and Chief Operating Officer of Micron Technology, Inc.

■

Global Markets: Contributes deep understanding of global markets and extensive experience in managing global manufacturing, procurement, supply chain and quality control for a multinational corporation and, as former member of the board of MWI Veterinary Supply, Inc., has important insights into wholesale distribution of animal health products.

■

Information Technology: Has unique and in-depth knowledge of technology and capability to drive technological innovation.

RICHARD W. GOCHNAUER Age: 68 Director since September 2008 Chair of our Finance Committee and member of our Executive Committee and Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

Mr. Gochnauer has served on our Board since September 2008. He served as Chief Executive Officer of United Stationers Inc. from December 2002 until his retirement in May 2011 and as Chief Operating Officer of United Stationers Inc. from July 2002 to December 2002. Mr. Gochnauer served as Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods Corporation from 1994 to 2002. He currently serves as a member of the Boards of UGI Corporation, Golden State Foods Corporation and Rush University Medical Center and previously served as a director of Fieldstone Communities, Inc. from 2000 to 2008 and United Stationers Inc. from July 2002 to May 2011. Mr. Gochnauer is also a member of the Boards of Opportunity International and the Center for Higher Ambition Leadership.

Key Attributes, Expertise, Experience and Skills:

■

Distribution and Logistics: Provides strategic direction and valuable perspective on measures to drive operating growth and compete effectively in the distribution business gained through his management of diverse distribution businesses.

■

Governance Experience: Serves as director of UGI Corporation and Golden State Foods Corporation and held senior executive leadership roles at United Stationers Inc. and Golden State Foods Corporation.

■

Risk Oversight: Extensive experience overseeing the management of risk on an enterprise-wide basis.

LON R. GREENBERG Age: 67 Director since May 2013 Chair of our Audit Committee and member of our Executive Committee and Finance Committee

Principal Occupation, Business Experience and Directorships

Mr. Greenberg has served on our Board since May 2013. He served as Chairman of UGI Corporation's Board of Directors from 1996 until January 2016 and as director of UGI Utilities, Inc. and AmeriGas Propane, both UGI Corporation subsidiaries. Mr. Greenberg served as Chief Executive Officer of UGI Corporation from 1995 until his retirement in April 2013. Mr. Greenberg served in various leadership positions throughout his tenure with UGI Corporation. He is a member of the Board of Ameriprise Financial, Inc. and is a member of the Board of Directors of the United Way of Greater Philadelphia and Southern New Jersey. Mr. Greenberg served as Chairman of the Board of Directors of Temple University Health System and is a member of the Board of Trustees of Temple University, the Board of Directors of Fox Chase Cancer Center and the Board of The Philadelphia Foundation. Mr. Greenberg previously served as a member of the Board of Aqua America,  Inc.

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Brings financial literacy and sophistication acquired through various executive, legal and corporate roles, as well as membership on other NYSE listed companies.

■

Global Markets: Has valuable business and executive management experience in distribution and global operations acquired as Chief Executive Officer of UGI Corporation.

■

Healthcare Expertise: Contributes experience and knowledge of the healthcare industry from his perspective as a director of healthcare organizations.

■

Governance and Regulatory Experience: Served as Chief Executive Officer and Chairman of the Board of UGI Corporation, as a director of subsidiaries of UGI Corporation, and as a director of Aqua America, Inc. Mr. Greenberg also currently serves as a director of Ameriprise Financial, Inc.

JANE E. HENNEY, M.D. Age: 70 Lead Independent Director since March 2016 Director since January 2002 Serves ex officio on each of the Board's committees

Principal Occupation, Business Experience and Directorships

Dr. Henney has served as our Board's Lead Independent Director since March 2016 and as a Director since January 2002. She has served as Home Secretary for the National Academy of Medicine since April 1, 2014. Dr. Henney was a Professor of Medicine at the College of Medicine at the University of Cincinnati from January 2008 until December 2012. She served as Senior Vice President and Provost for Health Affairs at the University of Cincinnati from July 2003 to January 2008 and was the Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001. Dr. Henney served as Vice President for Health Sciences at the University of New Mexico from 1994 to 1998. She currently serves as a director for CIGNA Corporation and The China Medical Board. Dr. Henney previously served as a director of AstraZeneca PLC from September 2001 to April 2011 and Cubist Pharmaceuticals, Inc. from March 2012 to January 2014. Dr. Henney is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Dr. Henney is a former member of the Board of The Commonwealth Fund and The Monnell Center for the Chemical Senses.

Key Attributes, Expertise, Experience and Skills:

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Governance and Risk Oversight: Serves as director of Cigna Corporation, was a former director of AstraZeneca PLC and Cubist Pharmaceuticals, Inc., and is a NACD Board Leadership Fellow.

■

Healthcare Expertise: Provides in-depth knowledge and industry-specific perspective acquired through her experience as a medical oncologist, prominent government and academic posts, and tenure as director of pharmaceutical and insurance companies.

■

Regulatory: As a former Commissioner of Food and Drugs for the United States Food and Drug Administration, Dr. Henney has extensive insight into federal regulatory matters.

KATHLEEN W. HYLE Age: 59 Director since May 2010 Member of our Audit Committee and Compensation and Succession Planning Committee

Principal Occupation, Business Experience and Directorships

Ms. Hyle has served on our Board since May 2010. She served as Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources from November 2008 until March 2012. Ms. Hyle served as Chief Financial Officer for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC from June 2007 to November 2008. Prior to joining Constellation Energy in 2003, Ms. Hyle served as the Chief Financial Officer of ANC Rental Corp., Vice President and Treasurer of Auto-Nation, Inc., and Vice President and Treasurer of Black & Decker Corporation. She is a member of the Board of Bunge Limited and of the Board of Trustees of Center Stage in Baltimore, MD. Ms. Hyle is a Partner in WKW LLC, a limited liability company and is a former member of the Board of Sponsors for the Loyola University Maryland Sellinger School of Business and Management.

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Provides critical insight into, among other things, financial statements, accounting principles and practices, internal control over financial reporting and risk management processes.

■

Governance and Risk Oversight: Current director of Bunge Limited and former director of The ADT Corporation.

■

Risk Management: Held senior management positions at Constellation Energy, ANC Rental Corp., and Black & Decker Corporation and brings extensive experience in management, operations and regulatory compliance.

MICHAEL J. LONG Age: 59 Director since May 2006 Chair of our Compensation and Succession Planning Committee and member of our Audit Committee and Executive Committee

Principal Occupation, Business Experience and Directorships

Mr. Long has served on our Board since May 2006. He has served as the Chief Executive Officer of Arrow Electronics, Inc. since May 2009 and as Chairman of the Board since 2010. Previously, he served as President and Chief Operating Officer of Arrow Electronics, Inc. from February 2008 until May 2009 and as a Senior Vice President of Arrow Electronics, Inc. from January 2006 to February 2008. He is a member of the Board of Trustees of the Denver Zoo.

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Brings relevant experience in the areas of finance, operations, management, leadership, strategic planning, executive compensation and global competition drawn from his current and prior leadership positions at Arrow Electronics, Inc.

■

Global Markets and Distribution Expertise: Contributes critical insight into international markets and has an in-depth knowledge of business and strategic opportunities for wholesale distribution.

■

Governance and Risk Oversight: Serves as Chairman, President and Chief Executive Officer of Arrow Electronics, Inc.

■

Information Technology: Familiarity with technology solutions and IT services through experience in electronic components industry.

HENRY W. MCGEE Age: 64 Director since November 2004 Chair of our Governance and Nominating Committee and member of our Compensation and Succession Planning Committee and Executive Committee

Principal Occupation, Business Experience and Directorships

Mr. McGee has served on our Board since November 2004. He is a Senior Lecturer at Harvard Business School, a position he has held since July 2013. From April 2013 to August 2013, Mr. McGee served as a Consultant at HBO Home Entertainment. Previously, Mr. McGee served as President of HBO Home Entertainment from 1995 until his retirement in March 2013. He served as Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO. Mr. McGee is the former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. He has served on the Boards of the Sundance Institute, the Public Theater, Save the Children and the Time Warner Foundation and is currently a member of the Board of Tegna Inc., the Pew Research Center and the Black Filmmaker Foundation. Mr. McGee was recognized by Savoy Magazine in 2016 and 2017 as a member of the Power 300 list of the Most Influential Black Corporate Directors.

Key Attributes, Expertise, Experience and Skills:

■

Global Markets and Distribution Expertise: Contributes significant operational, marketing and wholesale distribution expertise and knowledge of international markets acquired in senior management and leadership roles during his long career with HBO.

■

Information Technology: Has a deep understanding of the uses of technology and application to marketing and media.

■

Governance and Risk Oversight: Current director of Tegna Inc. and Pew Research Center. Teaches courses on leadership and corporate accountability. Served as President of HBO Home Entertainment and in other leadership positions within HBO.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the ten nominees named in this proxy statement to the Board of Directors.

ADDITIONAL INFORMATION ABOUT THE DIRECTORS, THE BOARD
AND THE BOARD COMMITTEES

Identified below are the members of the current Board committees, the number of meetings that each committee held in fiscal year 2017 and the responsibilities of each committee:

Name	Board	Executive	Audit	Compensation and Succession Planning	Finance	Governance and Nominating
Ornella Barra					X

Steven H. Collis	CHAIR	CHAIR

Douglas R. Conant				X		X

D. Mark Durcan			X		X

Richard W. Gochnauer		X			CHAIR	X

Lon R. Greenberg		X	CHAIR		X

Jane E. Henney, M.D.(1)		X

Kathleen W. Hyle			X	X

Michael J. Long		X	X	CHAIR

Henry W. McGee		X		X		CHAIR

Number of Meetings in Fiscal Year 2017	8	0	9	4	7	4

(1)
Dr. Henney, as our Lead Independent Director, serves ex officio on each of the Board's committees.

Summary of Duties and Responsibilities of the Board Committees

Audit Committee

  ■
  Appoints, and has authority to terminate, our independent registered public accounting firm.

  ■
  Pre-approves all audits and permitted non-audit services provided by the Company's independent registered public accounting firm, including the scope of the audit and audit procedures.

  ■
  Reviews and discusses the independence of our independent registered public accounting firm.

  ■
  Reviews and discusses with management and our independent registered public accounting firm the Company's audited financial statements and interim quarterly financial statements as well as management's discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the Securities and Exchange Commission (SEC).

  ■
  Prepares the audit committee report as required by SEC rules.

  ■
  Discusses with management and/or our independent registered public accounting firm significant financial reporting issues and accounting issues and the adequacy of our internal control over financial reporting.

  ■
  Inquires of management (including the internal audit function) and our independent registered public accounting firm about significant risks or exposures (whether financial, operational, or otherwise) and assesses the steps management has taken to control such risks or exposures, including policies implemented for such purposes.

  ■
  Reviews the internal audit function, internal audit plans, internal audit reports, and management's response to such reports.

  ■
  Reviews the appointment, performance, and replacement of our chief audit executive.

  ■
  Oversees the development and implementation by management of an enterprise risk management program, including the development of a cybersecurity strategy.

  ■
  Reviews and approves all related persons transactions in accordance with our Related Persons Transactions Policy.

  ■
  Oversees compliance with our Code of Ethics and Business Conduct.

Compensation and Succession Planning Committee

  ■
  Reviews and approves our executive compensation strategy and the individual elements of total compensation for the President and Chief Executive Officer and executive management.

  ■
  Evaluates performance of management annually.

  ■
  Ensures that our executive compensation strategy supports stockholder interests.

  ■
  Reviews and discusses with management the Compensation Discussion and Analysis and other disclosures about executive compensation that are required to be included in our proxy statement and Annual Report on Form 10-K.

  ■
  Prepares a compensation committee report as required by SEC rules.

  ■
  Administers and makes awards under our incentive compensation plans, including equity incentive plans.

  ■
  Has sole authority for retaining and terminating any consulting firm used to assist the Committee in its evaluation of the compensation of the President and Chief Executive Officer or any other executive officer and for evaluating the independence of such consulting firm.

  ■
  Monitors the activities of our internal Benefits Committee, including the Benefits Committee's oversight of the administration and investment performance of our pension and retirement plans.

  ■
  Oversees the administration of our health and welfare plans.

  ■
  Reviews with management and makes recommendations relating to succession planning and talent development and reviews and monitors the Company's diversity and inclusion practices.

Executive Committee

  ■
  Exercises the authority of the Board of Directors between regularly scheduled meetings of our Board on matters that cannot be delayed, except as limited by Delaware law and our bylaws.

Finance Committee

  ■
  Provides oversight of our capital structure and other issues of financial significance to AmerisourceBergen.

  ■
  Reviews the asset and liability structure of the Company and considers its funding and capital needs.

  ■
  Reviews proposed financing plans, credit facilities, and other financing transactions.

  ■
  Reviews our dividend policy.

  ■
  Reviews and proposes issuance or sale of our stock, stock repurchases, redemptions and splits.

  ■
  Reviews financial strategies developed by management to meet changing economic and market conditions.

  ■
  Reviews proposed major capital expenditures or commitments.

  ■
  Reviews proposed material acquisitions, divestitures, joint ventures, and other transactions involving AmerisourceBergen and periodically reviews performance and progress of completed acquisitions and capital spending projects.

Governance and Nominating Committee

  ■
  Reviews and makes recommendations to the Board about corporate governance and the Company's corporate governance principles.

  ■
  Identifies and discusses with management the risks, if any, relating to the Company's corporate governance structure and practices.

  ■
  Recommends selection and qualification criteria for directors and committee members.

  ■
  Identifies and recommends qualified candidates to serve as directors of AmerisourceBergen.

  ■
  Considers nominees for directors recommended by stockholders.

  ■
  Reviews and makes recommendations relating to succession planning for our Board and Board committee leadership positions and prepares for Board vacancies.

  ■
  Oversees orientation of directors and continuing education of directors in areas related to the work of our Board and the directors' committee assignments.

  ■
  Makes recommendations regarding the size and composition of our Board and the composition and responsibilities of Board committees.

  ■
  Oversees the evaluation of our Board and the Board committees and reviews the standing committee assignments.

  ■
  Reviews and makes recommendations to our Board regarding director compensation.

  ■
  Has sole authority for retaining and terminating any consulting firm used to assist in the evaluation of the compensation of directors and for evaluating the independence of such consulting firm.

  ■
  Monitors the Company's corporate citizenship function, including its sustainability and corporate responsibility practices and its support of charitable, educational and business organizations.

Did each director attend at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2017 and (ii) the total number of meetings held by each committee of the Board on which such person served during fiscal 2017?

Yes, except for Ms. Barra, who attended 67% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which she served.

Do the independent directors meet regularly?

The independent directors meet prior to the commencement of each of the regularly scheduled Committee meetings. Additionally, the independent directors, together with our one additional non-management director, meet following each regularly scheduled meeting of the full Board of Directors. The Lead Independent Director presides at such meetings and, if the Lead Independent Director is not present, the committee Chairs preside on a rotating basis.

How do interested parties make their concerns known to the non-management directors?

Interested parties who wish to make any concerns known to the non-management directors may submit communications at any time in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. AmerisourceBergen's Secretary will determine, in his good faith judgment, which communications will be relayed to the Lead Independent Director and other non-management directors.

How are directors compensated?

The following table summarizes the total compensation earned by directors who were not employees of AmerisourceBergen during fiscal year 2017. Ms. Barra waived her right to receive compensation as a non-employee director. Directors who are employees of AmerisourceBergen receive no compensation for their service as directors or as members of Board committees.

Non-Employee Director Compensation at 2017 Fiscal Year End

Name	Retainer/ Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Ornella Barra(5)	—	—	—	—	—

Douglas R. Conant	$100,000	$125,038	—	$6,763	$231,801

D. Mark Durcan	$100,000	$125,038	—	—	$225,038

Richard W. Gochnauer	$110,000	$125,038	—	—	$235,038

Lon R. Greenberg	$110,000	$125,038	—	$6,763	$241,801

Jane E. Henney, M.D.	$130,000	$149,954	—	$6,763	$286,717

Kathleen W. Hyle	$110,000	$125,038	—	$6,763	$241,801

Michael J. Long	$115,072	$125,038	—	$6,763	$246,873

Henry W. McGee	$105,000	$125,038	—	$17,933	$247,971

(1)
These amounts include amounts earned for service as Committee Chairs and amounts deferred into our deferred compensation plan. In fiscal year 2017, Mr. Long received 1,395 shares of Common Stock, in lieu of the retainer.

(2)
As of September 30, 2017, each of the non-employee directors held the following shares of outstanding restricted stock units: Ms. Barra—0; Mr. Conant—3,983; Mr. Durcan—2,777; Mr. Gochnauer—5,801; Mr. Greenberg—3,983; Dr. Henney—4,537; Ms. Hyle—3,983; Mr. Long—3,983; and Mr. McGee—5,801.

  The amounts reported represent the grant date fair value for equity awards shown in accordance with Accounting Standards Codification 718, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the directors in fiscal year 2017. See Note 10 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for assumptions used to estimate the fair values of restricted stock units granted during fiscal 2017.

(3)
No stock options were granted to directors in fiscal year 2017. As of September 30, 2017, each of the non-employee directors held outstanding stock options as follows: Ms. Barra—0; Mr. Conant—0; Mr. Durcan—0; Mr. Gochnauer—52,541; Mr. Greenberg—0; Dr. Henney—3,528; Ms. Hyle—19,932; Mr. Long—0; and Mr. McGee—10,585.

(4)
These amounts represent the dividends accrued and paid on restricted stock and restricted stock units that vested in fiscal year 2017. In addition, the amount shown for Mr. McGee also includes the value of prescription drug benefits provided to Mr. McGee and his spouse during fiscal year 2017.

(5)
Ms. Barra waived her right to receive compensation as a non-employee director. Consequently, our Board has waived the stock ownership requirements for Ms. Barra.

Director Fees.    Our director compensation program provides for an annual cash retainer plus an annual equity award of restricted stock units. Consistent with our overall compensation philosophy, the compensation program for non-employee directors provides total direct compensation (cash retainer and equity award) in the 50th percentile of our peer group. (See page 34 for a description of our peer group.)

Compensation Element	2018 Compensation Program
Annual Retainer	$100,000 Non-Employee Director $125,000 Lead Independent Director

Annual Equity Award	$125,000 Non-Employee Director $150,000 Lead Independent Director

Chair Fee	$20,000 Audit Committee $15,000 Compensation and Succession Planning Committee $10,000 Finance Committee $10,000 Governance and Nominating Committee

Annual Retainers.    A director may elect to have the annual retainer paid in cash, Common Stock or restricted stock units or credited to a deferred compensation account. Payment of annual retainers in cash will be made in equal quarterly installments in advance.

Annual Equity Awards.    On March 2, 2017, each of the non-employee directors (other than Ms. Barra, who waived compensation) received an annual grant of restricted stock units. The vesting period for these awards is three years from the date of grant, subject to continued service on the Board or following retirement by a director (i) aged 62 with five years of continuous service on the Board or (ii) who, after reaching age 55, has an age plus years of continuous employment with the Company that equals at least 70. These grants were made under the AmerisourceBergen Corporation Omnibus Incentive Plan (the "Omnibus Incentive Plan"). A director may defer settlement of shares payable with respect to restricted stock units as described below.

Deferral and Other Arrangements.    Directors have the option to defer all or any part of the annual retainer and to credit the deferred amount to an account under the AmerisourceBergen Corporation Deferred Compensation Plan. Payment of deferred amounts will be made or begin on the first day of the month after the non-employee director ceases to serve as a director. A director may elect to receive the deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the Deferred Compensation Plan. Directors also have the option to forgo 50% or more of their annual cash retainers and receive either Common Stock or restricted stock units covering shares having a fair market value on the quarterly grant date equal to the amount of the foregone compensation. In addition, directors may defer settlement of any shares payable with respect to any restricted stock units (and any dividend equivalents) received either in lieu of the annual retainer or as the annual equity award to a later date. We also provide our directors with a prescription drug benefit and reimburse them for the cost of education programs, transportation, food and lodging in connection with their service as directors.

Stock Ownership Guidelines.    We require our non-employee directors to own shares of our Common Stock to align their interests with those of the stockholders and to provide an incentive to foster our long-term success. From and after the fifth year following their Board election, non-employee directors must own stock equal in value to at least five times the annual cash retainer. We may take unusual market conditions into consideration when assessing compliance.

CODES OF ETHICS

Has AmerisourceBergen adopted a code of ethics and business conduct that applies to directors, officers and employees?

The Board of Directors adopted our Code of Ethics and Business Conduct in May 2004. We review and revise the Code of Ethics and Business Conduct from time to time, most recently in March 2017. It applies to directors and employees, including officers, and is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual.

Any waivers of the application of the Code of Ethics and Business Conduct to directors or executive officers must be approved by either the Board of Directors or the Audit Committee. We will disclose any such waiver or amendment of the Code of Ethics and Business Conduct promptly on our website at investor.amerisourcebergen.com.

Has AmerisourceBergen adopted a code of ethics for the principal executive officer and principal financial and accounting officers of AmerisourceBergen as required by SEC regulations?

We have adopted our Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC's Regulation S-K. It applies to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President and Corporate Controller. Any waiver or amendment of the Code of Ethics for Designated Senior Officers will be disclosed promptly on our website at investor.amerisourcebergen.com.

Where can stockholders obtain copies of the codes of ethics?

Our Code of Ethics and Business Conduct and our Code of Ethics for Designated Senior Officers are posted on our website at investor.amerisourcebergen.com.

CORPORATE GOVERNANCE

What is our leadership structure?

In March 2016, the Board determined that naming Steven H. Collis as Chairman of the Board and naming Dr. Jane E. Henney as Lead Independent Director is the governance structure best suited to enable our Board and management to carry out their responsibilities to our stockholders and promote the growth of AmerisourceBergen.

Accordingly, our employees conduct our business under the direction of our Chairman, President and Chief Executive Officer and with the independent oversight of our Board. To enhance its oversight function, our Board is composed of directors who are not employed by us, with the exception of Mr. Collis.

Our Board provides guidance and critical review of our governance, strategic initiatives, talent management and risk management processes. Our Board ensures that we have an effective management team in place to run our business and serves to protect and advance the long-term interests of our stockholders. The role of our senior executives is to develop and implement a strategic business plan for AmerisourceBergen and to grow our business.

Why have we named Mr. Collis as Chairman and Dr. Henney as Lead Independent Director?

We believe that our leadership structure is in the best interests of AmerisourceBergen and its stockholders and that it fosters innovative, responsive and strong leadership for the Company as a whole. Our Board determined that the election of an executive Chairman must be accompanied by the election of a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. We believe the structure promotes, through the clearly articulated roles and responsibilities of the Lead Independent Director and Board committees, the objective and effective oversight of management.

Serving as both Chairman and Chief Executive Officer enables Mr. Collis to effectively and efficiently execute our strategic initiatives, and to respond to challenges and changes in both U.S. and international markets. In addition to her extensive knowledge of the healthcare industry and regulatory environment, Dr. Henney has a thorough understanding of the Board's oversight role and leading corporate governance practices. As Lead Independent Director, Dr. Henney provides assertive, independent leadership in the boardroom.

What are the responsibilities of the Chairman and the Lead Independent Director?

The Chairman's primary responsibility is to set the agenda for the Board and to facilitate communications among our directors and between the Board and senior management. As Chairman, President and Chief Executive Officer, Mr. Collis ensures that the Board's agenda and discussions address strategic planning as well as key business issues and risks that he encounters in daily operations.

Our governance structure establishes a dynamic leadership role for the Lead Independent Director, which, together with independent Committee leadership, provides a meaningful counterbalance to the executive Chairman and maintains independent and effective oversight of management.

Key aspects of this structure include: if the Chairman is not an independent member of the Board, a majority of the independent directors shall elect a Lead Independent Director annually, subject to his or her continuing reelection and status as an independent director; the Lead Independent Director has clearly articulated and extensive authority and responsibilities in the Board's governance and functions; our Audit Committee, the Compensation and Succession Planning Committee and the Governance and Nominating Committee are each chaired by and comprised solely of independent directors; and our non-employee directors are encouraged to, and often do, have direct contact with our senior managers outside the presence of our executive officers.

The Lead Independent Director's authority is as follows:

  ■
  presides at all meetings of the Board at which the Chairman is not present;

  ■
  calls, sets the agenda for and chairs executive sessions of the non-employee directors;

  ■
  has authority to call a Board meeting and/or a meeting of non-employee directors;

  ■
  approves Board meeting agendas and schedules to ensure that there is sufficient time for discussion of all agenda items;

  ■
  meets one-on-one with the Chairman after each regularly scheduled Board meeting;

  ■
  serves as a liaison between the Chairman and the non-employee directors;

  ■
  serves on the Executive Committee;

  ■
  advises the Chairs of the Board committees and assists them in the management of their workloads;

  ■
  with the Chair of the Compensation and Succession Planning Committee, takes a leading role in succession planning for the Chief Executive Officer;

  ■
  supports the Chair of the Governance and Nominating Committee in overseeing the annual self-assessment process for the Board and each committee, interviewing and recommending candidates for the Board, and recommending Board committee assignments;

  ■
  is available for communication and consultation with major stockholders upon request on appropriate topics; and

  ■
  performs such other functions and responsibilities as set forth in our corporate governance principles or as requested by the Board or the non-executive directors from time to time.

Our Board conducts annual evaluations, under the oversight of our Governance and Nominating Committee. The Compensation and Succession Planning Committee, in accordance with its charter and under the oversight of the Lead Independent Director, will annually review the performance of, and succession plan for, the Chief Executive Officer. These processes provide our Board with opportunities to examine and reassess the effectiveness of our leadership structure, including the performance of our Chairman and Lead Independent Director.

Has AmerisourceBergen adopted corporate governance principles for the Board of Directors?

Our Board has adopted our corporate governance principles. Together with the charters of the Board committees, they provide the framework for the governance of AmerisourceBergen. Our corporate governance principles clearly delineate the authority and roles of the Chairman of the Board and the Lead Independent Director in the leadership of the Board, mandate the independence of the committee Chairs and all the members of our audit, compensation and governance committees, and affirm non-employee directors' access to managers and associates outside the presence of our executives. The corporate governance principles address a variety of governance issues in addition to the leadership structure, including those discussed under the headings "Election of Directors," "Additional Information about the Directors, the Board and the Board Committees," "Codes of Ethics" and "Stockholder Engagement." The Board reviews and updates the corporate governance principles and the committee charters from time to time to reflect leading corporate governance practices.

What are the standing Committees of the Board?

There are five standing committees of the Board: the Audit Committee, the Compensation and Succession Planning Committee, the Executive Committee, the Finance Committee and the Governance and Nominating Committee. The Board committees, with the exception of the Executive Committee and the Finance Committee, are required to be composed entirely of independent directors. Our Executive Committee, which is composed of our Chairman of the Board, the Lead Independent Director and the Chairs of the other standing committees, has the authority to act between regularly scheduled meetings of the Board, subject to applicable law. The

Chairman of the Board serves as the Chair of the Executive Committee. The Board believes that changing committee assignments from time to time strengthens our corporate governance practices and enhances each committee's objective review of management.

Where can stockholders find our corporate governance documents?

Our corporate governance principles and the charters of the Audit Committee, the Compensation and Succession Planning Committee, the Finance Committee and the Governance and Nominating Committee have been posted on our website at investor.amerisourcebergen.com.

Has the Board determined which of the directors are independent?

The Board has determined that, except for Ms. Barra and Mr. Collis, all of the directors are independent. Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board. If the ten director nominees are elected at the 2018 Annual Meeting of Stockholders, eight out of ten directors then serving will be independent.

The Board has adopted guidelines in our corporate governance principles to assist it in making independence determinations, which meet or exceed the independence requirements set forth in the NYSE listing standards. These guidelines are contained in Section 5 of our corporate governance principles. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with AmerisourceBergen.

With the assistance of legal counsel, our Board reviewed the applicable legal standards for director and Board committee member independence. In undertaking its review, the Board considered that some of our directors serve on the board of directors or as executive officers of companies for which we perform (or may seek to perform) drug distribution and other services in the ordinary course of business. As a result of this review, the Board has determined that each of the following directors is independent: Douglas R. Conant, D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long and Henry W. McGee.

Our Board has also determined that each of the members of our Audit Committee, Compensation and Succession Planning Committee and Governance and Nominating Committee are independent, in accordance with the independence requirements set forth in their charters and, as applicable, SEC rules and NYSE listing standards. None of the members of these committees receives any consulting or advisory fee from us other than compensation as non-employee directors.

How does the Board oversee our risk management process?

The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

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  The Board considers specific risk topics throughout the year, including risks associated with our business plan, operational efficiency, strategic objectives, government regulation, investment opportunities, physical facilities, information technology (including cybersecurity) and capital structure, among many others. Each fiscal quarter, our Chief Financial Officer reports to the Board on AmerisourceBergen's financial performance and explains how actual performance compares to our business plan. Our corporate officers and the leaders of our principal business units report regularly to the Board about the risks and exposures related to their areas of responsibility. The Board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business. The Board also oversees our compliance policies and practices, including our sophisticated diversion control program through which the Company provides daily reports directly to the Drug Enforcement Administration about the quantity, type, and receiving pharmacy of every order of controlled substances we distribute.

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  Each Board committee reports to the Board at every regular Board meeting on the topics discussed and actions taken at the most recent committee meeting. The Board discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

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  Our Audit Committee has primary responsibility for monitoring our internal audit, corporate, financial and regulatory risk assessment and risk management processes and overseeing our system of internal controls and financial reporting. The Audit Committee discusses specific risk areas throughout the year, including those that may arise in various business units and the measures taken by management to monitor and limit risk. In addition, the Audit Committee oversees the development and implementation of our enterprise risk management program.

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  The Audit Committee receives regular reports throughout the year on matters related to risk management. At each regularly scheduled meeting, the Audit Committee receives reports from our (i) external auditor on the status of audit activities and findings; and (ii) chief audit executive (who reports directly to the Audit Committee) on the status of the internal audit plan, audit results and any corrective action taken in response to audit findings. The Audit Committee also periodically reviews cybersecurity issues and the Company's business continuity and disaster recovery plans.

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  The Board's other committees oversee risks associated with their respective areas of responsibility. For example, the Governance and Nominating Committee oversees our corporate governance practices generally, giving particular consideration to our role as a distributor in the pharmaceutical supply chain. Additionally, the Compensation and Succession Planning Committee assesses risks associated with our compensation policies and programs for executives as well as employees generally. Our Finance Committee discusses risks relating to our capital structure, financing activities, dividend and tax policy and share repurchase activities.

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  We have a Chief Compliance Officer who oversees our corporate compliance program, including training on and monitoring compliance with our Code of Ethics and Business Conduct and the Company's reporting, investigation and corrective action program. We also have an internal Compliance Committee composed of senior executives, including our Chief Compliance Officer and Chief Compliance Counsel, which supports the Chief Compliance Officer in fulfilling his responsibilities and driving corporate adherence to our compliance program, Code of Ethics and Business Conduct and related policies and procedures. Our Chief Compliance Officer and Chief Compliance Counsel provide reports to the Audit Committee and the full Board throughout the year on corporate compliance matters, the status of our compliance programs (including our diversion control program described above), calls to our hotline and any other material developments.

Has management conducted a risk assessment of AmerisourceBergen's employee compensation policies and practices?

We have conducted an internal risk assessment of our employee compensation policies and practices, including those relating to our executives. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on AmerisourceBergen. We have reviewed our risk analysis with the Compensation and Succession Planning Committee. The risk assessment process included, among other things, a review of all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that support corporate goals. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the Company. No such plans or practices were identified. Moreover, various factors mitigate the risk profile of our compensation programs, including, among others:

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  Performance targets under our cash incentive programs are tied to a number of different financial metrics so employees will not place undue emphasis on any particular metric at the expense of other aspects of our business;

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  Maximum caps on payouts have been established for our annual cash incentive programs, including under our cash bonus plan used for senior management;

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  Equity awards under our performance plan for senior executives have maximum caps and are forfeited entirely if the threshold performance metrics are not achieved;

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  For fiscal year 2018, the performance plan ties 50% of a senior executive's annual equity award to financial performance metrics achieved over a three-year period to ensure that our senior executives are accountable for long-term measures of success;

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  The remaining 50% of a senior executive's annual equity award (in stock options and restricted stock units) vests over a number of years to encourage senior executives to focus on long-term growth and creating value for stockholders;

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  Stock ownership requirements align the interests of our senior management with those of our stockholders;

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  We have effective management processes for developing annual business plans and a strong system of internal financial controls; and

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  A broad-based group of functions, including human resources, finance and legal, oversees aspects of our cash and equity incentive programs.

What orientation and educational opportunities does AmerisourceBergen provide for our directors?

We provide our directors with comprehensive orientation and continuing education, which is overseen by the Governance and Nominating Committee. Director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, compliance programs and other controls, policies, principal officers and internal auditors, and our independent registered public accounting firm. The orientation also addresses Board procedures, our corporate governance principles and our Board committee charters. We offer continuing education programs and provide opportunities to attend commercial director education seminars to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors' committee assignments. For example, some of our directors have completed executive education programs for directors as part of their continuing education. We provide our directors with full membership to the National Association of Corporate Directors to provide a forum for them to maintain their insight into leading governance practices and exchange ideas with peers. Dr. Henney in 2011 and 2012 and Ms. Hyle in 2015 were named to the "NACD Directorship 100," an annual honor sponsored by the National Association of Corporate Directors to recognize influential directors and others who impact corporate governance.

How is the Board's performance evaluated?

We have a comprehensive annual evaluation policy and process in place for the Board and each of its committees, which is led by the Chair of our Governance and Nominating Committee and by our Lead Independent Director. As required by our corporate governance principles, the evaluation occurs annually in advance of the Board's November meeting. Either the Chair of our Governance and Nominating Committee, the Lead Independent Director, or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and the Committees on which he or she serves, as well as director performance and Board dynamics. In 2017, the interview process was led by the Lead Independent Director. In advance of the interview, each member of a committee receives a questionnaire soliciting feedback regarding the committee's performance. During the interview, each member is asked to provide an assessment of the Board's and the relevant committee's performance. We also solicit suggestions for improving the Board's and the committee's performance, dynamics, time-management, and functioning, as well as proposed topics of focus for the Board and the committee in the upcoming year. The results of the individual interviews and assessments are aggregated in a report, which the Lead Independent Director presents to the full Board for review, discussion and determination of action items. The annual review in November by the Board of the corporate governance principles and by each committee of its charter is a further step in the evaluation process through which the directors consider leading corporate governance practices for the Board as a whole and identify new areas of focus for the different committees. The full Board reviews and discusses recommended revisions to the corporate governance principles and committee charters prior to voting on their approval.

Do we have a majority vote standard for director elections and a director resignation policy?

Our bylaws and corporate governance principles provide for a majority vote standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A "majority of the votes cast" means that the number of votes cast "for" a candidate for director must exceed the number of votes cast "against" that director. A plurality voting standard will apply instead of a majority voting standard if:

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  A stockholder has provided us with notice of a nominee for director in accordance with our bylaws; and

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  That nomination has not been withdrawn on or prior to the day next preceding the date the Company first provides its notice of meeting for such meeting to stockholders.

Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the required votes for re-election, the director remains in office until a successor is elected and qualified. Our bylaws and corporate governance principles require each director nominee to tender an irrevocable resignation prior to the applicable meeting of stockholders and include post-election procedures in the event an incumbent director does not receive the required votes for re-election, as follows:

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  The Governance and Nominating Committee shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director;

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  The Board will act on the Governance and Nominating Committee's recommendation; and

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  The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

STOCKHOLDER ENGAGEMENT

What efforts has AmerisourceBergen made to engage with stockholders?

We value open communications with our stockholders. The goal of our engagement and outreach efforts is to ensure that we work collaboratively to educate our investors about our business and governance practices as well as to identify issues of importance to our stockholders and our business. Our investor relations team regularly shares with our Board and senior executives the feedback that they have received from our stockholders.

On an ongoing basis, we proactively communicate with the investment community and stockholders about AmerisourceBergen's financial performance, operations and strategic developments through the following:

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  Quarterly earnings releases and quarterly earnings release conference calls and webcasts;

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  Regular reports filed with the SEC, including annual and quarterly reports;

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  Conference calls and webcasts related to specific developments;

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  Participation in numerous healthcare investor conferences with webcasted presentations;

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  In-person and on-site meetings with investors and stockholders;

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  Proactive outreach to institutional investors, pension funds and governance professionals from our largest stockholders; and

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  Our annual stockholders meeting.

Specifically, in 2017 we communicated with our largest stockholders in order to seek their input on a variety of topics.

Our corporate governance principles, which were revised in November 2017, describe the procedures through which stockholders may seek direct engagement with Board members. While management, through our President and Chief Executive Officer and our investor relations team, ordinarily engages with stockholders, the Chairman of the Board, in consultation with the Lead Independent Director, will review and consider, on a case-by-case basis, stockholder requests for meetings with the Board of Directors related to key areas of Board oversight and determine whether such meetings would be appropriate and beneficial. Stockholders may communicate their views directly to the Board by writing to Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

What process should a stockholder follow to propose nominees for consideration by the Governance and Nominating Committee?

The advance notice provision for nomination of directors in our bylaws allows a stockholder to propose nominees for consideration by the Governance and Nominating Committee by submitting specified information concerning itself and the proposed nominee, including the name, appropriate biographical information and qualifications of the proposed nominee. This and other information required under the advance notice provision must be provided to us in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, no earlier than November 1, 2018 and no later than December 1, 2018 to be considered for the 2019 Annual Meeting of Stockholders.

The proxy access provision in our bylaws allows an eligible stockholder or group of no more than 20 eligible stockholders that has maintained continuous ownership of 3% or more of our Common Stock for at least three years to include in our proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two or 20% of the directors then in office. Loaned stock that can be recalled within three days may count towards an eligible stockholder's 3% beneficial ownership requirement, which must be maintained at least until the annual meeting at which the proponent's nominee will be considered. Proxy access nominees who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years. Provisions in the Shareholders Agreement with Walgreens Boots Alliance would not permit Walgreens Boots Alliance to use proxy access. If any stockholder proposes a director nominee under our advance notice provision, we are not required to include any proxy access nominee in our proxy statement for the annual meeting. Information required under the proxy access provision must be provided to us in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, no earlier than August 22, 2018 and no later than September 21, 2018 to be considered for the 2019 Annual Meeting of Stockholders. In considering any nominee proposed by a stockholder in accordance with the requirements set forth in our bylaws, the Governance and Nominating Committee will reach a conclusion based on the nominee evaluation criteria described above. After full consideration, the stockholder proponent will be notified of the decision of the committee.

AUDIT MATTERS

Audit Committee Financial Experts

The Board of Directors has determined that each of Mr. Greenberg, Mr. Durcan and Ms. Hyle is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. Mr. Greenberg serves as Chair of the Audit Committee. A description of the financial expertise of Mr. Greenberg, Mr. Durcan and Ms. Hyle accompanies their biographies on pages 12, 11 and 13, respectively.

Report of the Audit Committee

The Audit Committee consists of the four directors named at the end of this report. All of the Audit Committee members are independent under SEC and NYSE rules and our corporate governance principles. The Board of Directors has concluded that each member is financially literate and that three of the members qualify as an audit committee financial expert. The key responsibilities of the Audit Committee are set forth in its charter, which was most recently revised by the Board of Directors in November 2017. The charter is available on our website at investor.amerisourcebergen.com.

AmerisourceBergen's management has the primary responsibility for the Company's financial statements and its internal control over financial reporting. AmerisourceBergen's independent registered public accounting firm, Ernst & Young LLP (EY), is responsible for performing an independent audit of AmerisourceBergen's consolidated financial statements and for issuing a report on the effectiveness of AmerisourceBergen's internal control over financial reporting. AmerisourceBergen's management has represented to the Audit Committee that the financial statements contained in our Annual Report on Form 10-K for fiscal year 2017 were prepared in accordance with U.S. generally accepted accounting principles and that our internal control over financial reporting was effective as of September 30, 2017.

The Audit Committee reviewed and discussed with AmerisourceBergen's management and EY the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and our internal control over financial reporting. The Audit Committee discussed with EY, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements. The Audit Committee also discussed with EY the matters related to the conduct of the audit that are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (PCAOB), including the matters required to be discussed by the PCAOB Auditing Standard No. 1301, "Communication with Audit Committees." In addition, the Audit Committee discussed with Ernst & Young LLP the firm's independence from the Company and its management, including the matters in the written disclosures and letter that were received by the Audit Committee from EY as required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence. The Audit Committee also discussed with EY the firm's audit of the effectiveness of the Company's internal control over financial reporting as of September 30, 2017.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AmerisourceBergen's Annual Report on Form 10-K for fiscal year 2017.

AUDIT COMMITTEE
Lon R. Greenberg, Chair D. Mark Durcan Kathleen W. Hyle Michael J. Long

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee's policy is to pre-approve all audit services and all non-audit services that the Company's independent registered public accounting firm is permitted to perform for the Company under applicable federal securities regulations. As permitted by the applicable regulations, the committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

Independent Registered Public Accounting Firm's Fees

During the fiscal years ended September 30, 2017 and 2016, Ernst & Young LLP, AmerisourceBergen's independent registered public accounting firm, billed the Company the fees set forth below in connection with services rendered by the independent registered public accounting firm to the Company:

Fee Category	Fiscal Year 2017	Fiscal Year 2016
Audit Fees	$6,760,000	$6,799,000

Audit-Related Fees	227,000	307,000

Tax Fees	1,502,000	1,881,000

All Other Fees	2,000	2,000

TOTAL	$8,491,000	$8,989,000

Audit fees consisted of fees for the audit of AmerisourceBergen's annual financial statements, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of Company documents filed with the SEC. Audit fees also included fees for the audit of the effectiveness of the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted of fees for assurance and related services, including employee benefit plan audits.

Tax fees consisted of fees for services related to tax compliance, tax advice and tax planning services.

Other fees consisted of subscription fees for Internet-based professional literature.

Our Audit Committee reviewed and approved all fees charged by Ernst & Young LLP in accordance with the policy described above and monitored the relationship between audit and permissible non-audit services provided. The policy is intended to ensure that the fees earned by Ernst & Young LLP are consistent with the maintenance of the independent registered public accounting firm's independence in the conduct of its auditing functions.

ITEM 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
AMERISOURCEBERGEN'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2018

What am I voting on?

You are voting on the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for the fiscal year ending September 30, 2018. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2018. Although our governing documents do not require the submission of the appointment of AmerisourceBergen's independent registered public accounting firm to the stockholders for approval, the Board considers it desirable that the stockholders ratify the appointment of Ernst & Young LLP. Should the stockholders not ratify the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for the fiscal year ending September 30, 2018, the Audit Committee will investigate the reasons and will reconsider the appointment of Ernst & Young LLP.

What is the oversight relationship between the Audit Committee and our external auditor?

Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of AmerisourceBergen's external auditor. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the external auditor's qualifications, performance and independence. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to AmerisourceBergen. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee reviews the process that we and Ernst & Young LLP undertake to ensure the rotation of the audit partner responsible for reviewing the audit, and evaluates the qualifications and experience of the individual selected to serve as lead partner for our audit. Ernst & Young LLP has been retained as the external auditor of AmerisourceBergen since 2001 and of its predecessor entity AmeriSource Health Corporation since 1988. The members of the Audit Committee believe that the continued retention of Ernst & Young LLP to serve as our external auditor is in the best interests of AmerisourceBergen and its stockholders.

What services will the independent registered public accounting firm provide?

Audit services provided by Ernst & Young LLP for fiscal year 2018 will include examination of the consolidated financial statements of AmerisourceBergen and services related to periodic SEC filings. Audit services for fiscal year 2018 also will include the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, Ernst & Young LLP may provide audit-related, tax and other services comparable in nature to the services performed in fiscal years 2016 and 2017, as described under the heading Independent Registered Public Accounting Firm's Fees.

Will representatives of the independent registered public accounting firm be present at the 2018 Annual Meeting of Stockholders?

Representatives of Ernst & Young LLP are expected to be present at the 2018 Annual Meeting of Stockholders. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for fiscal year 2018.

COMPENSATION COMMITTEE MATTERS

General

Our Compensation and Succession Planning Committee, or the Committee, is composed of independent directors. The Committee is responsible for the design of our executive compensation program and review of succession planning. The Committee reviews and approves the compensation of our executives, including our named executive officers. The Committee also oversees our long-term incentive and savings, retirement, health and welfare plans. The Committee has delegated the administration of our benefit plans to an internal benefits committee, composed of senior finance, human resources and legal executives. The internal benefits committee oversees the selection of investment options under our savings plans and the performance of the investment advisers and plan administrators.

Processes and Procedures

Meetings.    The Committee met four times in fiscal year 2017. The Chairman, in consultation with the other Committee members and management, prepares agendas that address an annual calendar of topics and other matters. The Committee meets without management present, whenever necessary, to discuss matters it deems appropriate.

Role of External Compensation Consultant.    The Committee has sole authority to retain and terminate any consultant or other external advisor, and to approve the fees and other terms of engagement for such consultant or advisor. Each year, the Committee evaluates the qualifications, performance, independence and potential for conflicts of interest of its compensation consultant and any other external advisors to the Committee. This evaluation takes place at the beginning of the fiscal year in the case of an ongoing engagement or prior to the selection of a new consultant or advisor.

Pearl Meyer & Partners ("Pearl Meyer") serves as the Committee's compensation consultant. The Committee has determined that Pearl Meyer is independent, and has not had any economic interests or other relationship with AmerisourceBergen or the Committee members that would conflict with its obligation to provide the Committee with impartial and objective advice. Pearl Meyer did not provide any services to our management in fiscal year 2017.

The Committee's compensation consultant advises the Committee on all aspects of executive compensation, including comparative data, competitive positioning of executive pay, plan design, long-term incentive pay practices and market trends. As directed by the Committee, the consultant prepares analysis and recommendations relating to the compensation of our executive officers, including pay recommendations for our Chief Executive Officer ("CEO"). Representatives of Pearl Meyer attended Committee meetings and met privately from time to time with the Committee and individual Committee members to plan for Committee meetings and discuss executive compensation matters.

Role of Management.    Mr. Collis gives the Committee a performance assessment and pay recommendation for senior management, including each of the other named executive officers. Management, in consultation with the Committee's compensation consultant, may also make recommendations on matters of compensation philosophy and plan design. Executives may attend the Committee meetings, but they are not present when the Committee meets in executive session and they do not make recommendations regarding their own pay.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

AmerisourceBergen Corporation is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. The purpose of our executive compensation program is to attract, motivate and retain the individuals who lead our Company and align their interests with the long-term interests of our stockholders.

Our fiscal year 2017 named executive officers were:

Steven H. Collis	Chairman, President and Chief Executive Officer
Tim G. Guttman	Executive Vice President and Chief Financial Officer
John G. Chou	Executive Vice President and Chief Legal & Business Officer
Peyton R. Howell	Executive Vice President and President, Health Systems & Specialty Care Solutions
Robert P. Mauch	Executive Vice President and Group President, Pharmaceutical Distribution & Strategic Global Sourcing
James D. Frary	Former Executive Vice President and President, AmerisourceBergen Specialty Group

We seek to pay our executive officers fairly and competitively and to link pay with performance. The main elements of our compensation program are base salary, a short-term incentive in the form of an annual cash bonus, and long-term equity incentive awards. We emphasize compensation opportunities that reward our executive officers when they deliver targeted financial results. A significant portion of our executive officers' compensation is equity-based. In fiscal year 2017, incentive compensation (annual cash bonus and equity incentive awards) accounted for approximately 87% of Mr. Collis's total direct compensation (base salary, annual cash bonus and equity incentive awards) and approximately 79% of the average total direct compensation of the other named executive officers.

2017 Say-On-Pay Vote

In fiscal 2017, we emphasized our pay for performance culture and did not make significant changes to our compensation program. The compensation of our named executive officers was overwhelmingly approved by stockholders in March 2017 with approximately 95% of stockholder votes cast in favor of our 2017 "say-on-pay" resolution. During fiscal 2017, the Compensation and Succession Planning Committee (the "Compensation Committee") reviewed our executive compensation peer group and worked to align pay opportunities for our executive officers with our compensation philosophy. The Compensation Committee also approved performance metrics for incentive pay that were designed to correlate with the way we evaluate our operational results and reflect measures of performance that drive returns for our stockholders.

Fiscal Year 2017 Compensation Practices and Policies

We believe our executive pay is reasonable and provides appropriate incentives to our executive officers to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. We regularly evaluate the major risks to our business, including how risks taken by management could affect the value of executive compensation. To this end, we note the following regarding our compensation practices:

Highlights of Our Executive Compensation Program—Linking Pay with Performance and Mitigating Risk
Best Practices	✔	Use financial performance metrics to align pay with performance.
	✔	Cap payouts under our annual cash bonus plan and performance share plans.
	✔	Require our CEO to own stock equal in value to 6 times his base salary, and the CFO and other executive officers to own stock equal in value to 3 times their respective base salaries.
	✔	Require other executives to own our stock and require the amount of their stock ownership to increase with their level of responsibility.
	✔	Require executive officers to retain all options and equity grants until required ownership levels are met.
	✔	Apply clawback obligations to annual cash bonus and equity awards for executive officers.
	✔	Regularly review the Compensation Committee charter to ensure best practices.
	✔	Engage an independent compensation consultant that reports to the Compensation Committee and that provides no other services to AmerisourceBergen.
	✔	Consider a peer group in establishing all named executive officer compensation, and consider published compensation survey data for our other executive officers.
	✔	Prohibit short sales, hedging or pledging of our stock by our executive officers and directors.
	✔	Require forfeiture of awards upon violation of restrictive covenants.
	✔	Require double-trigger for change in control payments.
	✔	Consider burn rate in equity grant decisions and manage use of equity plan conservatively.

Practices We	✘	Compensation practices that encourage excessively risky business decisions.
Do Not Allow	✘	Paying for poor financial performance under our incentive plans.
	✘	Granting stock options with an exercise price lower than fair market value.
	✘	Backdating or retroactively granting options or restricted stock units.
	✘	Paying dividends on unearned and unvested performance shares.
	✘	Repricing stock options.
	✘	Providing tax gross-ups in the event of a change in control.

2017 Fiscal Year Business Highlights

The Company's performance in fiscal 2017 included the combination of our legacy AmerisourceBergen Drug Corporation (ABDC) and AmerisourceBergen Specialty Group (ABSG) operating segments in order to further align the Company with our customers' needs in a more seamless and unified way and the launch of our Lash Group's new patient support technology ecosystem, Fusion, which is designed to improve patient access to life saving medications and enhance patient engagement and outcomes. Those achievements and others were accomplished against the backdrop of an evolving healthcare landscape. The following highlights of the year include non-GAAP financial measures with respect to which Appendix A to this proxy statement presents reconciliations to the most comparable GAAP financial measures and information about the reasons such non-GAAP financial measures are disclosed:

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  Diluted earnings per share of $1.64, compared to $6.32 in the prior year.

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  Adjusted diluted earnings per share ("adjusted EPS") of $5.88, representing a 4.6% increase over prior year adjusted diluted earnings per share.1

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  Revenue of $153.1 billion, representing a 4.3% increase over prior year revenue.

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  Gross profit of $4.5 billion, representing a 6.4% increase over prior year gross profit.

  ■
  Adjusted gross profit of $4.4 billion, representing a 1.1% increase over prior year adjusted gross profit.1

  ■
  Operating income decreased 30.5% over prior year operating income.

  ■
  Adjusted operating income decreased 0.7% over prior year adjusted operating income.1

  ■
  Net cash provided by operating activities of $1.5 billion, and free cash flow of $1.0 billion.1

  ■
  Returned a substantial amount of cash to our stockholders in fiscal year 2017 through $320.3 million in dividends and $329.9 million in stock repurchases.

  ■
  Increased the quarterly dividend rate by 7% to $0.365 per share in November 2016, and by an additional 4% to $0.38 in November 2017.

  ■
  Invested $466.4 million in the Company through capital expenditures.

2017 Fiscal Year Executive Compensation Objectives and Actions

The Compensation Committee reviews and makes decisions about executive officer compensation, including the amount of base salary, short-term incentive awards and long-term incentive awards made to our named executive officers. The Compensation Committee takes into account our financial and business results, individual performance and competitive data. In light of these considerations, the Compensation Committee made the following executive compensation decisions in fiscal year 2017:

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  Continued the emphasis on the use of equity-based incentives so that the achievement of target pay for our executive officers correlates with strong performance for AmerisourceBergen and our stockholders.

  ■
  Established fiscal year 2017 performance goals for our annual cash bonus plan, including target adjusted EPS of $5.87 per share, adjusted operating income of $2.1 billion, adjusted operating income margin of 1.31% and free cash flow of $1.4 billion at the corporate level, consistent with our Board-approved business plan. These performance goals were calculated consistently with the way in which our publicly disclosed non-GAAP financial measures were calculated. (See Appendix A for more information about our non-GAAP financial measures, including a reconciliation to GAAP.)

  ■
  Set target incentive levels for fiscal year 2017 cash bonuses of 150% of base salary for the CEO and of 100% of base salary for the other named executive officers.

  ■
  Approved fiscal year 2017 cash bonus payouts that were paid at 72.0% of target based on the corporate-level metrics (with other percentages for business-level metrics).

  ■
  Granted annual equity incentive awards to our named executive officers after considering our compensation philosophy and the Compensation Committee's assessment of individual performance and expected future contributions. The grant value of each annual equity award was split among stock options (40%), restricted stock units (20%) and performance shares (40%).

  ■
  Approved performance metrics of adjusted EPS and adjusted return on invested capital ("adjusted ROIC") for the performance shares granted to our named executive officers in fiscal year 2017 (covering the three-year performance period ending September 30, 2019). (See "Performance Share Awards—Payout of FY15-FY17 Performance Shares" below for more information about adjusted ROIC.)

1
See Appendix A for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

We believe that the fiscal year 2017 compensation of our executive officers was aligned with AmerisourceBergen's adjusted fiscal year 2017 results and met our compensation objectives. Our compensation policies have enabled us to attract and retain talented and experienced executive officers. We believe that these policies have benefited AmerisourceBergen over time and will position us for growth in future years.

Setting Executive Compensation

We consider market pay practices as a starting reference point when setting executive compensation. The Compensation Committee assesses whether our level of executive pay is appropriate when compared to industry and market standards. The Compensation Committee's independent compensation consultant assists the Compensation Committee in developing a peer group of companies to serve as the basis for comparing the pay of our named executive officers to the market. We conduct a detailed market review of executive pay to evaluate each element of pay and benefit competitiveness, review pay practices and compare performance against our peer group.

Our peer group is composed of companies with business models and operations comparable to our own, including our two largest direct competitors, and companies that we believe have a similar financial and operational profile. Metrics used to select our peer group include: revenue; market capitalization; number of employees; net income; operating income margin; and return on invested capital. We believe that our peer group reflects the type and complexity of business risks managed by our named executive officers and that we compete with many of the companies in our peer group for executive talent.

In fiscal year 2017, the Compensation Committee, in consultation with its independent compensation consultant, evaluated our peer group to ensure that our peer group companies were still appropriate. Following its review, the Compensation Committee removed three companies, Costco Wholesale Corporation, The Home Depot, Inc. and Ingram Micro Inc., and added six new companies to our peer group: Abbott Laboratories, Eli Lilly and Company, HCA Holdings, Inc., IQVIA Holdings Inc., Mylan N.V., and Quest Diagnostics Incorporated. Our 2017 peer group as determined by the Compensation Committee was as follows:

2017 Peer Group
Abbott Laboratories Avnet, Inc. Cardinal Health, Inc. CVS Health Corporation Eli Lilly and Company Express Scripts Holding Company FedEx Corporation	HCA Holdings, Inc. Henry Schein, Inc. IQVIA Holdings Inc. The Kroger Co. Laboratory Corporation of America McKesson Corporation	Mylan N.V. Quest Diagnostics Incorporated Sysco Corporation Target Corporation United Parcel Service, Inc. Walgreens Boots Alliance, Inc.

In fiscal year 2017, the Compensation Committee reviewed peer group proxy statement data in evaluating our named executive officers' pay and published compensation survey data in evaluating our other executive officers' pay. When assessing pay levels, the Compensation Committee also reviews the relative positioning of our executive officers with each other. In 2017, the Compensation Committee's consultant concluded that our overall competitive posture for executive pay remained aligned with our pay for performance compensation philosophy.

Target Percentile Compensation Opportunity

Our compensation program targets executive officer pay relative to our peer group as follows:

Base Salary	Total Cash Compensation (Base Salary + Cash Bonus)	Total Direct Compensation (Base Salary + Cash Bonus + LTI)
35th percentile of peer group	50th percentile of peer group	50th percentile of peer group

We target total direct compensation opportunity in the 50th percentile relative to our peer group. We believe that targeting pay opportunities at the median of our peer group enables us to retain talented and experienced executive officers and is consistent with market-leading practices.

Components of the Executive Compensation Program

Pay Element	Award Type	Purpose	Fixed vs. Variable	Performance Measure
Base Salary	Cash	■ Provide a regular stream of income and security	Fixed	The Compensation Committee takes into account job performance, scope of duties and responsibilities, expected future contributions, peer group and other market pay data.

Short-Term Incentive	Cash	■ Motivate executives to improve financial performance year-over-year ■ Reward executive officers who deliver targeted financial results	Variable	Actual payout based on Company performance.

Long-Term Incentives	Performance Shares, Restricted Stock Units and Stock Options	■ Motivate executive officers to achieve superior business results over long-term ■ Enhance alignment between management and stockholder interests ■ Support stock ownership requirements	Variable	Actual value is determined by Company performance over a three-year time frame and/or linked to stock price.

Base Salary

We target base salary in the 35th percentile for similar positions in our peer group. By positioning base salary below our peer median, we place greater emphasis on incentive compensation for our executive officers.

In November 2016, the Compensation Committee accepted management's recommendation that the named executive officers and other senior executives receive no increase in base salary for fiscal 2017. Subsequently, to reflect their increased responsibilities in connection with the publicly announced restructuring of the Company's operating model and executive leadership, the salaries of Ms. Howell and Messrs. Chou and Mauch were increased, effective June 2017, by 10.6%, 5.8%, and 12.5%, respectively.

FY2017 Short-Term Cash Incentive

The Compensation Committee approves the performance goals and incentive levels for each of our executive officers, and assigns a relative weighting to each performance measure under our cash incentive plan. For each performance measure, there is a threshold and a target. Threshold refers to the minimum acceptable level of performance. We do not pay a bonus on a particular financial measure if our performance is at or below the threshold, except with respect to the adjusted operating income margin financial measure, where we pay 50% at threshold. Target is the expected level of performance. All cash incentive awards are issued to the executive officers pursuant to our Omnibus Incentive Plan.

Executive officers may receive an amount in excess of their target bonus (up to a maximum of 200% of the target incentive) if we exceed target on the key performance metric established for them. Therefore, an individual's actual bonus consists of the amount determined for exceeding the thresholds and, if applicable, an amount (which we refer to as a "stretch" bonus) for exceeding target on the key performance metric established for them. The key performance metric for Messrs. Collis, Guttman and Chou and Ms. Howell was adjusted EPS. The key performance metric for Messrs. Mauch and Frary was operating income of a specific business unit.

The stretch portion is calculated by increasing the earned bonus by an additional 5% for every 1% that actual performance exceeds target on the key performance metric. For example, if actual adjusted EPS exceeded target adjusted EPS by 1%, for the four named executive officers with adjusted EPS as the key metric, the stretch portion would be calculated by multiplying the earned bonus by 5%.

In November 2016, the Compensation Committee approved the following corporate performance measures for our fiscal year 2017 cash incentive plan:

Corporate Performance Measure	Threshold	Target	Actual Performance[1]
Adjusted EPS	$5.28	$5.87	$5.88

Adjusted Operating Income	$1.9 billion	$2.1 billion	$2.0 billion

Adjusted Operating Income Margin	1.29%	1.31%	1.32%

Free Cash Flow	$1.2 billion	$1.4 billion	$1.0 billion

1
See Appendix A to this proxy statement for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations.

The Compensation Committee chose adjusted EPS, adjusted operating income, adjusted operating income margin and free cash flow as corporate-level goals because they are the key metrics used by management to set business goals and evaluate our financial results. In fiscal 2017, we defined the non-GAAP financial measure of free cash flow as net cash provided by operating activities minus capital expenditures. In addition, we communicate our expectations about future business performance to investors by using an adjusted EPS range each fiscal year. We generally set adjusted EPS targets to reflect our long-term business goal of growing adjusted EPS, while allowing for reasonable flexibility to set our annual targets based on the impact of industry trends, other market factors and special items from year to year. The Compensation Committee chose adjusted operating income and adjusted operating income margin to encourage our executive officers to grow our Company's profitability. We use free cash flow as a corporate-level financial metric because the amount of free cash flow that we generate each year is essential for us to maintain appropriate working capital, complete acquisitions, and return capital to stockholders through dividends. The targets for the 2017 cash incentive plan financial performance measures were based on our Board-approved business plan for fiscal year 2017. AmerisourceBergen exceeded target on the adjusted EPS and adjusted operating income margin performance metrics and exceeded threshold on the adjusted operating income performance metric. As a result, the bonus payout for corporate-level metrics was approximately 72.0% of the target incentive amount.

Target and actual fiscal year 2017 cash bonuses for our named executive officers were as follows:

		Target Incentive

Name	2017 Base Salary	Percent of Base Salary	Amount	Maximum Bonus Potential	Percentage Payout versus Target Incentive	Actual Bonus Payout
Steven H. Collis	$1,240,000	150%	$1,860,000	$3,720,000	72.0%	$1,339,883

Tim G. Guttman	$710,000	100%	$710,000	$1,420,000	72.0%	$511,461

John G. Chou	$634,258	100%	$634,258	$1,268,515	72.0%	$456,898

Peyton R. Howell	$535,671	100%	$535,671	$1,071,342	72.0%	$385,880

Robert P. Mauch	$621,370	100%	$621,370	$1,242,740	35.0%	$217,479

James D. Frary	$600,000	100%	$600,000	$1,200,000	105.3%	$631,592

The fiscal year 2017 cash bonuses for Messrs. Collis, Guttman and Chou and Ms. Howell were designed to reflect enterprise-wide performance. As a result, 100% of their respective bonus payments was dependent upon the achievement of corporate financial performance goals with adjusted EPS and adjusted operating income each weighted at 30% of the total target incentive and adjusted operating income margin and free cash flow each weighted at 20% of the total target incentive.

Prior to the Company's announcement of its new organizational structure, Messrs. Mauch and Frary were each in charge of a business unit at the Company. As such, a substantial part of their bonuses was tied to business unit performance measures. The Compensation Committee selects business unit performance goals that are designed to help us achieve our overall Company corporate performance goals for the fiscal year (i.e., adjusted EPS, adjusted operating income, adjusted operating income margin and free cash flow). Business unit operating goals also take into account the risk profile and market dynamics in each business.

The fiscal year 2017 cash bonuses for Messrs. Mauch and Frary were based on the following metrics and weighting: 20% on the Company's adjusted EPS; 15% on the Company's adjusted operating income margin; 15% on the Company's free cash flow; 40% on business unit operating income; and 10% on business unit pre-tax profit. Business unit performance metrics were based upon our reporting structure prior to September 30, 2017, pursuant to which Mr. Mauch was Executive Vice President and President of the AmerisourceBergen Drug Corporation legacy operating segment and Mr. Frary was Executive Vice President and President of the AmerisourceBergen Specialty Group legacy operating segment. The Compensation Committee believes this mix appropriately linked pay to the respective operating responsibilities of Messrs. Mauch and Frary while also aligning their goals with the broader organization. The Compensation Committee chose business unit operating income because it is the primary indicator of profitability for each business and emphasizes our drive toward efficiency in our operations, and it chose pre-tax profit to focus the business units on capital efficient growth in their respective markets. The 2017 stretch bonuses for Messrs. Mauch and Frary were based on the operating income of the applicable business unit.

The goals for Messrs. Mauch and Frary were intended to be challenging and to provide an incentive for them to drive their business units to help achieve our strategic objectives. For Mr. Mauch, those objectives included integrating recently acquired businesses, increasing operational efficiency, and expanding the distribution center network. For Mr. Frary, those objectives included growth in select global markets and increased profitability through improved application of technology.

In fiscal year 2017, the results for the AmerisourceBergen Drug Corporation legacy operating segment did not exceed target on business unit operating income and business unit pre-tax profit. The AmerisourceBergen Drug Corporation legacy operating segment did not achieve target on two of the business unit cash incentive financial performance measures applicable to a named executive officer in three of the last five fiscal years (FY13 - FY17). In fiscal year 2017, the results for the AmerisourceBergen Specialty Group legacy operating segment exceeded target on both business unit performance goals. The AmerisourceBergen Specialty Group legacy operating segment did not achieve target on two of the business unit cash incentive financial performance measures applicable to a named executive officer in one of the last five fiscal years (FY13 - FY17).

Looking Ahead: FY2018 Cash Bonus

In November 2017, the Compensation Committee approved performance measures for our fiscal year 2018 annual cash incentive plan. In 2018, the fiscal year cash bonus will continue be paid solely on the attainment of financial performance metrics. For named executive officers whose compensation is based entirely on Company performance, the metrics are the Company's adjusted EPS, adjusted operating income, adjusted operating income margin and adjusted free cash flow. For fiscal 2018, we have defined the non-GAAP financial measure of adjusted free cash flow as net cash provided by operating activities, excluding other significant, unpredictable or non-recurring cash payments or receipts relating to legal settlements, minus capital expenditures. For named executive officers whose compensation is based on both Company and business unit performance, the metrics are the Company's adjusted EPS, adjusted operating income and adjusted operating income margin, and the applicable business unit's operating income and free cash flow.

These metrics are intended to be challenging and to provide an incentive to achieve the goals set out in our fiscal year 2018 business plan and the strategic and other priorities established by our long-range plan. The fiscal year 2018 target incentive level for the CEO is 150% of base salary and for the other named executive officers is 100% of base salary, with the opportunity for each named executive officer to earn up to a maximum of 200% of target incentive if we exceed our financial performance goals.

Long-Term Equity Incentives

We use equity awards to motivate our executive officers to achieve superior business results over the long term. Equity awards support our stock ownership requirements and further enhance the alignment between management and stockholder interests. In fiscal year 2017, the annual equity award for our executive officers was allocated 40% in stock options, 20% in restricted stock units and 40% in performance shares. In fiscal year 2018, the annual equity award for our executive officers will be allocated 30% in stock options, 20% in restricted stock units and 50% in performance shares. This mix will provide an incentive to achieve favorable long-term results at a reasonable cost to the Company. Long-term incentives are issued pursuant to our Omnibus Incentive Plan.

In fiscal year 2017, we awarded our named executive officers options to purchase 495,942 shares of our Common Stock, 44,438 restricted stock units of our Common Stock and 88,878 target performance shares. These awards represented approximately 23% of the total equity incentives granted to management and other employees in fiscal year 2017. We believe that it was appropriate to award approximately 23% of the annual equity incentives to our named executive officers because they are in the best position to drive our future results and implement our long-term business strategy. Equity incentives represented approximately 73% of Mr. Collis's total direct compensation and approximately 65%, on average, of the total direct compensation of the other named executive officers in fiscal year 2017.

In approving fiscal year 2017 long-term equity incentive award grants, the Compensation Committee considered a number of factors:

  ■
  Skills, experience, time in role and expected future contributions.    The size of an equity award depends in part on the scope of an executive officer's job responsibilities and the impact he or she can be expected to have on our future operating results.

  ■
  Company performance.    The Compensation Committee reviews our prior year financial performance and the executive officers' leadership and focus on fostering our strategic initiatives.

  ■
  Market alignment.    The Compensation Committee sets the target value of equity awards so that our executive officers will have a target long-term incentive near the median of our peer group. The target values are informed by the Compensation Committee's review of the competitive positioning of each element of pay based on compensation data prepared by the external compensation consultant with reference to our peer group for our named executive officers and with reference to published market compensation survey data for the other executive officers.

  ■
  The emphasis placed on equity in the mix of total compensation.    The Compensation Committee believes that incentive compensation should constitute the majority of each executive officer's overall compensation package to provide incentives to meet our performance objectives and grow our stock price over time.

  ■
  Average annual share use.    The Compensation Committee also takes into account the average annual share use for total equity incentives granted to employees in order to provide stock options, restricted stock units and performance shares to eligible employees at a reasonable rate and cost to AmerisourceBergen and its stockholders.

Equity awards are subject to vesting, forfeiture and clawback provisions, described in more detail below and in the sections following the Summary Compensation Table. When an executive officer retires, unvested equity awards will continue to vest according to their schedule and vested options will remain exercisable for the length of their original term (which is currently seven years). We believe these requirements support our goal of retaining executive officers and aligning individual performance with our long-term growth. The post-retirement provisions provide an additional incentive for executive officers, particularly those near retirement, to continue to focus on our long-term performance. Forfeiture and clawback provisions serve as a means to redress detrimental behavior by current and former employees. For additional information about our long-term equity incentive awards see the narrative discussion titled "Stock Awards and Option Awards (Columns (d) and (e))" following the Summary Compensation Table below.

Performance Share Awards

Our performance plan is designed to encourage our executive officers to focus on initiatives that promote the achievement of our long-term goals. Performance share awards are granted annually, and each performance award is based on a performance period covering three fiscal years.

Performance shares are subject to the attainment of performance goals approved by the Compensation Committee. Vesting (or payout of shares) is based on cumulative performance at the end of the applicable three-year performance cycle.

A participating executive officer has the opportunity to earn a payout of between 0% and 150% of his or her target award. If threshold performance for a particular metric is not attained, the executive officer forfeits the right to receive any payout based on that metric. Threshold performance for each metric will result in a share payout equal to 50% of the target award. Target performance for each metric will result in a share payout equal to 100% of the target award. Attaining the maximum goal for each metric will result in a share payout equal to 150% of the target award.

Payout of FY15 - FY17 Performance Shares

In November 2017, the Compensation Committee approved the vesting and payment of the FY15 - FY17 performance shares at 120% of their target award level. The Compensation Committee's determination was based on AmerisourceBergen's achievement of a compound annual adjusted EPS growth rate of 14.0% and an average annual adjusted ROIC of 19.3% for the three-year performance period ended September 30, 2017. (See the footnotes to the table below for how these non-GAAP performance measures are calculated.)

The award metrics for the FY15 - FY17 performance share awards were as follows:

			Threshold		Target		Maximum		Actual Performance

Metric	Weighting	Baseline	Goal	Payout Ratio	Goal	Payout Ratio	Goal	Payout Ratio
Compound Annual Adjusted EPS(1)	75%	$3.97	9%	50%	12%	100%	15%	150%	14.0%

Average Annual Adjusted ROIC(2)	25%	—	18%	50%	20%	100%	22%	150%	19.3%

(1)
Compound Annual Adjusted EPS is the mean annual growth rate of adjusted EPS from the baseline over the three-year performance period.

(2)
Average Annual Adjusted ROIC is calculated by taking the average of the Company's adjusted ROIC during the three-year performance period. Adjusted ROIC is calculated by dividing after tax adjusted operating income by invested capital.

Based on our performance, and the respective weighting of each performance metric, the number of shares earned for the FY15 - FY17 performance share awards was calculated as follows:

Metric	Percentage of Target Award Allocated		Performance Multiplier		Awards Earned
Adjusted EPS	75%	X	Performance-Determined Payout Ratio	=	Awards Earned Based on Adjusted EPS Performance

Adjusted ROIC	25%	X	Performance-Determined Payout Ratio	=	Awards Earned Based on Adjusted ROIC Performance

					Total Performance Share Awards Earned

FY15 - FY17 Performance Shares Earned:

Name	Shares Earned
Steven H. Collis	36,277

Tim G. Guttman	10,829

John G. Chou	7,039

Peyton R. Howell	6,497

Robert P. Mauch	3,194

James D. Frary	8,122

FY17 - FY19 Performance Share Metrics

The Compensation Committee approved the terms of the FY17 - FY19 performance shares in November 2016, including the following performance metrics and weightings:

Metric	Weighting
Adjusted EPS	75%

Adjusted ROIC	25%

The Compensation Committee believes the compound adjusted EPS and adjusted ROIC growth goals for the performance shares covering the three-year performance period (beginning on October 1, 2016 and ending September 30, 2019) are challenging and difficult to achieve, but attainable with significant skill and effort on the part of our executive leadership team. The adjusted EPS and adjusted ROIC goals of the FY17 - FY19 performance share awards are consistent with our long-range plan. In the case of the FY17 - FY19 performance share awards, performance will be assessed as of September 30, 2019.

Clawback Policy

All cash and equity awards granted under the Omnibus Incentive Plan are subject to binding, contractual obligations to comply with forfeiture and clawback (i.e., recoupment) provisions. Our executive officers receive their annual cash bonus and equity awards under our Omnibus Incentive Plan. The forfeiture or clawback of shares or other amounts received would apply if the executive officer is terminated for cause, breaches restrictive covenants (during the employment period or two years thereafter), or engages in any conduct (during the employment period or three years thereafter) that results in AmerisourceBergen having to restate its financial statements or engages in certain other misconduct. The forfeiture and clawback provisions of our Omnibus Incentive Plan also apply to any outstanding equity awards held by executive officers. Further, should any additional clawback regulations be promulgated by the SEC or the NYSE, we will modify our current provisions, as needed, in order to comply with such final regulations.

All of our employees who are eligible for equity awards receive those awards pursuant to the Omnibus Incentive Plan. As such, forfeiture and clawback provisions apply to all employees who receive equity awards from us.

Equity Award Grant Practices

We have a written policy on equity grants designed to formalize our equity grant practices and ensure that equity awards will generally be made at specified times. Our equity award policy is not intended to and does not limit the authority of the Compensation Committee under our equity incentive plans, including the Omnibus Incentive Plan. The Compensation Committee generally will review and approve annual equity awards to executive officers and other eligible employees in November of each year, which is near the beginning of our fiscal year. This allows the Compensation Committee to make annual equity awards at the beginning of the relevant performance cycle with the benefit of reviewing results from the immediately preceding performance cycle. We also may make equity awards at other times during the year for new hires or other reasons, including, for example, a job promotion or as a result of an acquisition. In accordance with our policy and our Omnibus Incentive Plan, the Compensation Committee has delegated limited authority to our CEO to approve grants to non-executive officers. Such awards may only be made on the first day of a month (or the next trading day, if the first day of the month is not a trading day). The Compensation Committee must approve any equity awards to our named executive officers.

The exercise price of any stock option award is the closing price of our Common Stock on the date of grant. We do not backdate or retroactively grant options, restricted stock or restricted stock units. We generally schedule Board and Compensation Committee meetings at least one year in advance and, as noted above, generally make annual equity awards to our executive officers at approximately the same time each year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.

Other Compensation

Our named executive officers receive a limited amount of other benefits as part of a competitive compensation package. These benefits include, as discussed below, a Company matching contribution under our 401(k) plan, which is provided to all employee participants. We provide an allowance for tax and financial planning services for our executive officers to give them the opportunity to maximize the benefits from the compensation and benefits programs offered to them and to enable them to focus more of their time and attention on achieving our financial and strategic goals. In the aggregate, these other benefits constitute only a small percentage of each named executive officer's total compensation.

Deferred Compensation

Executive officers may defer receipt of part or all of their cash compensation under our deferred compensation plan. The plan is intended to promote retention of executive officers by providing a long-term, tax efficient savings opportunity at low cost to us. Amounts deferred under the plan are deemed invested in the plan investment options chosen by the executive officer. The executive officer's account is adjusted for any notional gains and losses on the amounts deferred under the plan.

Employee and Retirement Benefits

Core employee benefits are available to the executive officers on the same basis as all domestic employees generally. These benefits include medical and dental coverage, disability insurance, life insurance and a 401(k) plan.

We offer a benefit restoration plan to selected key management, including the executive officers. We implemented this plan to address the absence of any non-legacy executive retirement plan following the 2001 merger to form the Company and to permit executive officers to receive the full amount of the Company match available for other employees generally under the 401(k) plan. This plan provides an annual contribution amount equal to 3% of a participant's salary and bonus to the extent that his or her compensation exceeds IRS limits applicable to our 401(k) plan. Benefits under the plan are subject to certain vesting requirements based on age and length of service (other than in the event of death, disability or a change in control).

Severance and Change in Control Benefits

Severance Benefits.    We provide severance benefits under specified circumstances to give executive officers a measure of financial security following the loss of employment, to protect the Company from competitive activities after the departure of certain executive officers, and because we believe that these benefits are important to attract and retain our executive officers in a competitive industry. We will provide severance benefits if we discharge an executive officer without cause or such executive officer leaves the Company for good reason. Good reason means a reduction in base salary or our failure to comply with our obligations (including, in some cases, by diminishing the executive officer's authority, duties and responsibilities) under his or her employment agreement. The terms of these benefits are set out in employment agreements and various plans, which are described in the section of this proxy statement titled "Executive Compensation—Employment Agreements."

We do not provide severance benefits if an executive officer is terminated for cause or leaves without good reason. In that case, we would only pay the amount of accrued obligations.

Change in Control.    We do not provide enhanced cash compensation in connection with a change in control of the Company. The vesting of equity awards will be accelerated if an executive officer's employment is involuntarily terminated within two years after a change in control. In the event of a change in control, a shortened performance period, which extends only through the end of the fiscal quarter preceding the change in control, will be used to determine the payout under awards of performance shares. We provide these benefits to provide financial protection to employees following an involuntary loss of employment in connection with a change in control and to enable our executive officers to focus on important business decisions should we be acquired without regard to how the transaction may affect them personally. We believe that this structure provides executive officers with an appropriate incentive to cooperate in completing a change in control transaction. The Board and the Compensation Committee also have discretion under our equity plans to take certain actions in the event of a change in control. These actions include canceling options that are not exercised within 30 days after a change in control; cashing out outstanding options; canceling any restricted stock awards in exchange for the payment of cash, property or a combination of cash and property equal to the award's value; or substituting other property (including securities of another entity) for awards granted under our equity plans.

In addition, there is discretion under the Omnibus Incentive Plan to pay cash bonuses during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based at target level and/or based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control.

Any payments that are made to an executive officer under the Omnibus Incentive Plan as a result of termination are not intended to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements of the executive officers require us to reduce these payments, if necessary, to ensure that they do not constitute excess parachute payments.

Separation Agreement.    We entered into a separation agreement with Mr. Frary with a separation date of November 13, 2017. Under the separation agreement, Mr. Frary agreed to two-year non-competition and non-solicitation provisions, and provided the Company with a general release of claims. Mr. Frary forfeited equity awards, including any options, restricted stock and restricted stock unit awards to the extent that any such award had not vested prior to the date of separation. Pursuant to the separation agreement and Mr. Frary's employment agreement with the Company, Mr. Frary is entitled to receive:

  ■
  his base salary, accrued vacation time and unreimbursed employee business expenses incurred prior to the separation date;

  ■
  his earned cash bonus payment in the amount of $631,592 for fiscal year 2017, less all applicable tax withholding;

  ■
  his base salary (at the annual rate of $600,000) for the two-year period commencing on the date of separation, paid in installments pursuant to our normal payroll policy;

  ■
  100% of his FY15 - FY17 performance share grant, consisting of 8,122 shares;

  ■
  71% of his FY16 - FY18 performance share grant, which number of shares will be determined at the end of the three-year performance period in November 2018; and

  ■
  reimbursement of up to $40,000 for executive level outplacement assistance expenses incurred on or before December 31, 2019.

Mr. Frary will retain the right to receive accrued benefits under the retirement plans and deferred compensation plans in which he participated. He may also receive continuation coverage under the Company's group health plans pursuant to COBRA for himself (and to the extent permitted under COBRA, for his spouse and eligible dependents) for up to 18 months after his separation from service and will be eligible to receive an amount equal to the COBRA premiums from the Company for an additional 6 months thereafter. Amounts payable to Mr. Frary that we have paid or accrued are included in the Summary Compensation Table. All amounts payable to Mr. Frary under the separation agreement are included in the table on page 53 except for balances under our deferred compensation plan, which are set forth on page 50.

Executive Stock Ownership

Our executive officers must own shares of our Common Stock in an amount equal to a multiple of their base salary. Stock ownership aligns management's interests with those of our stockholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, Mr. Collis must own shares worth six times his base salary and the other executive officers must own shares worth three times their base salaries. Executive officers who become subject to the guidelines have five years from the date of hire or change in status, whichever is later, to comply with the ownership requirements, but must retain all options and equity grants until required ownership levels are met. Following its annual review, the Compensation Committee determined that each of the named executive officers is in compliance with the guidelines.

Derivatives Trading and Hedging Prohibition

No director, officer or employee may buy or sell options on our Common Stock or engage in short sales of our Common Stock. We also prohibit directors and executive officers from pledging our stock and hedging the economic risk of ownership of our Common Stock. We have a written policy for our employees on these matters.

Tax and Accounting Considerations

For our 2017 fiscal year, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and the next three most highly compensated executive officers (other than the principal financial officer), and the Internal Revenue Code generally excludes from the calculation of the $1 million cap "qualified performance-based compensation." In fiscal year 2017, a portion of the compensation paid to Messrs. Collis and Mauch was not deductible.

Our Omnibus Incentive Plan was structured so that compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation that is not subject to the $1 million limitation. In addition, performance share awards and cash incentive awards with performance-vesting goals tied to one or more of the performance criteria approved by the stockholders were designed to also qualify as performance-based compensation for Section 162(m) purposes. However, restricted stock units subject only to service-vesting requirements will not qualify as such performance-based compensation.

When developing and implementing our executive compensation programs, we considered the potential deductibility of the compensation payable under those programs. Our view was that the deductibility of compensation should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to attract and retain executive officers who are essential to our financial success and to promote various other corporate goals. Accordingly, we had not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Compensation Committee will consider the impact of the Tax Cuts and Jobs Act (P.L. 115-97), which was signed into law on December 22, 2017, on the design of the Company's executive compensation programs in the future.

Compensation Committee Report

The Compensation and Succession Planning Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for our 2018 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

COMPENSATION AND SUCCESSION PLANNING COMMITTEE
Michael J. Long, Chairman Douglas R. Conant Kathleen W. Hyle Henry W. McGee

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned during fiscal year 2017 by (i) our Chairman, President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, (iii) the three other most highly compensated executive officers, and (iv) a former executive officer who would have been one of the three other most highly compensated executive officers had he continued to serve as an executive officer of the Company at the end of fiscal year 2017, who we collectively refer to in this proxy statement as our named executive officers.

(A) Name and Principal Position	(B) Year	(C) Salary	(D) Stock Awards	(E) Option Awards	(F) Non-Equity Incentive Plan Compensation	(G) All Other Compensation	(H) Total
Steven H. Collis	2017	$1,240,000	$4,199,984	$2,799,999	$1,339,883	$327,408	$9,907,274
Chairman, President and	2016	$1,234,231	$4,019,981	$2,680,003	$1,330,783	$713,178	$9,978,176
Executive Officer Chief	2015	$1,190,000	$4,019,982	$2,679,998	$2,447,342	$463,504	$10,800,826

Tim G. Guttman	2017	$710,000	$1,500,027	$1,000,004	$511,461	$121,494	$3,842,986
Executive Vice President and	2016	$706,539	$1,200,002	$800,004	$507,987	$153,946	$3,368,478
Chief Financial Officer	2015	$676,539	$1,199,980	$799,995	$1,035,912	$133,216	$3,845,642

John G. Chou	2017	$633,000	$1,200,006	$800,006	$456,898	$94,447	$3,184,357
Executive Vice President and Chief	2016	$621,231	$1,200,002	$800,004	$446,456	$123,132	$3,190,825
Legal & Business Officer	2015	$600,000	$780,027	$519,997	$914,040	$113,832	$2,927,896

Peyton R. Howell	2017	$533,750	$899,986	$599,994	$385,880	$96,406	$2,516,016
Executive Vice President and President, Health Systems & Specialty Care Solutions

Robert P. Mauch	2017	$618,750	$1,200,006	$800,006	$217,479	$109,633	$2,945,874
Executive Vice President and Group President,	2016	$593,077	$1,079,952	$720,009	$307,118	$74,573	$2,774,729
Pharmaceutical Distribution & Strategic Global Sourcing

James D. Frary	2017	$600,000	$1,080,013	$720,006	$631,592	$112,359	$3,143,970
Former Executive Vice President and President,	2016	$597,692	$960,001	$639,996	$759,962	$130,687	$3,088,338
AmerisourceBergen Specialty Group	2015	$574,231	$900,052	$599,996	$972,660	$104,641	$3,151,580

Salary (Column (c))

The amounts reported as salary represent the base salaries paid to each of the named executive officers for each fiscal year shown. Amounts shown for Mr. Collis include $245,470, $315,507, and $179,725 deferred into our deferred compensation plan for fiscal years 2015, 2016, and 2017, respectively. Amounts shown for Mr. Chou include $111,614 deferred into our deferred compensation plan for fiscal year 2017. Amounts shown for Mr. Mauch include $13,154 and $26,344 deferred into our deferred compensation plan for fiscal year 2016 and 2017, respectively.

Stock Awards and Option Awards (Columns (d) and (e))

The amounts reported in Columns (d) and (e) represent the grant date fair values of equity awards shown in accordance with Accounting Standards Codification Topic 718, disregarding the estimate of forfeitures related to service-based vesting conditions. Such values do not reflect whether the recipient has actually realized a financial benefit from the award. There were no forfeitures by named executive officers in fiscal years 2015, 2016, or 2017. See Note 10 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 relating to assumptions made in the valuations. Following the 2017 fiscal year end, Mr. Frary forfeited all FY17 - FY19 performance shares and approximately 29% of his FY16 - FY18 performance shares. Mr. Frary also forfeited all stock option and restricted stock units that had not yet vested at the time of his separation from service on November 13, 2017.

For awards that are subject to performance conditions, such as the performance shares included in the table above, we report the fair values at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome is assumed to be at target level attainment and the grant date fair values of the FY17 - FY19 performance shares at target level attainment were as follows: Mr. Collis—$2,799,990, Mr. Guttman—$1,000,018, Mr. Chou—$800,029, Ms. Howell—$599,965, Mr. Mauch—$800,029, and Mr. Frary—$720,034. The following represents the grant date fair value of the performance share awards at maximum level attainment: Mr. Collis—$4,199,984, Mr. Guttman—$1,500,027, Mr. Chou—$1,200,006, Ms. Howell—$899,986, Mr. Mauch—$1,200,006, and Mr. Frary—$1,080,013. Mr. Frary was not vested in the FY17 - FY19 performance shares at the time of his separation from service.

Long-term equity incentive awards were made pursuant to our Omnibus Incentive Plan. Stock options have an exercise price equal to the closing price of our Common Stock on the date of grant. Stock options vest at the rate of 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of seven years from the date of grant. Unvested options normally cease to vest upon any termination of employment other than involuntary termination of employment within two years after a change in control or upon retirement to the extent and according to the schedule set forth in the applicable award agreement. If we terminate a named executive officer for cause, all outstanding options (vested and unvested) are immediately canceled. (See the section of this proxy statement titled "Potential Payments Upon Termination of Employment or Change in Control" for a description of the impact of termination of employment on vesting and exercisability of restricted stock and stock options.)

Restricted stock and restricted stock unit awards vest on the third anniversary of the grant date. Unvested restricted stock or restricted stock units are forfeited if the executive leaves the Company prior to vesting, except by reason of death or disability or upon an involuntary termination of employment within two years after a change in control. In accordance with the dividend rate applicable to the declaration of dividends on our Common Stock from time to time, dividends on unvested restricted stock (and restricted stock units) are accrued and paid upon vesting. The dividend rate is not preferential. A restricted stock unit is a right to receive shares of our Common Stock that is delivered at the time and to the extent that the restricted stock unit vests.

Performance shares vest at the end of the three-year performance period applicable to the awards, subject to achievement of the performance metrics and except as noted below. Performance shares are settled using shares of our Common Stock. Each performance share represents the right to receive one share of our Common Stock. The Common Stock is not restricted upon payout of the award. If threshold performance for a performance metric is not achieved, the executive will forfeit the right to receive any payout based on that metric. Except as set forth below, the executive must remain continuously employed by us through the end of the original performance period in order to receive a payout of the award. An executive will forfeit his or her award under the performance plan upon voluntary termination of employment or termination for cause prior to vesting. An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive's death, disability or involuntary termination without cause prior to vesting, provided such event occurs after at least eighteen months from the beginning of the performance period. In addition, in the event of the executive's death or disability, the performance period will be measured only through the end of the most recently completed quarter prior to such event. Upon a change in control of AmerisourceBergen, an executive will be entitled to receive a payout, if any, based upon a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control), but the vesting and the payout of the award, if any, would be made at the end of the original performance period so long as the executive is continuously employed by us. However, in the case of the executive's involuntary termination with or without cause within two years of a change in control, the performance award will vest on the date of the executive's termination. If an executive voluntarily retires, the executive will be entitled to receive a payout of his or her award at the end of the three-year performance period, if any, depending on assessment of our performance at the end of the three-year performance period. In accordance with the dividend rate applicable to the declaration of dividends on our Common Stock from time to time, dividends on unvested performance shares are accrued and paid upon vesting. If the required performance is attained, the executive will receive a cash payment equal in value to the total dividends that would have been paid on the award. The dividend rate is not preferential. There are no dividends paid on outstanding performance shares during the performance period.

Non-Equity Incentive Plan Compensation (Column (f))

The amounts reported in Column (f) represent the annual cash bonuses awarded to the named executive officers pursuant to our Omnibus Incentive Plan for the fiscal year shown. (See cash bonus discussion in the section of this proxy statement titled "Compensation Discussion and Analysis—FY2017 Short-Term Cash Incentive.")

All Other Compensation (Column (g))

The following table shows the specific components of the amounts shown for fiscal year 2017 in Column (g) of the Summary Compensation Table:

Name	Year	Employee Investment Plan (1)	Benefit Restoration Plan (2)	Financial Planning and Tax Preparation	Dividends Paid Upon Vesting of Equity Awards (3)	Total
Steven H. Collis	2017	$8,100	$92,231	$15,000	$212,077	$327,408

Tim G. Guttman	2017	$8,100	$38,119	$15,000	$60,275	$121,494

John G. Chou	2017	$8,100	$32,218	$15,000	$39,129	$94,447

Peyton R. Howell	2017	$8,100	$25,082	$27,263	$35,961	$96,406

Robert P. Mauch	2017	$8,100	$25,685	$15,000	$60,848	$109,633

James D. Frary	2017	$8,100	$43,799	$15,000	$45,460	$112,359

(1)
These amounts represent Company contributions under the AmerisourceBergen Employee Investment Plan, our 401(k) plan, which were posted to the executives' accounts during fiscal year 2017.

(2)
These amounts represent Company contributions to the AmerisourceBergen Corporation Benefit Restoration Plan, which were posted to the executives' accounts during fiscal year 2017. Mr. Frary forfeited all amounts in his account under this plan in connection with his separation from service on November 13, 2017.

(3)
These amounts represent dividends paid upon vesting of restricted stock, restricted stock units and performance shares for awards that vested in fiscal year 2017.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2017.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Steven H. Collis	Restricted Stock Units	11/9/2016	—	—	—	—	—	—	18,516	—	—	$1,399,995
	Performance Shares	11/9/2016	—	—	—	18,516	37,032	55,548	—	—	—	$2,799,990
	Stock Options	11/9/2016	—	—	—	—	—	—	—	206,642	$75.61	$2,799,999
	Cash Bonus	n/a	$186,000	$1,860,000	$3,720,000	—	—	—	—	—	—	—

Tim G. Guttman	Restricted Stock Units	11/9/2016	—	—	—	—	—	—	6,613	—	—	$500,009
	Performance Shares	11/9/2016	—	—	—	6,613	13,226	19,839	—	—	—	$1,000,018
	Stock Options	11/9/2016	—	—	—	—	—	—	—	73,801	$75.61	$1,000,004
	Cash Bonus	n/a	$71,000	$710,000	$1,420,000	—	—	—	—	—	—	—

John G. Chou	Restricted Stock Units	11/9/2016	—	—	—	—	—	—	5,290	—	—	$399,977
	Performance Shares	11/9/2016	—	—	—	5,290	10,581	15,871	—	—	—	$800,029
	Stock Options	11/9/2016	—	—	—	—	—	—	—	59,041	$75.61	$800,006
	Cash Bonus	n/a	$63,426	$634,258	$1,268,515	—	—	—	—	—	—	—

Peyton R. Howell	Restricted Stock Units	11/9/2016	—	—	—	—	—	—	3,968	—	—	$300,020
	Performance Shares	11/9/2016	—	—	—	3,968	7,935	11,903	—	—	—	$599,965
	Stock Options	11/9/2016	—	—	—	—	—	—	—	44,280	$75.61	$599,994
	Cash Bonus	n/a	$53,567	$535,671	$1,071,342	—	—	—	—	—	—	—

Robert P. Mauch	Restricted Stock Units	11/9/2016	—	—	—	—	—	—	5,290	—	—	$399,977
	Performance Shares	11/9/2016	—	—	—	5,290	10,581	15,871	—	—	—	$800,029
	Stock Options	11/9/2016	—	—	—	—	—	—	—	59,041	$75.61	$800,006
	Cash Bonus	n/a	$46,603	$621,370	$1,242,740	—	—	—	—	—	—	—

James D. Frary(4)	Restricted Stock Units	11/9/2016	—	—	—	—	—	—	4,761	—	—	$359,979
	Performance Shares	11/9/2016	—	—	—	4,761	9,523	14,284	—	—	—	$720,034
	Stock Options	11/9/2016	—	—	—	—	—	—	—	53,137	$75.61	$720,006
	Cash Bonus	n/a	$45,000	$600,000	$1,200,000	—	—	—	—	—	—	—

(1)
These amounts represent possible payouts of fiscal year 2017 cash bonuses under the Omnibus Incentive Plan. The amounts shown in the "Threshold" column represent the minimum amount payable under the Omnibus Incentive Plan based on the assumption that corporate and business unit performance met the thresholds established for the financial performance goals. We generally do not pay a bonus for performance that is at or below the threshold established for financial performance goals except for the operating income margin financial measure, where we pay 50% at threshold. For performance that exceeds threshold but does not meet target, bonus payments are based on the level of performance and are increased ratably until target is reached. Actual payouts for fiscal year 2017 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
These share amounts represent the range of possible performance share award payouts at various levels of attainment for the performance period beginning October 1, 2016 and ending September 30, 2019.

(3)
Amounts in this column represent the grant date fair value of restricted stock units, performance shares and nonqualified stock options. For awards made to our named executive officers on November 9, 2016, the dollar value shown for restricted stock is based on the closing price of our Common Stock of $75.61 per share on November 9, 2016. For awards that are subject to performance conditions, such as the performance shares, in the table above, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome of the performance shares is assumed to be at target level attainment. The dollar amount shown for nonqualified stock options was determined on the basis of a binomial method of valuation.

(4)
Following the 2017 fiscal year end, Mr. Frary forfeited the performance shares and certain of the restricted stock units and stock options that had not yet vested at the time of his separation from service.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

The following table provides information on stock options and stock awards (including unvested/unearned restricted stock, restricted stock units and performance shares) held by our named executive officers as of September 30, 2017.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Steven H. Collis	02/29/2012	283,467	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	100,827	—	$40.21	11/14/2019	—	—	—	—
	08/07/2013	107,826	—	$58.74	08/07/2020	—	—	—	—
	11/13/2013	179,144	59,715	$68.49	11/13/2020	—	—	—	—
	11/12/2014	94,035	94,035	$88.71	11/12/2021	15,105	$1,249,939	—	—
	11/12/2015	38,351	115,055	$98.24	11/11/2022	13,640	$1,128,710	40,920	$3,386,130
	11/09/2016	—	206,642	$75.61	11/09/2023	18,516	$1,532,199	55,548	$4,596,597

		803,650	475,447			47,261	$3,910,848	96,468	$7,982,727

Tim G. Guttman	02/29/2012	46,917	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	68,850	—	$40.21	11/14/2019	—	—	—	—
	11/13/2013	45,454	15,152	$68.49	11/13/2020	—	—	—	—
	11/12/2014	28,070	28,070	$88.71	11/12/2021	4,509	$373,120	—	—
	11/12/2015	11,448	34,345	$98.24	11/11/2022	4,072	$336,958	12,215	$1,010,791
	11/09/2016	—	73,801	$75.61	11/9/2023	6,613	$547,226	19,839	$1,641,677

		200,739	151,368			15,194	$1,257,304	32,054	$2,652,468

John G. Chou	02/16/2011	63,750	—	$36.37	02/16/2018	—	—	—	—
	02/29/2012	48,818	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	55,988	—	$40.21	11/14/2019	—	—	—	—
	11/13/2013	29,412	9,804	$68.49	11/13/2020	—	—	—	—
	11/12/2014	18,245	18,246	$88.71	11/12/2021	2,931	$242,540	—	—
	11/12/2015	11,448	34,345	$98.24	11/11/2022	4,072	$336,958	12,215	$1,010,791
	11/09/2016	—	59,041	$75.61	11/9/2023	5,290	$437,748	15,871	$1,313,325

		227,661	121,436			12,293	$1,017,246	28,086	$2,324,116

Peyton R. Howell	02/29/2012	13,200	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	41,746	—	$40.21	11/14/2019	—	—	—	—
	11/13/2013	26,738	8,913	$68.49	11/13/2020	—	—	—	—
	11/12/2014	16,842	16,842	$88.71	11/12/2021	2,705	$223,839	—	—
	11/11/2015	7,441	22,324	$98.24	11/11/2022	2,647	$219,039	7,940	$657,035
	11/09/2016	—	44,280	$75.61	11/09/2023	3,968	$328,352	11,903	$984,973

		105,967	92,359			9,320	$771,230	19,843	$1,642,008

Robert P. Mauch	02/29/2012	11,260	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	24,767	—	$40.21	11/14/2019	—	—	—	—
	11/13/2013	23,679	7,894	$68.49	11/13/2020	—	—	—	—
	11/12/2014	8,280	8,281	$88.71	11/12/2021	1,330	$110,058	—	—
	11/11/2015	10,303	30,911	$98.24	11/11/2022	3,664	$303,196	10,993	$909,671
	11/09/2016	—	59,041	$75.61	11/09/2023	5,290	$437,748	15,871	$1,313,325

		78,289	106,127			10,284	$851,002	26,864	$2,222,996

James D. Frary(5)	02/16/2011	52,500	—	$36.37	02/16/2018	—	—	—	—
	02/29/2012	39,370	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	55,988	—	$40.21	11/14/2019	—	—	—	—
	11/13/2013	34,759	11,587	$68.49	11/13/2020	—	—	—	—
	11/12/2014	21,052	21,053	$88.71	11/12/2021	3,382	$279,861	—	—
	11/11/2015	9,158	27,476	$98.24	11/11/2022	3,257	$269,517	9,772	$808,633
	11/09/2016	—	53,137	$75.61	11/09/2023	4,761	$393,973	14,284	$1,182,001

		212,827	113,253			11,400	$943,351	24,056	$1,990,634

(1)
Stock options vest at a rate of 25% per year on the anniversary of the grant date over the four-year period from the date of grant.

(2)
Restricted stock awards and restricted stock units vest 100% on the third anniversary of the grant date.

(3)
Based on the closing price of our Common Stock of $82.75 per share on Friday, September 29, 2017, the last trading day of our last completed fiscal year.

(4)
Represents the number of performance shares at maximum level attainment. Performance shares vest, if at all, subject to attainment of the applicable performance metrics at the end of the three-year performance period.

(5)
Following the 2017 fiscal year end, Mr. Frary forfeited a total of 68,697 shares underlying stock options granted on November 12, 2014, November 11, 2015 and November 9, 2016 that had not yet vested on his date of separation.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2017

The following table sets forth the number of shares acquired upon the vesting of performance shares and the value realized upon exercise of stock options and vesting of restricted stock and restricted stock units during fiscal year 2017 by each of the named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Steven H. Collis	180,000	$8,718,888	55,842	$4,545,992

Tim G. Guttman	11,600	$471,888	15,793	$1,287,859

John G. Chou	—	—	10,251	$835,968

Peyton R. Howell	68,243	$3,479,703	9,417	$768,073

Robert P. Mauch	—	—	15,979	$1,419,896

James D. Frary	23,750	$1,275,072	11,918	$971,676

(1)
Value realized on exercise is based on the fair market value of our Common Stock on the date of exercise minus the exercise price and does not necessarily reflect cash actually received by the named executive officer.

(2)
Value realized on vesting is based on the fair market value of our Common Stock on the date of vesting before tax withholding and does not necessarily reflect cash actually received by the named executive officer.

PENSION BENEFITS

The following table provides information concerning supplemental retirement benefits for Ms. Howell. The other named executive officers do not participate in a pension or supplemental pension plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (1)	Payment During Last Fiscal Year
Peyton R. Howell	Supplemental Executive Retirement Plan	12.5	$99,743	—

(1)
The present value of the accumulated SERP benefit is calculated as of the September 30, 2017 using minimum lump sum factors as required by the Internal Revenue Service. See Note 9 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for assumptions used to estimate the benefit obligation.

We maintain a supplemental retirement plan for certain individuals who were designated officers and directors of one of our predecessor companies, Bergen Brunswig Corporation. Ms. Howell participates in this supplemental retirement plan. The plan was frozen as to new participants and compensation as of September 30, 2003. The plan is referred to as a "target" benefit plan because the plan seeks to provide a target level of retirement income for each participant based on a variety of factors. In general, benefits are determined based on a percentage of average compensation earned during the five years preceding the earlier of termination of employment or December 31, 2001, reduced by certain amounts, including, among others, the participant's social security payments and other retirement benefits payable to the participant. A $5,000 funeral benefit is payable to a participant's estate if the participant dies before the termination of employment. Under this plan, benefits become fully vested after five years of service or the attainment of age 62 while employed by us. Ms. Howell's benefits under this plan have fully vested. Benefits are payable in a lump sum or in the form of a joint and survivor annuity, consisting of monthly payments to the participant for life. Upon the participant's death, a specified percentage of the monthly benefit will be paid to the participant's surviving beneficiary for the beneficiary's remaining life. Benefits payable under the plan are subject to any restrictions imposed under Section 409A of the Internal Revenue Code governing deferred compensation.

NON-QUALIFIED DEFINED CONTRIBUTION AND
OTHER DEFERRED COMPENSATION IN FISCAL YEAR 2017

The following table sets forth information regarding participation by the named executive officers in AmerisourceBergen's deferred compensation plan and benefit restoration plan during fiscal year 2017 and at fiscal year end.

Name	(a) Executive Contributions in Last Fiscal Year to Deferred Compensation Plan ($)	(b) AmerisourceBergen Contributions in Last Fiscal Year to AmerisourceBergen Corporation Benefit Restoration Plan ($) (1)	(c) Aggregate Earnings in Last Fiscal Year in Deferred Compensation Plan ($) (2)	(d) Aggregate Earnings in Last Fiscal Year in Benefit Restoration Plan ($) (2)	(e) Aggregate Withdrawals/ Distributions ($)	(f) Aggregate Balance at Last Fiscal Year End in Deferred Compensation Plan ($)	(g) Aggregate Balance at Last Fiscal Year End in Benefit Restoration Plan ($) (3)
Steven H. Collis	$179,725	$92,231	$520,079	$120,915	—	$3,232,985	$1,113,416

Tim G. Guttman	—	$38,119	—	$45,034	—	—	$420,695

John G. Chou	$111,614	$32,218	$8,402	$39,689	—	$120,016	$425,389

Peyton R. Howell	—	$25,082	—	$128,119	—	—	$787,884

Robert P. Mauch	$26,344	$25,685	$781	$19,832	—	$40,534	$158,234

James D. Frary (4)	—	$43,799	$99,845	$41,382	—	$637,654	$298,522

(1)
The amounts shown as Company contributions to the benefit restoration plan are also reported as compensation to the named executive officer in the Summary Compensation Table.

(2)
Amounts shown represent the net change to the named executive officer's account in fiscal year 2017 for the aggregate gains and losses on the plan investments under the benefit restoration plan and the deferred compensation plan. The amounts shown are not considered above market or preferential earnings and are not reported as compensation in the Summary Compensation Table.

(3)
The amounts reflected in columns (f) and (g) for the named executive officers, with the exception of the amounts reflected in columns (a), (b), (c) and (d), if any, have been reported in prior Company proxy statements.

(4)
Mr. Frary forfeited all amounts in his benefit restoration plan account in connection with his separation from service on November 13, 2017.

Deferred Compensation Plan.    Eligible executive officers may elect to defer up to 50% of their annual cash compensation and have the deferred amount credited in an account under the deferred compensation plan. Deferral elections are made in December for compensation to be earned in the next year. Election forms must be filed for each year an executive officer wishes to defer compensation and each form shall specify the method of payment of benefits and the time such payment is to commence. Participants select the investment options under the plan and may change their election at any time by contacting the plan administrator. Aggregate earnings and losses on plan investments are credited to participants' accounts on a quarterly basis. The deferred benefits will be distributed by us in accordance with the terms of the plan and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer must specify whether he or she wishes to receive payment starting in the year of retirement or in the year after retirement and may elect to receive the deferred benefits (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the plan.

AmerisourceBergen Corporation Benefit Restoration Plan.    Selected key management, including all of the named executive officers, participate in the benefit restoration plan. The benefit restoration plan credits the account of each eligible participant with an annual amount equal to three percent (3%) of the participant's base salary and bonus incentive to the extent that his or her compensation exceeds the annual compensation limit established for our 401(k) plan by the Internal Revenue Code. The compensation limit was $270,000 for 2017. Annual accruals under the executive plan commenced effective as of January 1, 2006. In addition to annual accruals, certain eligible participants were credited with an initial amount based on his or her service after the merger in 2001 to form AmerisourceBergen. Fidelity Investments administers the benefit restoration plan. Participants are permitted to allocate the amounts in their accounts among investment options specified by the benefit restoration plan administrator from time to time. Such allocation is only for the purposes of determining gains and losses based on the performance of the underlying investments. Fidelity credits participant accounts with plan benefits following the close of each calendar year. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated for disability, death and a change in control (as long as the participant is employed by the Company on the date of the change in control). If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan.

Employment Agreements

We have employment agreements with each of our named executive officers. The employment agreements are substantially similar in form and substance. Each employment agreement provides the following:

  ■
  Continuation of base salary in effect for the named executive officer, subject to increase in accordance with our prevailing practice from time to time.

  ■
  Incentive compensation, bonus and benefits in accordance with our prevailing practice from time to time.

  ■
  Rights on our part to terminate the executive for cause or without cause.

  ■
  Rights on the executive's part to terminate for good reason (upon at least 60 days' prior written notice and opportunity for the Company to cure) or without good reason (upon at least 30 days' prior written notice).

  ■
  During, and for a period of two years following termination of employment, each of the named executive officers has agreed not to (i) compete, directly or indirectly, with any business in which we or our subsidiaries engage or are considering for development or investment or (ii) solicit any of our employees for employment. The non-compete obligation of our named executive officers also includes the obligation to abide by non-compete obligations to which we are subject as a result of a divestiture or other contractual restrictions.

Potential Payments upon Termination of Employment or Change in Control

Termination of Employment without Cause or Resignation with Good Reason.    Our named executive officers' employment agreements provide for severance payments in the event that we terminate their employment without cause or they leave the Company for good reason. The table below identifies what would constitute cause or good reason to terminate employment under the agreements:

Cause for termination means:	Good reason for termination means:
Continued failure to substantially perform job duties	Reduction in base salary

Willful misconduct	Diminution of authority, duties or responsibilities

Conviction of a felony or a misdemeanor involving moral turpitude that materially harms the Company	Failure to provide agreed position or pay

In order to receive severance payments, the named executive officer must sign a release of any and all claims relating to his employment with us. Severance payments and benefits include:

  ■
  payment of base salary for a period of two years following the loss of employment;

  ■
  payment of a pro rata bonus for the portion of the year completed prior to loss of employment or, in the case of certain executives, a two-year bonus continuation payment based on the average annual bonuses paid in the preceding three years;

  ■
  reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

  ■
  executive outplacement assistance; and

  ■
  accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment).

To the extent compliance with Section 409A of the Internal Revenue Code is necessary to avoid the application of an excise tax to any of the foregoing payments and benefits, the employment agreements provide for deferral (without interest) of any affected amounts due in the six months following the termination of employment.

Termination of Employment with Cause or Resignation without Good Reason.    If we terminate an executive for cause or he resigns without good reason, we will not pay the executive any cash severance. We will, however, pay him accrued but unpaid cash compensation through the date of termination. These amounts will include base salary through the date of termination, declared but unpaid bonus, accrued vacation pay and outstanding employee business expenses.

Disability or Death.    If a named executive officer becomes disabled or dies, we will pay the executive, or his or her estate, the executive's pro rata target bonus and an amount equal to his or her accrued but unpaid cash compensation (including base salary, vacation pay and outstanding business expenses). We will pay this amount in a lump sum in cash within 30 days from the date of disability or death, except for the portion attributable to the cash bonus. That amount will be paid when the annual bonuses are paid to all employees generally.

Retirement Benefits and Deferred Compensation.    Following retirement or termination of employment, our named executive officers will receive payment of retirement benefits and deferred compensation under various plans in which they participate. The value of the deferred compensation as of September 30, 2017 is set forth in the table entitled "Nonqualified Defined Contribution and Other Deferred Compensation." There are no special or enhanced benefits under those plans for our named executive officers except that any account balances under the benefit restoration plan would vest upon an executive's disability or death or as a result of a change in control of the Company as long as the executive is employed by us on the date of the change in control.

Change in Control.    We do not provide cash severance or enhanced benefits under the employment agreements with our named executive officers solely in connection with a change in control of the Company. Certain of our benefit plans provide for accelerated vesting in connection with a change in control as follows:

  ■
  account balances under the benefit restoration plan will immediately vest upon a change in control as long as the executive is still employed by us;

  ■
  unvested stock options will vest and restrictions on stock awards will lapse if the executive is involuntarily terminated by us, whether or not for cause, within two years after a change in control; and

  ■
  unvested performance shares will vest in the case of an executive's involuntary termination of employment, whether or not for cause, within two years of a change in control and the payout of the award, if any, will be based on a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control).

In addition, there are some circumstances where an award of benefits in connection with a change in control of the Company is discretionary. Our internal benefits committee has discretion under our Omnibus Incentive Plan to pay bonuses to eligible employees during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control. In the event of a change in control, the Board may, in its discretion, cancel outstanding options that are not exercised within 30 days of the change in control, cash out the value of outstanding options or restricted stock or make any other adjustments it deems appropriate under the Omnibus Incentive Plan. The Board may also cancel any award made under the Omnibus Incentive Plan in exchange for payment of an equal value in cash or stock.

No payments made to a named executive officer as a result of termination may constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements require us to reduce, if necessary, the amount of severance due to the named executive officers in connection with a termination of employment to ensure that such payments do not constitute excess parachute payments.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The table below quantifies the potential payments that would be owed to each named executive officer under various scenarios involving the termination of employment or change in control of the Company as of September 30, 2017, except in the case of Mr. Frary, whose separation of service occurred on November 13, 2017. The amounts presented are in addition to the balances under our deferred compensation plan (set forth on page 50):

Name	Benefit	Death and Termination with Disability (1)	Termination by Executive without Good Reason	Termination by Company without Cause or by Executive for Good Reason	Termination by Company for Cause	Change in Control	Involuntary Termination with or without Cause within Two Years of Change in Control (2)
Steven H. Collis	Accrued Unpaid Salary	$23,846	$23,846	$23,846	$23,846	—	—
	2017 Bonus	$1,860,000	—	$1,860,000	—	—	—
	Salary Continuation	—	—	$2,480,000	—	—	—
	Bonus Continuation	—	—	$3,758,549	—	—	—
	COBRA Premiums	—	—	$52,712	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(3)	$7,742,754	—	—	—	—	$11,559,626
	Incremental Pension Benefits(4)	—	—	—	—	—	—
	Benefit Restoration Plan(5)	$1,113,416	$1,113,416	—	—	$1,113,416	—

	Total	$10,740,016	$1,137,262	$8,185,107	$23,846	$1,113,416	$11,559,626

Tim G. Guttman	Accrued Unpaid Salary	$13,654	$13,654	$13,654	$13,654	—	—
	2017 Bonus	$710,000	—	$710,000	—	—	—
	Salary Continuation	—	—	$1,420,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	$37,621	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(3)	$2,449,532	—	—	—	—	$3,768,595
	Incremental Pension Benefits(4)	—	—	—	—	—	—
	Benefit Restoration Plan(5)	$420,695	$420,695	—	—	$420,695	—

	Total	$3,593,881	$434,349	$2,191,275	$13,654	$420,695	$3,768,595

John G. Chou	Accrued Unpaid Salary	$12,692	$12,692	$12,692	$12,692	—	—
	2017 Bonus	$634,258	—	$634,258	—	—	—
	Salary Continuation	—	—	$1,320,000	—	—	—
	Bonus Continuation	—	—	$1,370,041	—	—	—
	COBRA Premiums	—	—	$25,596	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(3)	$2,027,826	—	—	—	—	$3,128,015
	Incremental Pension Benefits(4)	—	—	—	—	—	—
	Benefit Restoration Plan(5)	$425,389	$425,389	—	—	$425,389	—

	Total	$3,100,165	$438,081	$3,372,587	$12,692	$425,389	$3,128,015

Peyton R. Howell	Accrued Unpaid Salary	$11,058	$11,058	$11,058	$11,058	—	—
	2017 Bonus	$535,671	—	$535,671	—	—	—
	Salary Continuation	—	—	$1,150,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	$32,356	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(3)	$1,506,486	—	—	—	—	$2,309,106
	Incremental Pension Benefits(4)	$18,807	$18,807	$18,807	—	—	—
	Benefit Restoration Plan(5)	$787,884	$787,884	—	—	$787,884	—

	Total	$2,859,906	$817,749	$1,757,892	$11,058	$787,884	$2,309,106

Robert P. Mauch	Accrued Unpaid Salary	$12,981	$12,981	$12,981	$12,981	—	—
	2017 Bonus	$621,370	—	$621,370	—	—	—
	Salary Continuation	—	—	$1,350,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	$30,721	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(3)	$1,789,439	—	—	—	—	$2,867,175
	Incremental Pension Benefits(4)	—	—	—	—	—	—
	Benefit Restoration Plan(5)	$158,234	$158,234	—	—	$158,234	—

	Total	$2,582,024	$171,215	$2,025,072	$12,981	$158,234	$2,867,175

James D. Frary(6)	Accrued Unpaid Salary	—	—	$11,538	—	—	—
	2017 Bonus	—	—	$631,592	—	—	—
	Salary Continuation	—	—	$1,200,000	—	—	—
	Bonus Continuation	—	—	$72,000	—	—	—
	COBRA Premiums	—	—	$38,416	—	—	—
	Outplacement	—	—	$40,000	—	—	—
	Accelerated Vesting of Equity(3)	—	—	—	—	—	—
	Incremental Pension Benefits(4)	—	—	—	—	—	—
	Benefit Restoration Plan(5)	—	—	—	—	—	—

	Total	—	—	$1,993,546	—	—	—

(1)
In the case of death, the present value of amounts owed as salary continuation will be paid within a specified time after death. In addition, there is no bonus continuation in the event of death.

(2)
The benefits shown are in addition to any amounts that the named executive officer would receive (i) as a result of the accelerated vesting of account balances under the benefit restoration plan upon a change in control, as shown in the column "Change in Control," or (ii) if the termination of his or her employment was without cause, as shown in the column "Termination by Company without Cause or by Executive for Good Reason."

(3)
The value of the accelerated vesting of unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock held by the named executive officer as of Friday, September 29, 2017 by $82.75, the closing price of our Common Stock on that date. The value of the accelerated vesting of unvested options is calculated by multiplying the number of unvested options held by the named executive officer on Friday, September 29, 2017 by the difference between the exercise price of the options and $82.75, the closing price of a share of our Common Stock on that date. Unvested restricted stock vests immediately in the case of disability or death and upon an involuntary termination of employment within two years of a change in control of the Company. Unvested stock options vest upon death or disability and upon an involuntary termination of employment within two years of a change in control of the Company. The value of the accelerated vesting of unvested performance shares is calculated by multiplying the number of performance shares that would vest based upon the performance to date by $82.75, the closing price of our Common Stock on Friday, September 29, 2017.

(4)
The amounts shown as incremental pension and supplemental retirement benefits payable in the event that the named executive officer's employment had been terminated as of September 30, 2017 represent the increase, if any, in the actual benefit, payable as a lump sum, over the present value of the accumulated benefit shown in the Pension Benefits table. The lump sum amounts were calculated using the RP 2014 Mortality table, with life expectancy projected in accordance with IRS rules and the applicable minimum present value segment interest rates. Benefits under the supplemental retirement plans may be forfeited if a participant is terminated for cause or engages in conduct that is detrimental to AmerisourceBergen, such as joining a competitor.

(5)
The amounts shown represent the value of unvested account balances under the benefit restoration plan for events that would result in the accelerated vesting and payment of those benefits. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated upon disability or death and upon a change in control of the Company (so long as the participant is employed by the Company on the date of the change in control). Unvested account balances are forfeited if the participant is terminated for any reason other than death or disability. If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan. Distribution of account balances upon termination of employment, death, disability or change in control are made in a lump sum.

(6)
The amounts shown represent payments made or required to be paid to Mr. Frary in connection with his separation from service on November 13, 2017.

Equity Awards.    Our restricted stock, restricted stock unit, performance share and stock option awards include provisions that result in the vesting or forfeiture of awards, depending on the reason for termination of employment. These provisions are as follows:

Reason for Termination	Unvested Awards	Impact on Expiration Date of Vested Options
Termination for Cause	Forfeit	Immediately upon termination

Voluntary Termination by Executive	Forfeit	3 months from date of termination

Termination without Cause	Forfeit Restricted Stock and
Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if termination is prior to 18 months from the beginning of the performance period; otherwise, payout at end of performance period is reduced pro-rata for period of employment	1 year from date of termination

Involuntary Termination by AmerisourceBergen within 2 Years of Change in Control	Restrictions lapse on Restricted Stock and Restricted Stock Units Options vest Performance Shares vest with performance period measured only through end of quarter preceding change in control event	1 year from date of termination

Death	Restrictions lapse on Restricted Stock
and Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if death is prior to 18 months from the beginning of the performance period; otherwise, performance shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding death	1 year from date of death

Disability	Restrictions lapse on Restricted Stock
and Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if disability occurs prior to 18 months from the beginning of the performance period; otherwise, Performance Shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding disability	1 year from date of termination

Retirement	Restricted Stock, Restricted Stock Units, Performance Shares and Options continue to vest to the extent and according to the schedule set forth in the applicable award agreement	Expires at the end of the stated term in the applicable award agreement

CERTAIN TRANSACTIONS

What is our policy with regard to loans to directors or officers?

Our corporate governance principles prohibit us from making any loans or extensions of credit to directors or executive officers. We do not have any programs under which we extend loans to either directors or officers.

What is our policy with respect to transactions with related persons?

We have a written Related Persons Transactions Policy, which is posted on our website at investor.amerisourcebergen.com. The Audit Committee must approve or ratify any transaction, arrangement or relationship exceeding $120,000 in which the Company and any related person has a direct or indirect material interest. This policy includes any series of transactions that exceeds $120,000 in the aggregate in any calendar year. Related persons include:

  ■
  directors and nominees;

  ■
  executive officers;

  ■
  persons controlling more than 5% of our Common Stock;

  ■
  the immediate family members of each of these individuals; and

  ■
  a firm, corporation or other entity in which any of these individuals is employed or is a partner or principal or in which any of these individuals has more than 5% ownership interest.

Related persons must notify our Chief Legal & Business Officer in advance of any proposed transaction with us. They must explain the principal features of the proposed transaction, including its potential value and benefit to us. The Chief Legal & Business Officer will refer all proposed related person transactions exceeding $120,000 to the Audit Committee for review.

The Audit Committee will consider the proposed transaction at its next regularly scheduled meeting. In reviewing the proposed transaction, the committee will take into account those factors it considers appropriate, including the business reasons for the transaction and whether the terms of the transaction are fair to the Company and no less favorable than would be provided by an unaffiliated third party. The committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, nominees or executive officers. Directors with an interest in any proposed transaction will not vote on the proposed transaction. The committee will review annually any ongoing related person transactions.

Do we have any transactions with related persons?

Yes. Walgreens Boots Alliance, through Walgreens Boots Alliance Holdings LLC (formerly known as WAB Holdings LLC), is a person controlling more than 5% of our Common Stock, and transactions between us and Walgreens Boots Alliance are subject to our Related Persons Transactions Policy.

We have a strategic relationship with Walgreens Boots Alliance established through various agreements and arrangements. Under certain of these agreements and arrangements, Walgreens Boots Alliance also has the right to designate up to two members of our Board upon achieving specified ownership levels of our Common Stock. We have summarized these agreements and arrangements with Walgreens Boots Alliance below.

As previously disclosed, in March 2013, we entered into various agreements and arrangements with Walgreens Boots Alliance, including a ten-year pharmaceutical distribution agreement pursuant to which we distribute branded and generic pharmaceutical products to Walgreens Boots Alliance and a generics purchasing services arrangement that provides us with the ability to access generics and related pharmaceutical products through a global sourcing arrangement with Walgreens Boots Alliance Development GmbH. In May 2016, our distribution agreement with Walgreens Boots Alliance and our global sourcing arrangement with Walgreens Boots Alliance Development GmbH were extended until 2026. In fiscal year 2017, Walgreens Boots Alliance accounted for 30% of our revenues.

In connection with our strategic relationship, in March 2013, we entered into a Framework Agreement with affiliates of Walgreens Boots Alliance (the "Framework Agreement") pursuant to which (i) subsidiaries of Walgreens Boots Alliance were granted the right to purchase a minority equity position in AmerisourceBergen, beginning with the right, but not the obligation, to purchase up to 19,859,795 shares of our Common Stock in open market transactions, with the right to designate up to two members of our board of directors upon achieving specified ownership levels; and (ii) wholly-owned subsidiaries of Walgreens Boots Alliance were issued (a) warrants to purchase up to an aggregate of 22,696,912 shares of our Common Stock at an exercise price of $51.50 per share, exercisable during a six month period beginning in March 2016 (the "2016 Warrants"), and (b) warrants to purchase up to 22,696,912 shares of our Common Stock at an exercise price of $52.50 per share, exercisable during a six month period beginning in March 2017 (the "2017 Warrants" and, together with the 2016 Warrants, the "Warrants").

In March 2016, the 2016 Warrants were exercised in full for $1,168.9 million in cash. In August 2016, the 2017 Warrants were amended so that they became exercisable in whole or in part during the six month period beginning in August 2016 at an exercise price of $52.50. In August 2016, the 2017 Warrants were exercised in full for $1,191.6 million in cash. As previously disclosed, we took steps to mitigate the potentially dilutive effect of the exercise of the Warrants by repurchasing shares of our Common Stock on the open market over time and through the exercise of purchased call options, by entering into a series of issuer capped call transactions with a financial institution, and by undertaking strategic acquisitions. For more information on the steps we took to mitigate the potentially dilutive effect of the exercise of the Warrants and the effectiveness of those steps, please see Note 7 of our 2017 Annual Report on Form 10-K.

In addition to the Framework Agreement, we entered into a Shareholders Agreement with Walgreens Boots Alliance in March 2013. The Shareholders Agreement contains, among other things, certain restrictions on Walgreens Boots Alliance's ability to transfer its shares of our Common Stock. The Shareholders Agreement also contains certain standstill provisions that, among other things and subject to certain exceptions, prohibit Walgreens Boots Alliance from acquiring additional shares of our Common Stock. The standstill provisions prohibit Walgreens Boots Alliance from entering into voting agreements or granting a proxy to any other person; participating or engaging in a proxy solicitation with respect to AmerisourceBergen; seeking to control or influence the management or policies of AmerisourceBergen; or entering into or proposing a merger, business combination or other similar extraordinary transaction involving AmerisourceBergen. The foregoing restrictions do not prohibit Walgreens Boots Alliance from, subject to certain requirements, making private proposals to AmerisourceBergen subject to the approval of our Board, or competing with third-party acquisition proposals. The Shareholders Agreement also contains various provisions relating to board representation, voting arrangements, registration rights and other matters. The subsidiaries of Walgreens Boots Alliance that participated as investors in our Common Stock (including Walgreens Boots Alliance Holdings) are also subject to the above-mentioned restrictions and provisions.

Walgreens Boots Alliance became entitled to designate a director to our Board when it, together with its subsidiaries, achieved ownership of 5% or more of our Common Stock. Walgreens Boots Alliance met this 5% threshold as of April 9, 2014. On November 14, 2016, Walgreens Boots Alliance filed a Schedule 13D/A with the Securities and Exchange Commission disclosing that it owned 56,854,867 shares of our Common Stock, or approximately 26.1% of our shares of Common Stock outstanding as of September 30, 2017. Ornella Barra is currently serving on our Board as Walgreens Boots Alliance's designee and is a nominee for director. Ms. Barra is also a member of our Finance Committee.

Walgreens Boots Alliance will be entitled to designate a second director to our Board upon the acquisition in full by it, together with its subsidiaries, in one or more open market transactions, of 19,859,795 shares of our Common Stock (subject to certain adjustments). As of November 30, 2017, Walgreens Boots Alliance had acquired 11,461,043 shares of our Common Stock through open market transactions (all of which took place in April 2014). If Walgreens Boots Alliance divests our equity securities such that it owns less than 14%, but at least 5% of the Common Stock, Walgreens Boots Alliance will no longer be entitled to designate two directors to the Board and will only be entitled to designate one director to the Board. If Walgreens Boots Alliance divests our equity securities such that it owns less than 5% of the Common Stock, Walgreens Boots Alliance will no longer be entitled to designate any directors to the Board, and the Shareholders Agreement will, subject to certain exceptions, terminate.

For so long as Walgreens Boots Alliance has the right to designate a director to our Board, subject to certain exceptions, including matters related to acquisition proposals, Walgreens Boots Alliance will be obligated to vote all of its shares of our Common Stock in accordance with the recommendation of the Board on all matters submitted to a vote of our stockholders (including the election of directors).

Do we have any transactions with persons related to management?

We do not have any transactions with persons related to management.

ITEM 3—ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are including this proposal, commonly known as a "say-on-pay" proposal, which gives our stockholders the opportunity to endorse our executive officer pay program and policies through the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to AmerisourceBergen's named executive officers, as disclosed in AmerisourceBergen's proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion."

In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis section beginning on page 31 for a detailed description of our executive compensation philosophy and programs, the compensation decisions of the Compensation and Succession Planning Committee under those programs and the factors considered in making those decisions.

AmerisourceBergen's executive compensation program is strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of AmerisourceBergen. Our executive compensation policies have enabled AmerisourceBergen to attract and retain talented and experienced senior executives and have benefited AmerisourceBergen over time.

We believe that the fiscal year 2017 compensation of our named executive officers is reasonable and competitive, aligns with AmerisourceBergen's fiscal year 2017 results and positions us for future growth.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board; however the Board values stockholders' opinions, and the Compensation and Succession Planning Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board unanimously recommends that you vote For the advisory resolution approving the compensation of AmerisourceBergen's named executive officers as described in this proxy statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table shows how much of our outstanding Common Stock is beneficially owned by each of the named executive officers, each of the directors and all directors and executive officers as a group as of November 30, 2017. The table also shows how much of our outstanding Common Stock is beneficially owned by owners of more than 5% of our outstanding Common Stock.

According to the rules adopted by the SEC, a person "beneficially owns" securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 218,337,972 shares of Common Stock outstanding as of the close of regular trading on the NYSE on November 30, 2017.

Name and Address of Beneficial Owner(1)	Title of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (#)(2)	Percent of Class
Steven H. Collis(3)	Chairman, President and Chief Executive Officer	1,202,919	*

Tim G. Guttman(3)	Executive Vice President and Chief Financial Officer	275,659	*

John G. Chou(3)	Executive Vice President and Chief Legal & Business Officer	292,210	*

Peyton R. Howell(3)	Executive Vice President and President, Health Systems, Physician Practices and Strategic Health Solutions	141,055	*

Robert P. Mauch(3)	Executive Vice President and Group President, Pharmaceutical Distribution & Strategic Global Sourcing	125,918

James D. Frary(3)	Former Executive Vice President and President, AmerisourceBergen Specialty Group	302,967	*

Ornella Barra(4)	Director	56,854,867	26.0%

Douglas R. Conant(5)	Director	5,439	*

D. Mark Durcan	Director	1,000	*

Richard W. Gochnauer(5)	Director	59,488	*

Lon R. Greenberg(5)	Director	11,318	*

Jane E. Henney, M.D.(5)	Lead Independent Director	17,367	*

Kathleen W. Hyle(5)	Director	28,341	*

Michael J. Long(5)	Director	32,867	*

Henry W. McGee(5)	Director	21,486	*

All directors and executive officers as a group (20 people)(6)		59,799,508	27.3%

BlackRock, Inc.(7)		13,241,030	6.1%

Vanguard Group Inc.(8)		14,760,838	6.8%

Walgreens Boots Alliance Holdings LLC(9)		56,854,867	26.0%

*
Less than 1.0%

(1)
The address for each named executive officer and director is: AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087.

(2)
Based on information furnished to us by the respective stockholders or obtained by us from sources we believe are reliable. We believe that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(3)
Common Stock and the percent of class listed as being beneficially owned by our named executive officers include outstanding options to purchase shares of Common Stock, which are exercisable within 60 days of November 30, 2017, as follows: Mr. Collis—957,694 shares;

  Mr. Guttman—236,624 shares; Mr. Chou—256,859 shares; Ms. Howell—113,866 shares; Mr. Mauch—115,387; and Mr. Frary—257,383 shares.

(4)
The aggregate number of shares beneficially owned by Ms. Barra consists of the 56,854,867 shares that are held by Walgreens Boots Alliance Holdings LLC. By virtue of her position as Co-Chief Operating Officer of Walgreens Boots Alliance, Inc., Ms. Barra may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 56,854,867 shares held by Walgreens Boots Alliance Holdings LLC.

(5)
Common Stock and the percent of class listed as being beneficially owned by our non-employee directors include outstanding options to purchase shares of Common Stock, which are exercisable within 60 days of November 30, 2017, as follows: Ms. Barra—0 shares; Mr. Conant—0 shares; Mr. Durcan—0 shares; Mr. Gochnauer—52,541 shares; Mr. Greenberg—0 shares; Dr. Henney—3,528 shares; Ms. Hyle—19,932 shares; Mr. Long—0 shares; and Mr. McGee—10,585 shares.

(6)
Includes all directors and executive officers, including the named executive officers. The aggregate number of shares beneficially owned by all directors and executive officers as a group includes the 56,854,867 shares that are held by Walgreens Boots Alliance Holdings LLC. See footnote (4) above.

(7)
This information is based on a Schedule 13G/A filed with the SEC on January 19, 2017 by BlackRock, Inc., which reports sole voting power with respect to 11,004,235 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 13,241,030 shares, shared dispositive power with respect to 0 shares, and an aggregate beneficial ownership of 13,241,030 shares. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(8)
This information is based on a Schedule 13G/A filed with the SEC on February 9, 2017 by The Vanguard Group, which reports sole voting power with respect to 267,653 shares, shared voting power with respect to 35,922 shares, sole dispositive power with respect to 14,460,353 shares, shared dispositive power with respect to 300,485 shares, and an aggregate beneficial ownership of 14,760,838 shares. In such filing, the Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(9)
This information is based on a Schedule 13D/A filed with the SEC on November 14, 2016 by Walgreens Boots Alliance, Inc. which reports that Walgreens Boots Alliance Holdings LLC, WBA Investments, Inc., and Walgreens Boots Alliance, Inc. have shared voting power with respect to 56,854,867 shares and shared dispositive ownership with respect to 56,854,867 shares. None of the these entities reported ownership of shares with sole voting power or sole dispositive power. In such filing, Walgreen Boots Alliance, Inc. lists its address 108 Wilmot Road, Deerfield, IL 60015.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of September 30, 2017 regarding our existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	11,306,615	(1)	$71	18,075,262(2)

Equity compensation plans not approved by security holders	—		N/A	—

Total	11,306,615		$71	18,075,262

(1)
Includes shares of our Common Stock to be issued upon exercise of outstanding options and vesting of restricted stock units and performance share awards under our Equity Incentive Plan and our Omnibus Incentive Plan.

(2)
Includes shares available for future issuances of equity awards (including options, restricted stock, restricted stock units and performance share awards) under the Omnibus Incentive Plan. As of March 6, 2014, we ceased to use the Equity Incentive Plan for issuances of equity awards.

ITEM 4—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE AMERISOURCEBERGEN CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN

What am I voting on?

You are voting on a proposal to approve an amendment and restatement of our AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan (the "Existing Plan" and, as proposed to be amended and restated, the "Plan") which will effect the following changes:

  (i)
  amend the purchase price formula for the purchase of shares to provide us with more flexibility in structuring offerings;

  (ii)
  extend the term from July 1, 2021 to July 1, 2028;

  (iii)
  amend the stockholder approval provisions to reflect best practices as permitted by current laws and regulations;

  (iv)
  expand the types of transactions for which the share reserve and outstanding purchase rights may be adjusted to reflect current best practices

  (v)
  change the name of the Plan from AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan to AmerisourceBergen Corporation Employee Stock Purchase Plan; and

  (vi)
  make such other technical revisions as appropriate to bring the Existing Plan into compliance with best practices and facilitate plan administration.

The Existing Plan is broad-based and allows us to to provide an incentive to attract, retain and reward eligible employees of the Company and any participating subsidiary companies (whether now existing or subsequently established) with the opportunity to periodically purchase shares of our Common Stock at a discount through their accumulated periodic payroll deductions. The Board believes that employees' continuing economic interest, as stockholders, in our performance and success enhances the entrepreneurial spirit of the Company, which will greatly contribute to our long-term growth and profitability.

The Existing Plan is an important but underutilized part of our compensation mix. The primary purpose of the amendment and restatement is to allow us the flexibility to make the plan more attractive to our employees. Currently, the shares are purchased at a 5% discount from the market value on the purchase date. Subject to approval of this proposal, we expect to increase the discount to 15% which will be more competitive with the market, provide a more meaningful benefit and further incentivize employees to purchase shares and thereby acquire a proprietary stake in AmerisourceBergen.

The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended ("Section 423"). Favorable tax treatment is available for United States tax residents participating in a Section 423 plan. The Plan also authorizes the grant of rights to purchase shares that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the plan administrator to achieve tax, securities law or other compliance objectives in particular locations outside of the United States.

The Existing Plan was adopted by our stockholders in March 2011. Our Board subsequently amended and restated the Existing Plan on May 5, 2015 in order to clarify certain provisions and make certain other adjustments to facilitate plan administration.

Has the Board of Directors approved the Amended and Restatement of the Plan?

Yes. On November 16, 2017, the Board of Directors, upon the recommendation of the Compensation and Succession Planning Committee, unanimously approved the Plan, subject to stockholder approval. A copy of the Plan is attached as Appendix B to this proxy statement.

What are the material features of the Plan?

The following is a summary of the principal features of the Plan, but such summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the provisions of the Plan attached hereto as Appendix B.

Stock Subject to the Plan:    The Plan provides employees with the right to purchase shares of our Common Stock through payroll deduction. A total of 4,000,000 shares of Common Stock have been reserved for issuance under the Plan. As of November 30, 2017, 3,472,988 shares remained available for issuance. The shares issuable under the Plan may be made available from authorized but unissued shares of our Common Stock or from shares of Common Stock repurchased by us, including shares repurchased on the open market.

In the event that any change is made to our outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, recapitalization, reorganization, merger, consolidation, exchange or combination of shares, spin-off transaction or other change affecting the Common Stock without our receipt of consideration) or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per participant on any purchase date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right to prevent the dilution or enlargement of benefits thereunder.

Administration:    Subject to the terms of the Plan, the Compensation and Succession Planning Committee, in its role as plan administrator, has the authority to interpret and construe any provision of the Plan, establish rules and regulations relating to administering the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

Eligibility:    All employees of the Company and its subsidiaries (whether now existing or subsequently established or acquired) may become eligible to participate in the Plan. Generally, an employee of the Company or a participating subsidiary who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year is eligible to participate in an offering period under the Plan if he or she has completed thirty (30) or more days of service as of the start date of an offering period. The plan administrator may waive one or all of the service requirements. Individuals employed outside the United States may be subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed.

As of November 30, 2017, approximately 16,500 employees, including 10 executive officers, were eligible to participate in the Existing Plan.

Offering Periods and Purchase Rights:    Shares of Common Stock will be available under the Plan through a series of offering periods. The duration of each offering period will be set by the plan administrator prior to the start date. Currently, the offering periods are of six-month durations.

At the time the participant joins an offering period, he or she will be granted a purchase right to acquire shares of our Common Stock on the last day of the offering period. All payroll deductions collected from the participant during each offering period will be automatically applied to the purchase of Common Stock at the end of that offering period, subject to certain limitations.

Purchase Price:    Prior to the amendment subject to this proposal, the participant could buy the Common Stock at a reduced price equal to 95% of our Common Stock's fair market value on the last day of the offering period. Upon approval by the stockholders of this proposal, the plan administrator will establish the purchase price for each offering period but such price may not be less than eighty-five percent of the lower of (i) the fair market value per share of our Common Stock on the start date of that offering period or (ii) the fair market value on the purchase date. Unless otherwise determined by the plan administrator, commencing with the offering period starting on July 1, 2018, the purchase price per share will be equal to 85% of the fair market value of our Common Stock on the last day of the offering period.

Valuation:    For purposes of the Plan, the fair market value per share of our Common Stock on any relevant date will be deemed to be equal to the closing sale price per share of our Common Stock on that date on the New York Stock Exchange. On November 30, 2017, the fair market value was $84.82 per share, based on the closing sale price of our Common Stock on that date on the New York Stock Exchange.

Payroll Deductions:    To participate in the Plan, an eligible employee must complete the enrollment procedure as prescribed by the plan administrator. Each participant may authorize us to make payroll deductions of up to 25% from the participant's salary on each regular payday for as long as he or she participates in the Plan. We will credit these payroll deductions to the participant's book account under the Plan. A participant may reduce his or her contribution percentage or discontinue participation in the Plan at any time, but no other change can be made during an offering period. If a participant's employment terminates for any reason, all amounts credited to his or her account will be returned.

All funds held or received by the Company under the Plan may be used for any corporate purpose until applied to the purchase of common stock or refunded to employees and shall not be segregated from our general assets.

Special Limitations:    The Plan imposes certain limitations upon a participant's right to acquire Common Stock, including the following:

  •
  Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  •
  A participant may not be granted rights to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

  •
  No participant may purchase more than 2,000 shares of Common Stock on any one purchase date. The plan administrator may increase or decrease this limitation at its discretion.

Stockholder Rights:    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability:    No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control:    In the event of a change in control, the plan administrator may take such action as deemed appropriate including (i) having the successor entity (or its parent or subsidiary corporation) assume our obligations under the Plan and the outstanding purchase rights, (ii) accelerating the next purchase date in the then current offering period to a date immediately before the closing date of the change in control, and applying the accumulated payroll deductions to the purchase of shares of our Common Stock at the purchase price in effect for that offering period or (iii) terminating all outstanding purchase rights and refunding all accumulated payroll deductions.

Share Pro-Ration:    Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

Termination and Amendment of the Plan:    Our Board of Directors may terminate the Plan at any time. Currently, the Existing Plan is set to terminate upon the earliest of (i) July 1, 2021, (ii) the date on which all shares available for issuance under the Existing Plan have been sold pursuant to purchase rights exercised under the Existing Plan or (iii) the date on which all purchase rights are exercised in connection with a change in control. Subject to stockholder approval of the Plan, the term will be extended to July 1, 2028. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

The Board may amend the Plan subject to shareholder approval requirements. Currently, the Existing Plan requires stockholder approval to (i) increase the number of shares issuable under the Existing Plan or the maximum number of shares purchasable per participant on any one purchase date (except permissible adjustments in the event of changes to our capitalization), (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Existing Plan or (iii) materially increase the benefits accruing to participants under the Existing Plan or materially modify the requirements for eligibility to participate in the Existing Plan. Following approval of this proposal, stockholder approval will be required to (i) increase the number of shares issuable under the Plan (except permissible adjustments in the event of changes to our capitalization) or (ii) change the class of corporations that may be designated as participating corporations under the Plan. These amended stockholder approval requirements are consistent with the requirements of Section 423.

Plan Benefits:    The following table sets forth, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of our Common Stock purchased under the Existing Plan from October 1, 2016 through November 30, 2017, together with the weighted-average purchase price paid per share.

Name	Number of Purchased Shares	Weighted Average Purchase Price Per Share
Steven H. Collis	—	—

Tim G. Guttman	264	$89.80

John G. Chou	—	—

Peyton R. Howell	—	—

Robert P. Mauch	—	—

James D. Frary	—	—

All current executive officers as a group (10 persons)	264	$89.80

All employees, including current officers who are not executive officers, as a group (approximately 2,228 persons)	75,640	$81.10

Our non-employee directors are not eligible to participate in the Existing Plan.

New Plan Benefits:    The benefits to be received by the Company's executive officers and employees as a result of the proposed amendment and restatement of the Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions.

U.S. Federal Income Tax Consequences:    The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423. Under a plan which so qualifies, no taxable income will be recognized by a participant subject to U.S. taxation, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the purchase period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the purchase period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent of the fair market value of the shares on the start date of that purchase period; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment:    Pursuant to the accounting principles which are applicable to employee stock purchase plans, the fair value of each purchase right granted under the Plan is charged as a direct compensation expense to our reported earnings over the purchase period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.

How many votes are needed for this proposal and how are the votes counted?

Approval of the amendment and restatement of the Existing Plan will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy and entitled to vote on this matter. Abstentions will be counted toward the tabulation of votes on this matter and will have the effect of negative votes. Broker non-votes will not be counted toward the tabulation of votes on this matter. Should such stockholder approval not be obtained, then the Existing Plan will continue to remain in effect in accordance with its terms until its expiration on July 1, 2021.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the approval of amendment and restatement of the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan.

ITEM 5—STOCKHOLDER PROPOSAL

The following stockholder proposal has been submitted to the Company for action at the 2018 Annual Meeting by the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue NW, Washington, DC 20001, which has indicated that it has beneficially owned 140 shares of our Common Stock continuously for at least one year and that it intends to own at least that amount through the 2018 Annual Meeting. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The Board does not support the adoption of this proposal, which the Board believes is not in the best interests of the Company or its stockholders.

Proposal 5

RESOLVED: Shareholders of AmerisourceBergen Corp., ("the Company" or "AmerisourceBergen"), urge the Board of Directors (the "Board") to take the steps necessary to adopt a policy, with amendments to governing documents as needed, so that, to the extent feasible, the Chairman of the Board shall be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligations and should specify the process for selecting a new independent chairman if the chairman ceases to be independent between annual meetings of shareholders or if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT:

The Board's role, led by its chairman, is to provide rigorous oversight of management to protect the interests of the Company and shareholders. This oversight may be weakened if the chairman is also the chief executive officer-as at AmerisourceBergen-or is otherwise not independent from management. Even with robust responsibilities, the lead independent director's position is inadequate to this task because ultimate responsibility for board leadership remains with the chairman/CEO. An independent chairman can best facilitate effective deliberation of strategy, risk oversight and management accountability.

These considerations are especially critical at AmerisourceBergen given the potential reputational, legal and regulatory risks AmerisourceBergen faces over its role in the nation's opioid epidemic. According to the Centers for Disease Control, prescription opioids claim 62 lives a day in this country.

According to a Pulitzer prize-winning review of the Drug Enforcement Administration drug shipping sales by The Charleston Gazette-Mail, AmerisourceBergen supplied over 132 million hydrocodone and oxycodone pills between 2007 and 2012 to West Virginian pharmacies, enough to supply approximately 72 pills for every adult and child in the state.

In January 2017, AmerisourceBergen agreed to pay $16 million to settle a lawsuit from the State of West Virginia alleging AmerisourceBergen violated the law in failing to investigate, report, and cease fulfilling suspicious prescriptions in the state. As of July 2017, lawsuits had been filed by a number of West Virginia counties and municipalities alleging similar actions.

In May 2017, The U.S. House Energy and Commerce Committee began examining alleged pill dumping in West Virginia and the potential role played by AmerisourceBergen and other large drug distributors.

In April 2017, The Washington Post reported AmerisourceBergen was one of the pharmaceutical industry companies being sued by the Cherokee Nation in tribal court for failing to prevent the diversion of pain pills. The lawsuit states in 2015, enough prescription opioids were distributed in the Cherokee Nation for 955-5 mg. dose pills per adult and child.

In the midst of such scrutiny, an independent chairman is invaluable in providing robust oversight of management and ensuring good communications and credibility with stakeholders.

AMERISOURCEBERGEN CORPORATION'S STATEMENT IN OPPOSITION TO THE STOCKHOLDER
PROPOSAL

The Board of Directors recommends that you vote AGAINST Proposal No. 5 (Item 5 on the Proxy Card) for the following reasons:

Our stockholders benefit most when the Board has the ability to determine the leadership structure that best serves the stockholders' interests.

Our Board has always retained the flexibility to determine the best leadership structure for the Company and its stockholders based on the facts and circumstances at the time (see "Corporate Governance" on pages 20-25 for a summary of our current structure). Our stockholders benefit most when our Board has the freedom to make decisions that are in the best interests of the Company and its stockholders rather than pursuant to a predetermined policy.

Our Lead Independent Director and majority independent Board provide ample management oversight.

Our Board believes that there is already substantial oversight of management:

  ■
  We have a strong Lead Independent Director with robust duties.    When our Chairman is not an independent director, a Lead Independent Director is selected by a majority of our independent directors. In March 2016, Dr. Jane E. Henney was selected to serve as Lead Independent Director. Dr. Henney's responsibilities as Lead Independent Director are substantially similar to many functions typically fulfilled by a Chairman (see pages 20-21 for a summary of the Lead Independent Director's responsibilities). Dr. Henney is a member of the Executive Committee, serves ex officio on all other Board committees, sets the agenda for, and chairs, executive sessions held without the Chairman present, approves Board agendas and materials, adds agenda items at her discretion, and calls special meetings of the Board. Information regarding Dr. Henney's other responsibilities and powers as Lead Independent Director can be found in the Corporate Governance section of this proxy statement and in our Corporate Governance Principles, which are available on our website. Since her election to the Board in 2002, Dr. Henney's strong leadership has greatly contributed to the success of our Company. Outside of her service on our Board, Dr. Henney's distinguished career includes serving as Commissioner of Food and Drugs at the U.S. Food and Drug Administration and serving as Home Secretary at the National Academy of Medicine.

  ■
  We maintain a majority independent Board.    Pursuant to our Corporate Governance Principles, we seek to maintain a minimum of 70% independent directors. Currently, 80% of our directors–8 out of 10–are independent as defined under NYSE regulations.

  ■
  All of our independent directors are active participants on our Board and our Board committees.    Our Board committees, with the exception of the Executive Committee and the Finance Committee, are chaired by and comprised entirely of independent directors. This results in our independent directors having oversight of key aspects of the Company, including review of our regulatory and compliance framework and efforts by the Company to mitigate the risks associated with the distribution of controlled substances. Under our Corporate Governance Principles, our non-employee directors are encouraged to contact senior managers of the Company without senior corporate management present. Further, our Board and committees have the right to retain independent outside financial, legal, or other advisors at any time.

  ■
  Independent Directors Meet Regularly.    An executive session of the independent directors is held before each set of regularly scheduled committee meetings. An executive session of committee members is held at the end of each meeting of the Board committees that are comprised entirely of independent directors, and an executive session of independent directors, together with the one non-management director who is a designee of our largest stockholder, is also held at the end of each meeting of the full Board of Directors, in each case, with the Lead Independent Director. These executive sessions allow additional time for the independent and non-management directors to fulfill their duty to provide oversight of the Company and its management. The independent directors also meet regularly with the Chairman, individually and as a group, so that they have the opportunity to discuss any issues specifically raised during the executive sessions.

The Board is actively engaged in overseeing AmerisourceBergen's efforts to help combat prescription drug abuse.

As a pharmaceutical distributor, we facilitate a safe and secure supply chain for the distribution of a broad range of pharmaceutical medications, including opioids. As part of our compliance program, we have a sophisticated diversion control program through which we provide daily reports directly to the Drug Enforcement Administration about the quantity, type and receiving pharmacy of every order of controlled substances we distribute. Through this program, we seek to minimize diversion in the supply chain by cancelling orders that are identified as suspicious and reporting them to the Drug Enforcement Administration, while ensuring access to these prescription medications to patients with legitimate needs.

Our Chairman and CEO, Lead Independent Director and entire Board actively oversee and review the effectiveness of our compliance programs, including our diversion control program, and receive regular updates from the Company's management on our compliance program's guidelines, training initiatives, monitoring activities and any enforcement or corrective responses. The Board also supports management's efforts more broadly to develop meaningful solutions to the opioid epidemic, which the Board understands will require close collaboration with doctors, pharmacies, manufacturers, policy makers and other stakeholders in the healthcare industry.

AmerisourceBergen's commitment to addressing the opioid epidemic is further demonstrated by, among other things, our participation in the Anti-Diversion Industry Working Group and the Collaborative for Effective Prescription Opioid Policies, two industry groups aimed at the development of safer drug distribution policies. In addition, the Company's government affairs team regularly engages with state and federal legislators and regulators to discuss potential policy solutions to help address opioid abuse and diversion.

The recent consolidation of the Chairman and CEO roles was well-considered, and the Board believes that we have the optimal governance structure in place at this time.

In advance of the retirement of the Board's prior Chairman in March 2016, the Board carefully considered the appropriate governance structure for AmerisourceBergen and determined that Steven H. Collis, then President and CEO, should assume the role of Chairman. This decision was well-considered and involved review of the arguments for and against the appointment of an executive Chairman.

Since becoming CEO in 2011, Mr. Collis has demonstrated excellent leadership by growing existing businesses, expanding into new markets and achieving strong financial results. Mr. Collis has extensive business and operating experience in wholesale pharmaceutical distribution, and in-depth knowledge of the healthcare distribution and services market. Serving as both Chairman and CEO enables Mr. Collis to employ his deep knowledge of AmerisourceBergen and our rapidly changing and competitive industry in a unified role to focus the Board on the key areas essential to our strategic plan, thereby enhancing the long-term value of the Company. Having a single Chairman and CEO also enhances the Company's ability to communicate with a single and consistent voice to stockholders, customers, employees and other stakeholders. All of these factors impacted the Board's decision to combine the roles.

Our Board continues to believe that, at this time, a combined Chairman/CEO-paired with a strong Lead Independent Director and a majority independent Board-does not impede independent oversight of management or the Company's activities.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of AmerisourceBergen or our stockholders and therefore recommends a vote AGAINST the adoption of this stockholder proposal.

ITEM 6—STOCKHOLDER PROPOSAL

The following stockholder proposal has been submitted to the Company for action at the 2018 Annual Meeting by Kenneth Steiner, 14 Stoner Ave, 2M, Great Neck, NY 11021. Mr. Steiner has named John Chevedden,

2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, as his proxy for this proposal. Mr. Steiner has indicated that he will beneficially own at least $2,000 of our Common Stock continuously for at least one year, and that he intends to own at least such amount, through the 2018 Annual Meeting. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The Board does not support the adoption of this proposal, which the Board believes is not in the best interests of the Company or its stockholders.

Proposal 6

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.

This proposal is important because our current right to call a special meeting is especially restrictive—requiring 25% of shares. Plus all shares owned for less than one-year cannot participate in meeting the elevated 25% threshold to call a special meeting. Additionally we have no right to act by written consent, although AmerisourceBergen shareholders gave strong support to the 2015 shareholder proposal on this topic. Had it been a management proposal it would have received a majority vote.

Scores of Fortune 500 companies enable shareholders to call special meetings and to act by written consent. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.

The right to call a special meeting to elect directors is more important at AmerisourceBergen because AmerisourceBergen may have a problem with board refreshment. Jane Henney, our Lead Director had 15 years long tenure and received our 2nd highest negative vote—second only to our Chairman, Steven Collis. Also the price of our stock has struggled through most of 2017.

If our management adopts this proposal it will be one sign that management values our shareholder input.

Please vote to enhance shareholder value: Special Shareowner Meetings—Proposal 6

AMERISOURCEBERGEN CORPORATION'S STATEMENT IN OPPOSITION TO THE STOCKHOLDER
PROPOSAL

The Board of Directors recommends that you vote AGAINST Proposal No. 6 (Item 6 on the Proxy Card) for the following reasons:

AmerisourceBergen already has a meaningful right for stockholders to call a special meeting, and other robust corporate governance practices.

AmerisourceBergen supports stockholders having the right to call a special meeting, which is why our current organizational documents provide holders of 25% of the shares of our common stock the power to call a special meeting of stockholders. This right was created following stockholder approval of a Company proposal made at our 2014 Annual Meeting. Our Board continues to believe that a 25% threshold strikes an appropriate balance between facilitating extraordinary meetings when deemed necessary by a sufficient number of our stockholders and not providing undue power to a small minority of stockholders.

Further, we believe our corporate governance structure and practices provide sufficient protections and power to our stockholders, including through the following:

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  A de-classified board;

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  A majority voting standard for the election of directors;

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  The annual election of all directors;

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  A strong Lead Independent Director;

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  Proxy access rights for director nominations; and

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  Regular engagement with stockholders.

Special meetings should be extraordinary events that take place only when deemed necessary by a significant proportion of our stockholders.

Special meetings should only be called if a reasonably large proportion of the Company's stockholders determine that a meeting is necessary for the expeditious resolution of a pressing issue. We believe it is reasonable to maintain a 25% threshold in order to prevent unnecessarily frequent special meetings. Organizing and carrying out a special meeting is costly and disruptive to the business of the Company because the Company's Board and management must divert time and resources away from overseeing and running the business in order to adequately prepare for such a meeting. Lowering the threshold of stockholder approval to 10% could require the Company to expend a large amount of time and money preparing for a special meeting even if as much as 90% of stockholders are opposed to holding it. If a critical proportion of stockholders does not support a special meeting, the need for the meeting is not so great as to warrant disrupting our business and incurring the associated costs. Instead, such an issue should be brought at an annual meeting of stockholders or be addressed in some other fashion, such as through direct communication with our management.

Lowering the threshold for calling a special meeting may provide minority stockholders with undue power over the Company and other stockholders.

Lowering the threshold for calling special meetings to the holders of 10% of our outstanding Common Stock would permit a small group of stockholders to use special meetings to serve a narrow self-interest not necessarily in the best interests of the Company or stockholders as a whole. It is important to note that while our Board of Directors has a fiduciary duty to represent the interests of all of our stockholders, such duty is not owed by individual stockholders to one another or to the Company generally. Our Company actively engages with stockholders throughout the year, as described in greater detail in the Stockholder Engagement section of this proxy statement, and lowering the threshold for special meetings could create an incentive for stockholders to call special meetings instead of working with the Company to create value for all stockholders.

Special meetings are currently required for significant stockholder actions.

Special meetings of our stockholders will always be called as required under Delaware law and New York Stock Exchange listed company rules, including:

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  To vote on significant corporate actions;

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  To approve equity compensation plans;

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  To approve significant issuances of securities to related parties or representing more than 20% of the Company's voting power; and

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  When otherwise deemed necessary by our Board of Directors.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of AmerisourceBergen or our stockholders and therefore recommends a vote AGAINST the adoption of this stockholder proposal.

ITEM 7—STOCKHOLDER PROPOSAL

The following stockholder proposal has been submitted to the Company for action at the 2018 Annual Meeting by the UAW Retiree Medical Benefits Trust, 110 Miller Avenue, Suite 100, Ann Arbor, MI 48104-1296 and the Connecticut Retirement Plans and Trust Funds, 55 Elm Street, Hartford, Connecticut 06106-1773, which have indicated that they beneficially own 2,813 shares and 28,386 shares, respectively, of our Common Stock and have owned at least $2,000 in market value of our Common Stock continuously for at least one year and that it intends to own at least that amount through the 2018 Annual Meeting. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The Board does not support the adoption of this proposal, which the Board believes is not in the best interests of the Company or its stockholders.

Proposal 7

RESOLVED, that shareholders of AmerisourceBergen Corporation ("ABC") urge the board of directors ("Board") to adopt a policy (the "Policy") that ABC will disclose annually whether it, in the previous fiscal year, recouped any incentive compensation from any senior executive or caused a senior executive to forfeit an incentive compensation award (each, a "clawback") as a result of applying the Policy. "Senior executive" includes a former senior executive.

The Policy should provide that the general circumstances of the clawback will be described. The Policy should also provide that if no clawback of the kind described above occurred in the previous fiscal year, a statement to that effect will be made. The disclosure requested in this proposal is intended to supplement, not supplant, any clawback disclosure required by law or regulation.

SUPPORTING STATEMENT

ABC recently disclosed in its 10-K that its business practices related to its distribution of opioids in West Virginia and other states are under the subject of multiple government investigations. In its January 2017 10-Q, ABC reported a $16 million settlement with the Attorney General of the state of West Virginia over claims the company acted negligently by distributing controlled substances to pharmacies that serve individuals who abuse controlled substances, and failed to report suspicious orders of uncontrolled substances in accordance with state regulations.

As institutional investors, we are concerned about risks associated with these business practices and attendant social, economic and public health issues. The U.S. Centers for Disease Control and Prevention reported that in 2015, opioid abuse caused 33,000 deaths or 91 people per day. Goldman Sachs cites opioid use as a key factor in why many men of prime working age in the U.S. are unable or unwilling to find work, lowering worker productivity and increasing healthcare and criminal justice costs nearly $80 billion in 2013.

ABC has mechanisms in place to claw back incentive compensation as a result of intentional misconduct not limited to the financial restatement context. Without disclosure, investors cannot determine if the Policy is being used. We believe disclosure can be a powerful deterrent of misconduct and can signal a "tone at the top." Clawback disclosure policies have been adopted by the two other major opioid distributors, McKesson and Cardinal Health.

Clawback disclosure from senior executives below the named executive officer level, recoupment from whom is already required to be disclosed under SEC rules, would be useful for shareholders because these executives may have business unit responsibilities or otherwise be in a position to take on substantial risk or affect key company policies.

We are sensitive to privacy concerns and urge ABC's Policy to provide for disclosure that does not violate privacy expectations (subject to laws requiring fuller disclosure).

We urge shareholders to vote FOR this proposal.

AMERISOURCEBERGEN CORPORATION'S STATEMENT IN OPPOSITION TO THE STOCKHOLDER
PROPOSAL

The Board recommends that you vote AGAINST Proposal No. 7 (Item 7 on the Proxy Card) for the following reasons:

AmerisourceBergen already has an effective and robust clawback policy in place.

Our Board and its Compensation and Succession Planning Committee are committed to fostering a culture that values integrity and accountability. Accordingly, all annual equity awards and cash bonuses to our executive officers are subject to binding, contractual obligations to comply with forfeiture and clawback (i.e., recoupment) provisions, which are set forth in our Omnibus Incentive Plan.

Pursuant to the Omnibus Incentive Plan, executive officers may be subject to the forfeiture or clawback of shares or other amounts received if they are terminated for cause, breach restrictive covenants (during the employment period or two years thereafter), engage in any conduct (during the employment period or three years thereafter) that results in AmerisourceBergen having to restate its financial statements, or engage in certain other misconduct. The Board believes that the Company's current ability to recoup employee compensation discourages unreasonable risk-taking and reflects our strong commitment to ethics and integrity.

In addition to our current clawback policy, there are existing and pending legal requirements that address disclosure of recoupment of executive compensation.

We are already required by SEC requirements to disclose in our annual proxy statement when compensation has been recouped, and the amount recouped, from our CEO, CFO, and other named executive officers (NEOs). Moreover, when necessary to an understanding of our compensation policies and compensation decisions regarding the NEOs, we already must disclose in our annual proxy statement the reasons for recoupment and how we determined the amount to be recovered.

This proposal seeks to require these disclosures with respect to all current and former "senior executives," a term that is not defined in the proposal. However, as noted above, the SEC's existing disclosure rules already require the Company to disclose recoupment of compensation from both certain current and former executive officers who served during the prior fiscal year, to the extent that such individuals meet the SEC's definition of an NEO. We do not believe that expanding the disclosure requirements to all current and former "senior executives" is warranted.

Additionally, we will make all disclosures related to recoupment of compensation as required by SEC disclosure rules. For instance, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires the SEC to adopt rules that will require exchange-listed companies to adopt a clawback policy for recovery of certain incentive-based compensation from its executive officers in the event of a financial restatement due to material noncompliance with reporting requirements. Upon adoption of the final rules pursuant to the Dodd-Frank Act, we will make any revisions necessary to enhance our clawback policy and comply with the new rules.

The proposed disclosure requirement is overly prescriptive and may result in disclosure that is misleading to stockholders.

The proposal calls for the Company to report on the general circumstances leading to clawback or to provide a statement that no clawback was sought in a given year.Our Board believes that it is appropriate for decisions regarding disclosure to be made on a case-by-case basis, taking into account applicable legal requirements, the desire of investors to receive information as well as confidentiality and commercial considerations. Requiring an annual report on application of our clawback policy would prevent the Board from exercising its discretion with respect to the disclosure of potentially sensitive information.

Additionally, a statement that no clawback was made in a given year could lead stockholders to inaccurately conclude that the Company is not taking action to address misconduct or other issues within the Company. AmerisourceBergen does not tolerate misconduct by its executives or other employees. However, the clawback of compensation is not the only action that is available to address misconduct. Alternative responses may include changes in job responsibility, further training, disciplinary action or alterations to compensation plans in future years; all of which would be reasonable corrective actions to address misconduct but would not be disclosed under the proposal's request for a report on compensation clawback.

The proposal is vague and inherently misleading.

As explained below, the proposal is vague and inherently misleading due to its confusing and circular use of the key defined term "Policy" in the first sentence:

  "RESOLVED, that the shareholders of AmerisourceBergen Corporation ("ABC") urge the board of directors ("Board") to adopt a policy (the "Policy") that ABC will disclose annually whether it, in the previous fiscal year, recouped any incentive compensation from any senior executive or caused a senior executive to forfeit an incentive compensation award (each, a "clawback") as a result of applying the Policy." (emphasis added)

The requested disclosure policy does not contain any triggering events or other similar provisions under which either (i) the Company would be required to recoup incentive compensation from a senior executive or (ii) a senior executive would be required to forfeit an incentive compensation award. Construing the policy literally, there would be nothing to disclose "as a result of applying the Policy."

While the proponents may have intended to refer to an existing clawback policy rather than to the requested disclosure policy, they do not do so. The proponents also do not reference the forfeiture and recoupment provisions in the Company's Omnibus Incentive Plan. The interpretation of which clawback policy the proponents are referring to in the proposal is open to each reader's speculation.

Since stockholders can interpret the proposal in multiple ways and the supporting statement does not clarify the proponents' intent, the proposal lacks reasonable certainty as to what actions or measures it requires, making it misleading to stockholders.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of AmerisourceBergen or our stockholders and therefore recommends a vote AGAINST the adoption of this stockholder proposal.

ITEM 8—STOCKHOLDER PROPOSAL

The following stockholder proposal has been submitted to the Company for action at the 2018 Annual Meeting by cosponsors, the Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston PA, 19014-1207; Trinity Health, 766 Brady Avenue, Apt. 635, Bronx, NY 10462; Missionary Oblates OIP Investment Trust, 391 Michigan Avenue, NE, Washington, DC 20017; and JLens Investor Network as the proxy for the Hammerman Family Revocable Inter Vivos Trust, 116 E. 27th Street, 10th Floor, New York, New York, 10016, which have indicated that they beneficially own 36 shares, 7,269 shares, 4,000 shares, and 11 shares respectively, of our Common Stock, have owned at least $2,000 in market value of our Common Stock continuously for at least one year, and that they intend to own at least that amount through the 2018 Annual Meeting. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponents. The Board does not support the adoption of this proposal, which the Board believes is not in the best interests of the Company or its stockholders.

Proposal 8

RESOLVED, that shareholders of AmerisourceBergen Corporation ("AmerisourceBergen") urge the Board of Directors (the "Board") to report to shareholders by September 30, 2018 on the governance measures AmerisourceBergen has implemented since 2012 to more effectively monitor and manage financial and reputational risks related to the opioid crisis in the U.S., given AmerisourceBergen's distribution of opioid medications, including whether AmerisourceBergen has assigned responsibility for such monitoring to the Board or one or more Board committees, revised senior executive compensation metrics or policies, adopted or changed mechanisms for obtaining input from stakeholders, or altered policies or processes regarding company political activities.

The report should be prepared at reasonable cost and should omit confidential and proprietary information.

SUPPORTING STATEMENT

Opioid abuse is undeniably a public health crisis: The Centers for Disease Control and Prevention reported that in 2015, opioid abuse caused more than 33,000 deaths in the U.S., or 91 people per day. The economic and social effects of the opioid crisis have been profound. Opioid use and dependency, according to a recent Goldman Sachs study, is a key factor in why many men of prime working age in the U.S. are unable or unwilling to find work.

AmerisourceBergen, along with Cardinal Health and McKesson, are the largest prescription drug wholesalers in the nation. They supplied more than half of all pain pills provided to West Virginia residents between 2007 and 2012, according to news reports. AmerisourceBergen disclosed in its most recent 10-K that its business practices related to its distribution of opioids in West Virginia and other states are the subject of multiple government investigations. In its January 2017 10-Q, AmerisourceBergen reported a $16 million settlement with the Attorney General of the state of West Virginia over claims the company acted negligently by distributing controlled substances to pharmacies that serve individuals who abuse controlled substances, and failed to report suspicious orders of uncontrolled substances in accordance with state regulations. The House Energy and Commerce Committee has requested information from AmerisourceBergen, McKesson and Cardinal, as well as the DEA, regarding distribution of opioids; a hearing is scheduled for October 23, 2017. (https://energycommerce.house.gov/opioids/)

In our view, Board-level oversight and governance reforms can play an important role in effectively addressing opioid-related risks and shareholders would benefit from a fuller understanding of governance mechanisms serving that function.

For example, it is not clear from AmerisourceBergen's Board committee charters or proxy statement whether a specific Board committee monitors opioid-related financial and reputational risks; for example, none of the Board committees has been assigned specific responsibility for overseeing potentially opioid-related compliance matters such as DEA reporting. As well, AmerisourceBergen's most recent proxy statement asserts that individual performance is among the factors considered in granting annual equity incentive awards to named executive officers, but does not indicate whether any opioid-related objectives, such as promoting ethical conduct, were part of that performance assessment.

We urge shareholders to vote for this proposal.

AMERISOURCEBERGEN CORPORATION'S STATEMENT IN OPPOSITION TO THE STOCKHOLDER
PROPOSAL

The Board of Directors recommends that you vote AGAINST Proposal No. 8 (Item 8 on the Proxy Card) for the following reasons:

AmerisourceBergen already has publicly disclosed controls to manage significant risks associated with the Company's business.

As discussed in the Corporate Governance section of this Proxy Statement, AmerisourceBergen maintains a robust enterprise risk management system. Our Board oversees risk management and considers specific risk topics on an ongoing basis, including risks associated with the Company's distribution of opioid medications. Furthermore, each Board committee regularly reports to the full Board on risks relevant to such committee's area of oversight. Our Audit Committee also has explicit responsibility for monitoring risk management generally and receives regular reports from management regarding risks facing the Company. The goal of this complex program is to identify risks related to the Company's operations and provide the opportunity to proactively mitigate such risks.

Our Board continually reviews and seeks to improve our risk management processes, and has done so on an ongoing basis since before 2012. One way is through annual review of our committee charters and Corporate Governance Principles, which are available on the AmerisourceBergen website at investor.amerisourcebergen.com. Our Board most recently reviewed and amended our committee charters and Corporate Governance Principles in November 2017.

The Corporate Governance Principles require the Board to oversee the most significant risks facing the Company and permit the Board to delegate specific risk oversight to the appropriate committees. The individual committee charters describe the types of risks to be overseen by such committee. For instance, the Governance and Nominating Committee charter provides that the committee will oversee risks relating to the Company's corporate governance structure and practices, and the Compensation and Succession Planning Committee charter provides that the committee will oversee risks related to the Company's compensation programs. We also publicly disclose the Company's Code of Ethics and Business Conduct, which was most recently amended in March 2017. The Code of Ethics and Business Conduct provides guidelines to our directors, officers and associates on how to reduce risk through ethical conduct and compliance with laws.

Accordingly, our Board believes that preparation of a separate report is not necessary because information on our robust risk management program is already publicly available. Please visit www.amerisourcebergen.com/abcnew/fighting-the-opioid-epidemic for further information.

The Compensation and Succession Planning Committee of our Board carefully considers executive compensation and its approach to executive compensation.

Our Compensation and Succession Planning Committee, which is composed entirely of independent directors, is responsible for the design of our executive compensation program and carefully considers executive compensation at its regularly scheduled meetings. Additionally, the Compensation and Succession Planning Committee receives periodic briefings from an independent compensation consultant on the reasonableness and competitiveness of our compensation program. The Compensation and Succession Planning Committee carefully considers and approves the Company's executive compensation program on an annual basis. As part of the review and approval process, the Compensation and Succession Planning Committee updated the compensation metrics for fiscal year 2018 in a manner that it believes is in the best interests of the Company and its stockholders. See the Compensation Discussion and Analysis included in this proxy statement.

The Company also conducts an annual advisory stockholder vote on compensation. The compensation of our named executive officers was overwhelmingly approved by stockholders in March 2017 with approximately 95% of stockholder votes cast in favor of our "say-on-pay" resolution.

The Company has mechanisms in place for engaging with stakeholders.

AmerisourceBergen strives to maintain constructive, ongoing communications with our stockholders and welcomes and values their input, as well as the input of other stakeholders. Under our Corporate Governance Principles, the Board is willing to consider direct engagement with stockholders with respect to key areas of Board oversight and responsibility. As discussed in the Stockholder Engagement section of this proxy statement, the Chairman of the Board, in consultation with the Lead Independent Director, will review and consider, on a case-by-case basis, stockholder requests for meetings with members of the Board related to the Board's oversight role, and determine whether and which director(s) may participate in the outreach or discussion with the requesting stockholder, as appropriate. Management is primarily responsible for direct communication and engagement with stockholders, and members of the Company's management routinely engage with stockholders on matters of importance to the Company and its stakeholders.

AmerisourceBergen publicly discloses and regularly reviews its policies and process regarding political activities.

The proposal requests information regarding the Company's political activities. The Company annually publishes a Policy Statement on Political Engagement on the AmerisourceBergen website at investor.amerisourcebergen.com. This statement, which increases transparency regarding the Company's engagement in the political process and contains information on amounts spent on political activities by the Company, is reviewed annually by our Governance and Nominating Committee and was most recently revised in November 2017. Our commitment to transparency in political spending has been recognized by the Center for Political Accountability and the Zicklin Center for Business Ethics at the Wharton School, which ranked AmerisourceBergen in the first tier within its 2017 Index of Corporate Political Disclosure and Accountability.

The Board is actively engaged in overseeing AmerisourceBergen's efforts to help combat prescription drug abuse.

As a pharmaceutical distributor, AmerisourceBergen facilitates a safe and secure supply chain for the distribution of a broad range of pharmaceutical medications, including opioids. As part of our compliance program, we have a sophisticated diversion control program which involves direct communications and coordination with the Drug Enforcement Administration (the "DEA"). Our entire Board, led by our Chairman and CEO and Lead Independent Director, actively oversees and reviews the effectiveness of our compliance programs. The Board also supports management's efforts more broadly to develop meaningful solutions to the opioid epidemic, which the Board understands will require close collaboration with doctors, pharmacies, manufacturers, policy makers and other stakeholders in healthcare.

AmerisourceBergen's commitment to help combat the opioid epidemic is demonstrated by our coordination across our industry with other distributors and the Healthcare Distribution Alliance and close collaboration with legislators, policy makers and regulatory agencies to continue to monitor and stop suspicious orders and minimize and deter diversion. We continue to invest millions of dollars in our best-in-class Diversion Control Team. In addition to our continued reporting and stopping of orders determined to be suspicious, we also continue to provide daily reports about the quantity, type and receiving pharmacy of every single order of controlled substances we distribute to regulatory and enforcement professionals. Additionally, along with our partner Walgreens, we have expanded the Safe Medication Disposal Kiosks take-back program and our Good Neighbor Pharmacy safe drug disposal program in conjunction with the national DEA Prescription Drug Take-Back Day. Our AmerisourceBergen Foundation is also actively working to support a broader range of grants and educational programs. AmerisourceBergen takes very seriously our role in the supply chain and our responsibility to patients-getting FDA-approved drugs from pharmaceutical companies that manufacturer them to DEA-registered pharmacies that dispense them based on prescriptions written by licensed healthcare providers. We are continuously working to identify and explore innovative ideas to combat the crisis, and have formed an internal cross-functional Opioids Task Force to help coordinate these efforts across the enterprise.

The Board believes that the preparation of a separate report is not necessary.

Our Board understands and appreciates the enormity of the opioid epidemic, cares deeply about this national crisis and, together with our 20,000 associates, is united in our responsibility to create healthier futures by working with other stakeholders to combat the abuse of prescription opioid medications.

In light of, among other things, the significant efforts we are making to ensure a safe and secure supply chain, the Board believes that the preparation of a report such as the one contemplated by the proposal is not necessary. The Company is committed to helping combat the opioid epidemic, but producing the report requested by the proponents does not further the Company's ability to do so and is not the most effective way to utilize the Company's resources in pursuit of that goal. The requested report would do nothing to advance the Company's robust risk management program and would provide immaterial incremental additional information that would have limited value to stockholders, given the information that is already publicly available. Therefore, the Board believes that the preparation of the requested report is not in the best interests of the Company's stockholders.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of AmerisourceBergen or our stockholders and therefore recommends a vote AGAINST the adoption of this stockholder proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers as well as persons who beneficially own more than 10 percent of our Common Stock to file with the SEC reports of ownership and changes in beneficial ownership of our Common Stock. Directors, executive officers and greater than 10 percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during fiscal year 2017 all of our directors and executive officers complied with these requirements except that on April 4, 2017 we filed a Form 4 for Ms. Hyle to report her sales of stock on December 14, 2016 and December 19, 2016.

AVAILABILITY OF FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, by calling (610) 727-7000 or via the Internet at www.amerisourcebergen.com.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in the 2019 proxy statement.    Any proposal of a stockholder that is intended to be presented by such stockholder at AmerisourceBergen's 2019 Annual Meeting of Stockholders must be received in writing by September 21, 2018 in order to be considered for inclusion in the 2019 proxy statement and the form of proxy relating to the 2019 meeting. All proposals should be submitted, along with proof of ownership of AmerisourceBergen Common Stock in accordance with SEC Rule 14a-8(e)(2), to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.

Other Stockholder Proposals for Presentation at the 2019 Annual Meeting of Stockholders.    Stockholders of record who do not submit a proposal for inclusion in AmerisourceBergen's proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2019 Annual Meeting of Stockholders must provide advance written notice to us in accordance with our bylaws. Our bylaws set forth the procedures that must be followed and the information that must be provided in order for a stockholder to nominate a person for election as director or to introduce an item of business at the 2019 Annual Meeting of Stockholders. We must receive notice of your intention to introduce a nomination or other item of business at the 2019 Annual Meeting of Stockholders no earlier than November 1, 2018 and no later than December 1, 2018. Such notice should be addressed to Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087 and must include the information set forth in our bylaws. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2019 Annual Meeting of Stockholders will confer discretionary authority with respect to any such proposal.

The Chairman of the 2018 Annual Meeting of Stockholders may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.

Proxy Access Stockholder Proposals for the 2019 Annual Meeting of Stockholders.    Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Section 2.03(c) of our bylaws, but who instead intend to nominate a person for election as director under the proxy access provision in our bylaws must comply with the provisions of and provide notice to us in accordance with Section 3.16 of our bylaws. That Section sets forth the stockholder eligibility requirements and other procedures that must be followed and the information that must be provided to us in order for an eligible stockholder to have included in our proxy materials for the 2019 Annual Meeting of Stockholders up to two nominees for election as director at the Annual Meeting of Stockholders. We must receive the required notice and information specified in Section 3.16 no earlier than August 22, 2018 and no later than September 21, 2018. Such notice should be addressed to Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2019 Annual Meeting of Stockholders will confer discretionary authority with respect to any such nomination.

Other Stockholder Communications.    Stockholder communications may be submitted at any time in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. Stockholder communications are communications from any stockholder to the Board of Directors, any committee or any director on matters that relate reasonably to their respective duties and responsibilities. Stockholder communications do not include stockholder proposals (discussed above) and stockholder recommendations for director nominee candidates (discussed under Stockholder Recommendations for Director Nominees). AmerisourceBergen's Secretary will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director.

Appendix A

SUPPLEMENTAL INFORMATION: GAAP TO NON-GAAP RECONCILIATION

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), we have presented the following non-GAAP financial measures elsewhere in this proxy statement: (i) adjusted gross profit; (ii) adjusted operating income and adjusted operating income margin; (iii) adjusted diluted earnings per share; and (iv) free cash flow. The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies.

The following is a reconciliation of the identified GAAP financial measures to their most directly comparable non-GAAP financial measures:

	Fiscal Year Ended September 30, 2017
(In thousands, except per share data)	Gross Profit	Operating Income	Income Tax (Benefit) Expense	Diluted Earnings Per Share
GAAP	$4,546,002	$1,060,342	$553,403	$1.64

Warrants expense(1)	—	—	1,924	0.02

Gain from antitrust litigation settlements	(1,395)	(1,395)	(501)	—

LIFO credit	(157,782)	(157,782)	(56,661)	(0.46)

Acquisition-related intangibles amortization	—	156,378	56,291	0.45

Employee severance, litigation and other(2)	—	959,327	21,934	4.23

Adjusted Non-GAAP	$4,386,825	$2,016,870	$576,390	$5.88

(1)
In connection with the fiscal 2014 special $650 million share repurchase program, which was established to mitigate the dilutive effect of the warrants that were issued in fiscal 2013 and exercised in full in fiscal 2016, the Company issued $600 million of 1.15% senior notes (the "2017 Notes") that were repaid in May 2017. The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

(2)
Includes $914.4 million for litigation settlements and accruals with no corresponding income tax benefit.

In addition, for the fiscal year ended September 30, 2017 free cash flow of $1,037.7 million consisted of net cash provided by operating activities of $1,504.1 million minus capital expenditures $466.4 million.

The non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company's operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company's core operating performance as such items are outside the control of the Company or due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature. We have included the following non-GAAP earnings-related financial measures in this proxy statement:

  •
  Adjusted gross profit:  Adjusted gross profit is a non-GAAP financial measure that excludes the gain from antitrust litigation settlements and LIFO expense/credit because the Company cannot control the amounts recognized or timing of these items. Management believes that this non-GAAP financial measure is useful to investors because it provides a supplemental measure of the Company's ongoing operating performance. The gain from antitrust litigation settlements relates to the settlement of class action lawsuits that have been filed against brand pharmaceutical manufacturers alleging that the manufacturer, by itself or in concert with others, took improper actions to delay or prevent generic drugs from entering the market. LIFO expense/credit is affected by changes in inventory quantities, product mix, and manufacturer pricing practices, which may be impacted by market and other external influences.

  •
  Adjusted operating income and adjusted operating income margin:  Adjusted operating income is a non-GAAP financial measure that excludes the gain from antitrust litigation settlements, LIFO expense/credit, acquisition-related intangibles amortization, and employee severance, litigation and other. Adjusted

    A-1

    operating income margin is the ratio of adjusted operating income to total revenue. Management believes that these non-GAAP financial measures are useful to investors as a supplemental way to evaluate the Company's performance because the adjustments are unusual, non-operating, unpredictable, non-recurring or non-cash in nature.

  •
  Adjusted diluted earnings per share:  Adjusted diluted earnings per share excludes the per share impact of adjustments including Warrants expense/income, and the related interest expense incurred in connection with the 2017 Notes; gain from antitrust litigation settlements; LIFO expense/credit; acquisition-related intangibles amortization; and employee severance, litigation, and other, in each case net of the tax effect calculated using the applicable effective tax rate for those items. Management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of the items that are outside the control of the Company or that we consider to not be indicative of our ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.

A-2

Appendix B

FORM OF AMENDED AND RESTATED AMERISOURCEBERGEN CORPORATION EMPLOYEE STOCK PURCHASE PLAN

AMERISOURCEBERGEN CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated on March    , 2018)

I.      PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of AmerisourceBergen Corporation (the "Company") by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan intended to meet the requirements of section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in Article XII.

II.     ADMINISTRATION OF THE PLAN

A.    The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate in order to implement the Plan or to comply with the requirements of section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

B.    The Plan Administrator may authorize one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but with the requirements of the foreign jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offerings designed to comply with the Code Section 423 requirements but may be conducted concurrently with those offerings. In no event, however, shall the terms and conditions of any offering contravene the express limitations and restrictions of the Plan, and to the extent required by Code Section 423, the participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

III.    STOCK SUBJECT TO PLAN

A.    The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,000,000 shares as of the effective date of the Plan.

B.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.   PURCHASE/HOLDING PERIODS

A.    Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.    Except as otherwise provided in Section X or as otherwise provided by the Plan Administrator, each purchase period shall have a duration of six (6) months. The start date and end date for each purchase period shall be established by the Plan Administrator from time to time.

C.    Except as otherwise provided by the Plan Administrator, a Participant may not dispose of any share of Common Stock purchased under the Plan prior to six months after the transfer of the share to the Participant.

V.    ELIGIBILITY

A.    Each individual who (i) is an Eligible Employee on the start date of any purchase period and (ii) has completed thirty (30) days of service (or such other period of service as determined by the Plan Administrator) with the Company or any Corporate Affiliate prior to such start date shall be eligible to participate in the Plan for that purchase period on such start date.

B.    Each U.S. corporation that is a Corporate Affiliate as of the date of amendment and restatement of this Plan has been designated as a Participating Company. Each U.S. corporation that becomes a Corporate Affiliate after the date of amendment and restatement of this Plan shall automatically become a Participating Company effective as of the start date of the first purchase period coincident with or next following the date on which it becomes such a Corporate Affiliate, unless the Plan Administrator determines otherwise prior to the start date of that purchase period. Any other corporation that is a Corporate Affiliate as of the date of amendment and restatement of this Plan or becomes a Corporate Affiliate after the date of amendment and restatement of this Plan and any Corporate Affiliate whose participation in the Plan is delayed by the Plan Administrator under the preceding sentence shall become a Participating Company when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C.    To participate in the Plan for a particular purchase period, the Eligible Employee must complete and submit enrollment forms prescribed by the Plan Administrator (including a payroll deduction authorization and Stock Purchase Agreement) in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing a third party administrator's website and enrolling electronically) on or before the start date of the purchase period. Unless otherwise specified by the Plan Administrator, once an Eligible Employee timely submits the properly completed enrollment forms, his or her participation in the Plan will automatically remain in effect from one purchase period to the next in accordance with his or her payroll deduction authorization (including his or her designated rate of payroll deduction) unless and until such Eligible Employee withdraws from the Plan, changes the rate of his or her payroll deduction or his or her employment status changes.

VI.   PAYROLL DEDUCTIONS

A.    The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of twenty-five percent (25%) unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable purchase period (subject to the limitations of Section VII). The deduction rate so authorized shall continue in effect for the entire purchase period except for changes effected in accordance with the following guidelines:

    (i)  The Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after submitting the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per purchase period.

    (ii)  The Participant may at any time reduce his or her rate of payroll deduction under the Plan to 0%. Such reduction shall become effective as soon as possible after submitting the appropriate form with the Plan Administrator. The Participant's existing payroll deductions shall be applied to the purchase of shares of Common Stock on the next scheduled Purchase Date unless the Participant's participation in the Plan has terminated in accordance with Section VII.F.

   (iii)  The Participant may, at any time during the purchase period, increase the rate of his or her payroll deduction (up to the maximum percentage limit for that purchase period) to become effective for the next purchase period.

B.    Payroll deductions shall begin on the first pay day administratively feasible following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account unless otherwise required by the terms governing that purchase period. Unless the Plan Administrator determines otherwise prior to the start of the applicable purchase period, the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

C.    Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the purchase period in which collected, with such conversion to be based on an exchange rate determined by the Plan Administrator in its sole discretion.

D.    Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

E.    To the extent necessary to comply with local law, the Plan Administrator may permit Participants in one or more offerings to make contributions to the Plan by means other than payroll deductions.

VII.  PURCHASE RIGHTS

A.    Grant of Purchase Right.    A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

B.    Exercise of the Purchase Right.    Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be affected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date to the purchase of whole and fractional shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period. Notwithstanding the foregoing, the Plan Administrator may exercise discretion in the treatment of any fractional shares including, without limitation, electing to refund payroll deductions attributable to fractional shares to the Participant as soon as administratively practicable or hold such amounts for the purchase of Common Stock as the next Purchase Date in lieu of purchasing fractional shares on behalf of the Participant.

C.    Purchase Price.    Effective with the purchase period commencing on July 1, 2018 and until such time as otherwise determined by the Plan Administrator, the purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the Fair Market Value per share of Common Stock on that Purchase Date. However, the Plan Administrator may prior to the start of any purchase period establish a different purchase price per share at which Common Stock will be purchased on the Participant's behalf on the Purchase Date for that purchase period, but in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D.    Number of Purchasable Shares.    The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. Notwithstanding the foregoing and subject to the limitations described in Article VIII, no participant may purchase more than 2,000 shares of Common Stock on a Purchase Date. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any purchase period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant on the Purchase Date for that purchase period.

E.    Excess Payroll Deductions.    Any payroll deductions not applied to the purchase of Common Stock by reason of any limitation on the maximum number of shares purchasable by the Participant on the Purchase Date (whether such limitation is pursuant to Section VII.D, Article VIII or otherwise) shall be promptly refunded.

F.    Termination of Purchase Right.    The following provisions shall govern the termination of outstanding purchase rights:

    (i)  A Participant may, no later than fifteen (15) days (or such other period as determined by the Plan Administrator) prior to a Purchase Date for a purchase period, terminate his or her outstanding purchase right by submitting the prescribed form in accordance with procedures prescribed by the Plan Administrator (which may include accessing a third party administrator's website and electronically electing to withdraw), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

    (ii)  The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the start date of the new purchase period.

   (iii)  Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payment deductions be added to the Participant's account during such leave. Upon the Participant's return to active service (x) within three (3) months following the commencement of such leave; or (y) prior to the expiration of any longer period for which such the Participant is provided with reemployment rights by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the start of the purchase period.

G.    Proration of Purchase Rights.    Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

H.    Change in Control.    In the event that a Change in Control occurs during a purchase period, the Plan Administrator may take such action as it deems appropriate, including (without limitation) (i) provide that each outstanding purchase right will terminate as of a date prior to the effective date of the Change in Control and all payroll deductions of each Participant accumulated during such purchase period (and not previously applied to the purchase of shares) shall be refunded to the Participant; (ii) provide that a Purchase Date shall automatically occur immediately prior to the effective date of the Change in Control, and each purchase right outstanding at that time shall thereupon be exercised by applying the payroll deductions of each Participant for the purchase period in which such Change in Control occurs to the purchase of shares of Common Stock at the purchase price per share in effect for that purchase period pursuant to the purchase price formula provisions of Section VII.C. or (iii) provide that each outstanding purchase right will be assumed or an equivalent right will be substituted by the successor corporation (or parent or subsidiary thereof).

I.      ESPP Brokerage Account.    The Plan Administrator shall have the discretionary authority to require that the shares purchased on behalf of each Participant be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm (the "ESPP Brokerage Account"). Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant's Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.    Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

J.     Assignability.    During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

K.    Stockholder Rights.    A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A.    No participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of section 423 of the Code) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.    For purposes of applying such accrual limitations, the following provisions shall be in effect:

    (i)  The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

    (ii)  No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.    If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

D.    In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.   EFFECTIVE DATE AND TERM OF THE PLAN

A.    The Plan was adopted by the Board on November 11, 2010 and became effective on July 1, 2011.

B.    The Plan was amended and restated on May 14, 2015 to (i) amend the procedure for designating Participating Companies, (ii) allow for the purchase of fractional shares, and (iii) make certain other changes to reflect the manner in which the Plan is implemented and operated.

C.    The Plan was amended and restated by the Board on November 16, 2017, subject to approval of the Company's stockholders at the 2018 Annual Stockholders Meeting to (i) amend the purchase price formula for the purchase of shares, (ii) extend the term of the Plan from July 1, 2021 to July 1, 2028, (iii) amend the stockholder approval provisions to reflect best practices as permitted by current laws and regulations, (iv) change the name of the Plan to the AmerisourceBergen, Inc. Employee Stock Purchase Plan and (v) make certain other technical revisions as appropriate to bring the Plan into compliance with best practices and facilitate plan administration.

D.    Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) July 1, 2028, (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

X.    AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time. However, the Board may not, without the approval of the Company's stockholders, (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company's capitalization or (ii) change the class of corporations that may be designated as participating companies under the Plan.

XI.   GENERAL PROVISIONS

A.    All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

B.    Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

C.    The provisions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without resort to that Commonwealth's conflict-of-laws rules.

XII.  DEFINITIONS

The following definitions shall be in effect under the Plan:

A.    1933 ACT shall mean the Securities Act of 1933, as amended.

B.    BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant's behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

C.    BOARD shall mean the Company's Board of Directors.

D.    CHANGE IN CONTROL shall be deemed to have occurred if:

    (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

    (ii)  The consummation of (x) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) a sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

   (iii)  A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period ("Incumbent Directors") or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.

E.    CODE shall mean the Internal Revenue Code of 1986, as amended.

F.    COMMON STOCK shall mean the Company's common stock.

G.    COMPANY shall mean AmerisourceBergen Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of AmerisourceBergen Corporation, which shall, by appropriate action, adopt the Plan.

H.    CORPORATE AFFILIATE shall mean any parent or subsidiary of the Company (as determined in accordance with Code Section 424, whether now existing or subsequently established or acquired).

I.      ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Company as an employee for earnings considered wages under section 3401(a) of the Code; provided, however, that the Plan Administrator may, prior to the start of the applicable purchase period, waive one or both of the twenty (20) hour and five (5) month service requirements.

J.     EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

K.    FAIR MARKET VALUE per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L.     PARTICIPANT shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

M.    PARTICIPATING COMPANY shall mean the Company and each Corporate Affiliate that is authorized, in accordance with Section V.B. of the Plan, to extend the benefits of the Plan to its Eligible Employees.

N.    PLAN shall mean AmerisourceBergen Corporation Employee Stock Purchase Plan (previously known as the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan), as set forth in this document.

O.    PLAN ADMINISTRATOR shall mean a committee of two (2) or more Board members appointed by the Board to administer the Plan. Unless otherwise designated by the Board, the Plan Administrator shall be the Compensation and Succession Planning Committee of the Board as constituted by the Board from time to time.

P.    PURCHASE DATE shall mean the last business day of each purchase period.

AmerisourceBergen®

Where knowledge,
reach and partnership
shape healthcare delivery.

. AmerisourceBergen Corporation Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 PM Eastern Time, on March 1, 2018. Vote by Internet • Go to www.envisionreports.com/ABC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the listed nominees, FOR proposals 2, 3 and 4, and AGAINST proposals 5, 6, 7 and 8. + 1. Election of Ten Directors. 1.1 Ornella Barra For Against Abstain For Against Abstain For Against Abstain 1.2 Steven H. Collis 1.3 Douglas R. Conant 1.4 D. Mark Durcan 1.5 Richard W. Gochnauer 1.6 Lon R. Greenberg 1.7 Jane E. Henney, M.D. 1.8 Kathleen W. Hyle 1.9 Michael J. Long 1.10 Henry W. McGee For Against Abstain ForAgainst Abstain 2. Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018. 4. Approval of an amendment and restatement of the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan. 6. Stockholder proposal, if properly presented, regarding the ownership threshold for calling special meetings of stockholders. 8. Stockholder proposal, if properly presented, to urge the Board of Directors to report to stockholders on governance measures implemented related to opioids. 3. Advisory vote to approve the compensation of our named executive officers. 5. Stockholder proposal, if properly presented, to urge the Board of Directors to adopt a policy that the Chairman of the Board be an independent director. 7. Stockholder proposal, if properly presented, to urge the Board of Directors to adopt a policy to disclose certain incentive compensation clawbacks. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + 1 P C F 02Q0OD Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — AmerisourceBergen Corporation + PROXY FOR ANNUAL MEETING OF STOCKHOLDERS March 1, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint Steven H. Collis, John G. Chou and Hyung J. Bak, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Golf Resort, 2600 Tiburon Drive, Naples, Florida 34109, on March 1, 2018 at 2:00 p.m., Eastern Time, and at any and all adjournments and postponements thereof. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSALS 5, 6, 7 AND 8. If other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. (Continued on the reverse side. Must be signed and dated on the reverse side) YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.